UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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KEYCORP
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2026

Proxy Statement and Notice of Annual Meeting of Shareholders

KeyCorp

001CSR00DB

127 PUBLIC SQUARE CLEVELAND, OHIO 44114 March 27, 2026

Message to Shareholders CHRISTOPHER M. GORMAN Chairman of the Board and Chief Executive Officer

Dear fellow shareholder:

On behalf of your Board of Directors, I am pleased to invite you to KeyCorp’s 2026 Annual Meeting of Shareholders on Thursday, May 14, 2026, beginning at 8:30 a.m., ET. Shareholders will be provided an opportunity to ask questions about KeyCorp’s business and affairs. Information about how to attend the virtual meeting is on page 85 of this proxy statement.

I look forward to this opportunity to share my perspective on our company’s performance in 2025. I remain very optimistic about our ability to realize KeyCorp’s earnings potential while concurrently delivering value for you, our shareholders, and every stakeholder we serve.

You will be asked to vote on several items including the election of directors, our 2025 executive compensation program (the “say-on-pay” vote), ratification of Ernst & Young as our independent auditor for 2026, and approval of KeyCorp’s 2026 Equity Compensation Plan.

We encourage you to review this year’s notice and proxy statement, which contain important information about proxy voting and the business to be conducted at the meeting. We hope you will attend the virtual meeting and we encourage you to vote your shares in advance either online, by returning your completed proxy card to us, or by telephone.

Every shareholder’s vote is important. Please vote as promptly as possible to ensure that your shares are represented at our Annual Meeting of Shareholders.

Thank you for your continued support.

Sincerely,

Christopher M. Gorman

Notice of Annual Meeting of Shareholders of KeyCorp

Date and Time:	Place:

Thursday, May 14, 2026, at 8:30 a.m., ET	To be held virtually – Virtual Meeting Link: meetnow.global/MNZ7TLW

Items of Business:

At the meeting, the shareholders will vote on the following matters:

1.	Election of the 14 directors named in the proxy statement to serve one-year terms expiring in 2027;

2.	Ratification of Ernst & Young LLP as independent auditors for KeyCorp for the fiscal year ending December 31, 2026;
3.	Advisory approval of KeyCorp’s executive compensation;

4.	Approval of the KeyCorp 2026 Equity Compensation Plan; and

5.	Such other business as may properly come before the meeting or any postponement or adjournment thereof.

Record Date:

Shareholders of record of KeyCorp common shares at the close of business on Friday, March 20, 2026, have the right to receive notice of and to vote at the Annual Meeting and any postponement or adjournment thereof.

Delivery of Proxy Materials:

We will first mail the Notice of Internet Availability of Proxy Materials to our shareholders on or about Monday, March 30, 2026. On or about the same day, we will begin mailing paper copies of our proxy materials to shareholders who have requested them.

Voting:

It is important that your shares are represented and voted at the meeting. You may vote by telephone, online (before or during the meeting), or by mailing your signed proxy card in the enclosed return envelope if the proxy statement was mailed to you. If you do attend the virtual meeting, you may withdraw any previously-voted proxy and personally vote on any matter properly brought before the meeting by voting during the meeting in the virtual meeting platform.

Shareholder Questions:

Every shareholder has an opportunity during the meeting to submit questions, both on the proposals being presented to shareholders and on general matters relating to KeyCorp and its business. For more information on how to access the virtual Annual Meeting platform in order to submit questions or vote on the proposals, please refer to the “General Information about the Annual Meeting” section of the proxy statement beginning on page 85.

By Order of the Board of Directors

James L. Waters

Secretary and General Counsel

March 27, 2026

Internet Availability of Proxy Materials: IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON THURSDAY, MAY 14, 2026: Our 2026 proxy statement, proxy card, and Annual Report on Form 10-K for the year ended December 31, 2025, are available at www.envisionreports.com/key.

Proxy Statement

The Board of Directors of KeyCorp (“KeyCorp,” “Key,” the “Company,” “our,” “us” or “we”) is furnishing you with this proxy statement to solicit shareholder proxies to be voted at the 2026 Annual Meeting of Shareholders to be held on May 14, 2026 (the “Annual Meeting”), and at all postponements and adjournments thereof. The 2026 Annual Meeting will be held virtually and will be accessible at the following link: meetnow.global/MNZ7TLW.

The mailing address of our principal executive office is 127 Public Square, Cleveland, Ohio 44114. KeyCorp employs the cost-effective and environmentally-conscious “notice and access” delivery method. This allows us to give our shareholders access to a full set of our proxy materials online. Beginning on or about March 30, 2026, we will send to most of our shareholders, by mail or e-mail, a notice explaining how to access our proxy materials and vote online. This notice is not a proxy card and cannot be used to vote your shares. On or about March 30, 2026, we will also begin mailing paper copies of our proxy materials to shareholders who have requested them.

All record holders of KeyCorp common shares at the close of business on Friday, March 20, 2026, are entitled to vote. On that date, there were 1,072,693,693 KeyCorp common shares outstanding. Holders of KeyCorp common shares are entitled to one vote for each share held of record.

Proxy Statement Summary

This summary contains highlights of information contained elsewhere in our proxy statement and does not contain all of the information that you should consider. Please read the entire proxy statement before you vote.

Proposals for the Annual Meeting

Proposal	Page	Board Recommendation

1. Election of Directors You are being asked to elect 14 directors. Each of the nominees is standing for election to hold office until the 2027 Annual Meeting of Shareholders.	1	“FOR” each nominee

2. Auditor Ratification You are being asked to ratify the Audit Committee’s appointment of Ernst & Young LLP as our independent auditor for fiscal year 2026. One or more representatives of Ernst & Young LLP will be present at the meeting to respond to appropriate questions from shareholders.	74	“FOR”

3. Say-on-Pay You are being asked to approve, on an advisory, non-binding basis, compensation paid to KeyCorp’s Named Executive Officers (as defined on page 33 of this proxy statement). This advisory vote is held on an annual basis.	75	“FOR”

4. KeyCorp’s 2026 Equity Compensation Plan You are being asked to approve KeyCorp’s 2026 Equity Compensation Plan for KeyCorp’s employees and nonemployee directors. A copy of the 2026 Equity Compensation Plan is attached to this proxy statement as Appendix A.	76	“FOR”

2026 Director Nominees

Name	Age	Director Since	Independent	Current Committee Memberships
				Audit	C&O	NCGC	Risk	Technology	Executive
Jacqueline L. Allard	54	2024	Yes					✓
Alexander M. Cutler	74	2000	Yes		✓	Chair			✓
H. James Dallas	67	2005	Yes			✓	✓	Chair
Antonio DeSpirito	57	—	Yes
Elizabeth R. Gile	70	2010	Yes			✓	Chair
Christopher M. Gorman	65	2019	No						Chair
Robin N. Hayes	59	2020	Yes	✓				✓
Christopher L. Henson	64	—	Yes
Richard J. Hipple	73	2012	Yes	Chair		✓			✓
Somesh Khanna	61	2024	Yes				✓
Devina A. Rankin	50	2020	Yes				✓	✓
Barbara R. Snyder	70	2010	Yes		✓	✓			✓
Richard J. Tobin	62	2021	Yes	✓				✓
Todd J. Vasos (1)	64	2020	Yes		Chair	✓			✓
(1)	Serves as KeyCorp’s independent Lead Director.

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Proxy Statement Summary

Voting Your Shares

Who May Vote:	Voting Online Prior to Meeting:	Voting During the Meeting:

Shareholders of record as of the close of business on March 20, 2026.

Registered holders can go to www.envisionreports.com/key or scan the QR code on the Notice of Internet Availability of Proxy Materials or the proxy card, and follow the instructions. If you hold your shares in street name, please follow the instructions found on your voting instruction form.

Registered holders will need the 15-digit control number appearing on the Notice of Internet Availability of Proxy Materials or proxy card distributed to you.

Beneficial holders have two options:

(1)  Submit proof of your legal proxy issued by your broker, bank, or other nominee that holds your shares by sending a copy of the legal proxy, along with your name and email address, by e-mail or mail as further described in the “General Information about the Annual Meeting” section of the proxy statement. Requests for a control number must be labeled as “Legal Proxy” and be received by Computershare no later than 5:00 p.m., ET, on Monday, May 11, 2026.

(2)  An industry solution has been developed to allow beneficial owners to register to vote online through the virtual meeting platform. We expect the vast majority of beneficial owners will be able to vote using the control number received with their voting instruction form. Please note, however, that this option is intended to be provided as a convenience only, and there is no guarantee this option will be available for every type of beneficial owner voting control number.

For more information on how to vote during the Annual Meeting, please refer to the “General Information about the Annual Meeting” section of the proxy statement beginning on page 85.

Voting by Mail:	Voting by Telephone:

Complete, sign, and date the proxy card and return it in the envelope that was provided in the proxy statement mailing package.	Follow the instructions on your proxy card.

Even if you plan to attend the Annual Meeting virtually, we encourage all shareholders to vote in advance of the meeting.

ii

Proxy Statement Summary

2025 Performance Highlights

Our results demonstrated the continued progress we are making on our organic path to achieving consistently higher returns on capital. We met or exceeded each financial target we communicated at the beginning of the year while continuing to make meaningful investments in our franchise. We achieved record revenue, and grew commercial clients, relationship households, deposits, pipelines, and assets under management. Throughout the year, we maintained peer-leading capital ratios.

Client Momentum

Strengthened existing relationships by supporting clients with our balance sheet and grew new relationships

•

Grew commercial clients by 2% and commercial loans by 6%, including C&I loans by 9%

•

Average client deposits and relationship households both grew by 2%

•

Raised nearly $140 billion on behalf of our clients while retaining 20% on our balance sheet

Grew Differentiated Fee-Based Businesses

Broad-based momentum in investment banking, wealth management, and commercial payments while increasing our front-line banker count by approximately 10%

•

Second best year in our history of investment banking and debt placement fees

•

Record assets under management of $70 billion as of December 31, 2025; third consecutive year of record sales production in mass affluent segment

•

Commercial payments fee-equivalent revenue grew 11%

Delivered on Financial Commitments

Met or exceeded each financial target communicated at the beginning of the year

•

Delivered full year record revenue, up 16% year-over-year (1), with net interest income up 23% and fees up 7.5% (1); Fourth quarter 2025 net interest income was 15% higher compared to the fourth quarter of 2024

•

Grew pre-provision net revenue by 44% compared to 2024 (1)

•

Made substantial progress toward our commitment to achieve a 15%+ return on tangible common equity and 3.25%+ net interest margin by year-end 2027 (2)

Strong Capital Position and Commenced More Meaningful Return of Capital

Ended the year with peer-leading capital position; committed to more meaningful return of capital in 2026

•

Common Equity Tier 1 (CET1) ratio of 11.8%; “Marked” CET1 ratio, which adjusts for unrealized available-for-sale securities and pension losses, of 10.4%

•

Repurchased $200 million shares in 4Q25; planned $1.2 billion+ of repurchases in 2026

Disciplined Risk Management

Strong risk-management discipline with solid credit outcomes

•

Net charge-off ratio remained low at 41 bps in 2025

•

Nonperforming assets, criticized loans, and delinquencies improved over the course of the year

•

High quality NDFI portfolio, approximately 90% investment grade with disciplined client selection; supportable, transparent structures; focus on risk diversity

(1)

Non-GAAP measure adjusted for selected items: refer to page 90 of KeyCorp’s Annual Report on Form 10-K filed on February 23, 2026, “GAAP to Non-GAAP Reconciliation” within Management’s Discussion and Analysis for reconciliations and see page 27 of our Fourth Quarter 2025 Earnings Release Supplemental Information Package attached as Exhibit 99.2 to Form 8-K filed on January 20, 2026, for breakout of Selected Items Impact on Earnings.

(2)

Represents a forward-looking non-GAAP measure: refer to slide 28, “Forward-Looking Statements and Additional Information” of our Fourth Quarter 2025 Earnings Release Supplemental Information Package attached as Exhibit 99.2 to Form 8-K filed on January 20, 2026, for more information.

iii

Proxy Statement Summary

Corporate Governance Practices

We are committed to meeting high standards of ethical behavior, corporate governance, and business conduct. Some of our corporate governance best practices include:

Director Elections	• Annual elections for all directors (page 1) • Majority voting in uncontested elections (page 5)

Board Independence

•

All director nominees, other than Mr. Gorman, are independent under the New York Stock Exchange’s and KeyCorp’s standards of independence (page 21)

•

Our standing Board committees (Audit, Compensation and Organization, Nominating and Corporate Governance, Risk, and Technology) consist solely of independent directors (page 16)

•

Independent Lead Director—Todd J. Vasos—with extensive responsibilities (page 14)

•

Annual Lead Director evaluation and review of Board leadership structure by independent directors
(pages 14 and 15)

•

Prior approval from the Lead Director of the Board agenda, schedule, and materials (page 14)

Standing Board Committees	Audit Committee	14 meetings in 2025	(page 16)
	Compensation and Organization Committee	8 meetings in 2025	(page 17)
	Nominating and Corporate Governance Committee	6 meetings in 2025	(page 17)
	Risk Committee	13 meetings in 2025	(page 18)
	Technology Committee	5 meetings in 2025	(page 18)

Practices and Policies

•

Experienced Board membership

•

Commitment to Board refreshment, with a median tenure of five and a half years for incumbent directors standing for reelection and six new directors added since 2020; two additional new independent directors have been nominated for election (page 14)

•

Independent members of the Board met in executive session at every regular 2025 Board meeting (page 16)

•

Approximately 98% average attendance by directors at Board and committee meetings (page 16)

•

Annual self-assessments conducted by the Board, each committee, and each director (page 15)

•

Strong Board leadership in the oversight of enterprise risk (pages 18 and 19)

•

Semi-annual disclosure of KeyCorp political spending (page 25)

•

Strong director onboarding and education program (page 23)

Shareholder Engagement

•

Active shareholder engagement program, with robust engagement on our executive compensation program and say-on-pay results (pages 22 and 23)

•

Engage with shareholders on a regular basis throughout the year to discuss a range of topics, including Company performance, strategy, risk management, executive compensation, corporate responsibility and sustainability, and corporate governance

•

Activities include ongoing communication, numerous investor conferences, on- and off-site analyst and investor meetings, and roadshows

•

Our Lead Director, certain committee chairs, and other directors participate in many of these engagements with our shareholders

For a more detailed discussion concerning KeyCorp’s corporate governance practices, please refer to the section entitled “The Board of Directors and Its Committees” beginning on page 14 of this proxy statement.

Corporate Responsibility and Sustainability

We believe the best way to deliver long-term value is by delivering on our commitments to every stakeholder we serve – our shareholders, clients, colleagues, regulators, and communities. At Key, corporate responsibility and sustainability are central to who we are and how we do business – we are here to help our clients, colleagues, and communities thrive.

For more information on Key’s corporate responsibility and sustainability strategy, priorities, and highlights of our efforts in 2025, please see “Corporate Responsibility and Sustainability” on page 20 of this proxy statement and our annual disclosures, which can be found at https://www.key.com/about/corporate-responsibility/crreports.html.

iv

Proxy Statement Summary

Executive Compensation Highlights

Our compensation philosophy is guided by the following principles:

•	We have a pay for performance philosophy (actual pay received under our variable compensation programs is tied to financial and strategic objectives);

•	Our short- and long-term incentive programs are aligned to the creation of shareholder value;

•	We deliver competitive pay in order to attract, retain, and motivate the talented executives we need to deliver value to our shareholders; and

•	We balance risk and reward in our compensation programs through a strong governance process.

We support our compensation program with a number of best practices in governance and executive compensation, including the following:

What We Do:	What We Don’t Do:

✓ Place the majority of executive officer pay “at risk”

✓ Deliver over half of NEO total target variable pay opportunity as long-term incentives

✓ Impose robust stock ownership guidelines

✓ Use tally sheets annually

✓ Review share utilization

✓ Retain an independent compensation consultant

✓ Maintain clawback and forfeiture policies

×  No employment agreements for executive officers

×  No tax gross-ups

×  No “single trigger” change of control agreements

×  No active SERPs

×  No hedging or pledging of KeyCorp securities

×  No “timing” of equity grants

×  No repricing or backdating of stock options

2025 was a strong year for Key, reflecting steady execution and continued momentum across the organization. Results included revenue and net interest income growth, disciplined expense management, and positive operating leverage, alongside year-over-year growth in tangible book value per share and adjusted earnings per share. We also maintained a strong capital position and returned capital to shareholders through dividends and share repurchases, building for continued sound, profitable growth in 2026 and beyond.

What We Did:	How it Aligns to our Philosophy:

•

Responsiveness to Shareholders: In 2025, we expanded shareholder outreach and undertook an extensive review of executive compensation design, disclosure, and outcomes – using peer benchmarking, market practice review, scenario analysis, and direct investor feedback (including outreach to top shareholders and Compensation and Organization Committee Chair and Lead Director participation in discussions) to understand and respond to the Say-on-Pay outcome.

•

Annual Incentive Plan: For 2025, based on feedback from our shareholders, we revisited the design of the KeyCorp Annual Incentive Plan in order to simplify the plan, reducing the number of metrics and replacing Earnings Per Share (“EPS”) with Pre-Provision Net Revenue (“PPNR”).

•

Long-Term Incentive Plan: We continued to deliver 70% of our long-term incentive compensation to executive officers as “performance-based compensation,” with 60% of our long-term incentive compensation awards delivered as cash-settled performance shares, which we refer to as Performance Awards.

•

The 2025 expanded shareholder engagement process, initiated in light of the prior Say-on-Pay vote, reflects our philosophy of continuous improvement. Through direct dialogue and careful consideration of investor input, we implemented targeted refinements to our compensation program to continue to support the creation of long-term shareholder value.

•

For the 2025 performance year, the KeyCorp Annual Incentive Plan was significantly streamlined considering feedback from our shareholders by reducing the number of metrics from five to three. The 2025 KeyCorp Annual Incentive Plan focuses on our performance against PPNR and Return on Tangible Common Equity (“ROTCE”) goals, as well as our progress against established and selected Enterprise Priorities. More information about the 2025 KeyCorp Annual Incentive Plan is available under 2025 Annual Incentive Plan Performance & Funding, on page 37 of this proxy statement. More information about feedback from shareholders is available under Responsiveness to Shareholders & Say-on-Pay Outcomes, beginning on page 31 of this proxy statement.

•

The approved funding rate of 120% for 2025 reflects continued growth in our core business model, and is reflective of our positioning for continued sound, profitable growth in 2026.

•

Since 2021, we have delivered our long-term incentive compensation as 60% Performance Awards, 30% restricted stock units, and 10% stock options with a 10% premium on the exercise price, tying the compensation of our executive officers to our share price and our financial performance in order to align our long-term incentives to the creation of shareholder value.

v

vi

PROPOSAL ONE: Election of Directors

PROPOSAL ONE: Election of Directors

Our Board of Directors (the “Board”), elected by KeyCorp’s shareholders, oversees the business and management of KeyCorp. Members of the Board monitor and evaluate KeyCorp’s business performance through regular communication with the Chief Executive Officer and senior management and by participating in Board and Board committee meetings. The Board is committed to sound and effective corporate governance policies and high ethical standards. The size of the Board is fixed at 14 members.

On January 13, 2026, David K. Wilson informed KeyCorp of his decision to retire from the Board for personal health reasons, effective immediately. In light of Mr. Wilson’s retirement, the Board approved a reduction in the size of the Board to 14 members, effective January 15, 2026.

On January 15, 2026, each of Ruth Ann M. Gillis and Carlton L. Highsmith informed the Board that they intended to retire from the Board effective upon the expiration of their current terms at the Annual Meeting. On January 20, 2026, KeyCorp announced that the Board would nominate Antonio DeSpirito and Christopher L. Henson for election at the Annual Meeting.

Under the terms of the Investment Agreement dated August 12, 2024, (the “Investment Agreement”) by and between KeyCorp and The Bank of Nova Scotia (“Scotiabank”), Ms. Jacqueline L. Allard and Mr. Somesh Khanna were each renominated to the Board pursuant to Scotiabank’s director designation rights set forth in the Investment Agreement. The full text of the Investment Agreement reflecting such director designation rights was previously filed as Exhibit 10.1 to KeyCorp’s Current Report on Form 8-K, filed with the Securities and Exchange Commission (“SEC”) on August 13, 2024. A description of Scotiabank’s director designation rights and other information relating to the Investment Agreement are discussed below in more detail under “Scotiabank Director Designation Rights.”

Under KeyCorp’s Regulations, directors are elected to one-year terms expiring at each subsequent Annual Meeting of Shareholders.

Director Recruitment and Qualifications

The Nominating and Corporate Governance Committee is responsible for identifying, evaluating, and recommending to the Board a slate of nominees for election at each Annual Meeting of Shareholders. All director nominees must have a record of high integrity and other requisite personal characteristics and must be willing to make the time commitment required of directors. The Nominating and Corporate Governance Committee uses the following criteria when evaluating director nominee candidates:

•

demonstrated breadth and depth of management and/or leadership experience, preferably in a senior leadership role with a large or recognized organization (private sector (profit or nonprofit), governmental, or educational);

•

a high level of professional or business expertise relevant to KeyCorp (including, among others, information technology, marketing, succession planning and talent development, finance, banking or the financial industry, or risk management);

•

in the case of non-employee directors, satisfaction of the “independence” criteria set forth in KeyCorp’s Standards for Determining Independence of Directors and the rules of the New York Stock Exchange (“NYSE”);

•

service as a director for not more than (i) two other public companies if he or she is a senior executive officer of a public company (including his or her own company, as applicable), or (ii) three other public companies if he or she is not a senior executive officer of a public company; and

•	the ability to think and act independently, as well as the ability to work constructively in the overall Board process.

The criteria used in director recruitment are flexible guidelines to assist in evaluating and focusing the search for director candidates.

The Board also considers whether the candidate would enhance the diversity of the Board in terms of background, experience, perspective, geographic location, and personal attributes. The current composition of the Board reflects the Nominating and Corporate Governance Committee’s focus in this area and the importance of diversity to the Board as a whole.

In evaluating Board nominees who satisfy the above criteria, the committee also considers:

•	the skills and business experience currently needed for the Board by using a comprehensive skills matrix;

•	the current and anticipated composition of the Board in light of the business activities and strategic direction of KeyCorp and the different communities and geographies served by KeyCorp; and

1

PROPOSAL ONE: Election of Directors

•

the interplay of the candidate’s expertise and professional/business background in relation to the expertise and professional/business background of current Board members, as well as such other factors as the committee deems appropriate.

The Chair of the Nominating and Corporate Governance Committee extends an invitation to join the Board as a first-time director or to stand for election as a first-time nominee for director after discussion with and approval by the committee as a whole. The Nominating and Corporate Governance Committee then recommends the candidate to the entire Board for final approval.

The Nominating and Corporate Governance Committee routinely retains an independent search firm to assist with identifying director candidates. The Nominating and Corporate Governance Committee has the sole authority to retain and terminate any search firm used to identify director candidates, including sole authority to approve its fees and the other terms of its engagement.

With respect to the nomination of each of Mr. DeSpirito and Mr. Henson, an independent search firm was retained and such firm identified each as a prospective nominee. Thereafter, a customary director vetting process occurred, including, but not limited to, a customary background check and an assessment of background and skill set in light of the Board’s skills matrix and KeyCorp’s strategy.

With respect to each of Mr. DeSpirito and Mr. Henson, both the Nominating and Corporate Governance Committee and the Board believe that each meets or exceeds the qualifications expected of all of the directors that it nominates and believes it is in the best interest of KeyCorp and its shareholders to vote “FOR” each of such nominees.

The Nominating and Corporate Governance Committee utilizes a matrix approach that tracks each director’s and director nominee’s qualities and qualifications in a tabular format to assist the committee in maintaining a well-rounded and effective Board. In addition, the matrix approach helps the Nominating and Corporate Governance Committee identify any qualities, qualifications, and experience for potential director nominees that would help improve the composition of and add value to the Board. The matrix is intended to depict notable areas of expertise or focus for each director, and not having a mark does not mean that a particular director does not possess competency or experience with that qualification or skill.

The Nominating and Corporate Governance Committee periodically conducts an assessment of director skills and determines the set of skills it believes will foster an effective Board as Key and its business evolve. The Nominating and Corporate Governance Committee seeks directors who have held leadership positions in public companies and have experience in the banking or financial industry, cybersecurity and technology, finance and treasury management, digital marketing and analytics, mergers and acquisitions and strategic planning, regulatory matters, retail and small business, risk management, corporate governance, wealth management, and compensation and succession planning. The matrix below describes the notable qualifications, experience, and backgrounds of our non-management directors who are nominated for reelection to the Board and our two new director nominees, Messrs. DeSpirito and Henson:

2

PROPOSAL ONE: Election of Directors

Director Matrix

Skills & Experience

M&A/Strategic Planning & Development	●	●	●	●		●	●	●	●	●		●	●

Cybersecurity/Technology		●	●				●	●	●	●	●	●	●

Risk Management	●	●	●	●	●	●	●	●		●	●	●	●

Regulatory		●	●	●	●	●	●	●			●	●	●

Banking & Financial Industry	●	●		●	●		●		●		●	●

Finance/Treasury Management		●					●	●	●	●		●

Digital Marketing/Analytics	●	●				●	●			●		●	●

Retail and Small Business	●	●					●		●				●

Wealth Management	●			●			●		●

Corporate Governance/Public Company		●	●	●		●	●	●		●		●	●

Compensation & Benefits/Succession Planning	●	●		●		●	●	●		●	●	●	●

Background

Independent	●	●	●	●	●	●	●	●	●	●	●	●	●

Tenure (Years)	1	25	20	—	15	5	—	13	1	5	15	4	5

3

PROPOSAL ONE: Election of Directors

Below are descriptions of each of the skills identified in the director matrix that the Board believes are critical to its effectiveness and their importance to KeyCorp and its business:

M&A/Strategic Planning & Development

Experience leading mergers and acquisitions, the integration of people and systems, and driving strategic direction and managing the operations of a complex organization. We regularly evaluate mergers and acquisitions and other strategic opportunities, and our Board plays an important role in overseeing the execution of our strategy against our risk appetite.

Cybersecurity/Technology	Expertise in information security, data privacy, and cybersecurity, as well as technology strategy and familiarity with emerging technologies, such as artificial intelligence. Technology and innovation are central to our business, and it is paramount that we deliver products and services in a way that keeps our and our clients’ information secure.

Risk Management	Experience in managing or identifying potential areas of risk as well as knowledge of risk management principles and concepts. Effectively managing risk and reward is one of Key’s strategic priorities. In light of the Board’s role in overseeing risk management, it is important to have directors with risk management experience who are adept at identifying and assessing risks.

Regulatory	Experience in governmental and regulatory affairs, including experience acquired through positions in a regulated industry and/or with government organizations and regulatory bodies as well as experience working with government officials. As a regulated financial services institution, we value directors who understand the complex regulatory landscape in which we operate.

Banking & Financial Industry	Expertise in the banking and financial industry through leadership roles at financial institutions or financial industry regulators, related experiences at other companies as current or former executives, and/or service on relevant boards of directors. We directly benefit from directors who have expertise in our industry and who possess specific insights into the opportunities and challenges that we face as a financial services institution.

Finance/Treasury Management	Expertise in finance and accounting, particularly with respect to internal and external auditing, internal controls, financial reporting, and treasury management. The Board is instrumental in reviewing our financial statements and disclosures and overseeing our capital planning and liquidity management processes.

Digital Marketing/Analytics	Experience with marketing and branding in a digital environment and leveraging analytics to create, market, and deliver tailored products and services. We deliver products and services across a variety of channels, from our website and social media to our branch network, and we value directors who can help us execute.

Retail and Small Business	Experience in managing a retail enterprise or providing products and services to small businesses. We provide banking products to our customers, including small businesses, through our network of branches and ATMs. We believe that directors with retail and small business experience provide valuable insight into our retail branch network.

Wealth Management	Expertise in acquiring mass affluent and high net worth customers and delivering wealth management products and services. Wealth management products and services are a strategic priority for our consumer bank and the Board provides valuable oversight and guidance as we execute that strategy.

Corporate Governance/Public Company	Experience as a public company CEO or other senior executive or expertise in matters of corporate governance, board practices, corporate responsibility and sustainability. The Board is responsible for maintaining practices and a governance structure that provide effective oversight of management and are responsive to feedback from shareholders and other stakeholders.

Compensation & Benefits/Succession Planning	Experience with aligning compensation plans and programs to strategy and incentivizing proper risk-taking, as well as retaining and developing talent. Our Board oversees our compensation policies and practices and ensures that we are rewarding our executives and employees for driving sound profitable growth, while putting our customers and their interests first.

The Nominating and Corporate Governance Committee is continually in the process of identifying potential director candidates, and individual Board members are encouraged to submit any potential nominees to the Chair of the Nominating and Corporate Governance Committee. Shareholders may also submit potential director nominees by providing appropriate prior written notice to the Secretary of KeyCorp. The Nominating and Corporate Governance Committee will consider suggestions by shareholders concerning qualified candidates for election as directors. Such candidates will receive the same consideration as other candidates recommended by the Nominating and Corporate Governance Committee. In addition, page 87 of this proxy statement includes important information for shareholders who intend to submit a director nomination for the 2027 Annual Meeting of Shareholders.

4

PROPOSAL ONE: Election of Directors

Director Assessments

Each year, the Nominating and Corporate Governance Committee, led by the Lead Independent Director, conducts a thorough evaluation process to assess the effectiveness of each of our directors. In conjunction with the matrix approach described in the previous section, this evaluation process not only promotes a Board that has an appropriate mix of director backgrounds, skills, and competencies, but also ensures that the directors within that mix are consistently performing their roles at a level that enhances Board effectiveness.

Each director is required to complete a questionnaire designed to assist the director with rating his or her own effectiveness, including providing an opportunity for directors to recommend how they could be utilized on committees or in leadership roles, as well as suggest useful and emerging topics for board education. Each of these questionnaires is reviewed by our Lead Independent Director and the Nominating and Corporate Governance Committee and is then used as a foundation for an individualized discussion of each director’s performance in an executive session of our Nominating and Corporate Governance Committee (which includes each of our Committee Chairs). Ultimately, these discussions are considered when making nomination, committee makeup, and board leadership decisions.

For more information on our Board Assessment practices in general, please see “Board Assessments” on page 15 of this proxy statement.

Election Process

KeyCorp has adopted a majority voting standard in uncontested elections of directors and plurality voting in contested elections. In an uncontested election, a nominee must receive a greater number of votes “FOR” than “AGAINST” his or her election. If an uncontested nominee who is already a director receives more “AGAINST” votes than “FOR” votes, that director nominee will continue to serve as a “holdover director,” but must submit to the Board an offer to resign as a director. The Nominating and Corporate Governance Committee will consider the holdover director’s resignation and will submit a recommendation to accept or reject the resignation to the Board. The Board (excluding the holdover director) will act on the committee’s recommendation and publicly disclose its decision within 90 days following certification of the shareholder vote. The Nominating and Corporate Governance Committee in making its recommendation, and the Board in making its decision, may consider any information it deems appropriate, including, without limitation, any reasons given by shareholders for their votes, the qualifications of the director, and his or her participation and contributions to the Board and KeyCorp.

Scotiabank Director Designation Rights

Under the terms of the Investment Agreement, Scotiabank is currently entitled to designate two representatives (each, a “Scotiabank Director”) to be appointed to the Board and/or nominated or renominated for election to the Board, as applicable. One of the two Scotiabank Directors shall be a senior officer of Scotiabank (presently Ms. Allard), selected by Scotiabank in its sole discretion, and the other Scotiabank Director shall be a third party reasonably acceptable to KeyCorp (presently Mr. Khanna).

Prior to the 91st day on which Scotiabank and its affiliates no longer own at least 5% of the common shares issued and outstanding at such time (the “5% Fall-Away Date”), Scotiabank will have the right to designate a number of nominees to the Board proportional to the percentage of issued and outstanding common shares owned by Scotiabank, but, in any event, (i) prior to the 91st day on which Scotiabank and its affiliates no longer own at least 10% of the common shares issued and outstanding at such time (the “10% Fall-Away Date”), at least two members of the Board, (ii) prior to the 5% Fall-Away Date, at least one member of the Board and (iii) in all cases, no greater than 24% of the total members of the Board. Upon the occurrence of either the 10% Fall-Away Date or the 5% Fall-Away Date, one or both, respectively, of the Scotiabank Directors shall, at the written request of the Board, immediately resign from the Board.

Each Scotiabank Director shall serve on one standing committee of the Board and both Scotiabank Directors cannot serve on the same standing committee, subject to NYSE and other relevant laws and requirements. Additionally, in no case shall Scotiabank Directors comprise more than 25% of any committee of the Board. The nomination of any Scotiabank Director remains subject to satisfaction of all requirements regarding service as a director of KeyCorp under applicable laws regarding service as a director of KeyCorp and all other criteria and qualifications for service as a director (including KeyCorp policies or guidelines) applicable to all other directors of KeyCorp and any Scotiabank Director must meet all independence requirements under the listing rules of the NYSE.

Prior to the 5% Fall-Away Date, KeyCorp shall not (i) decrease the size of the Board to less than three directors, (ii) decrease the size of the Board if such decrease would require the resignation of either or both Scotiabank Directors or (iii) decrease the size of the Board or take any other action or fail to take any action if such decrease, action or failure to take an action would result in the Scotiabank Directors comprising 25% or more of the Board.

5

PROPOSAL ONE: Election of Directors

2026 Nominees for Director

Upon the recommendation of the Nominating and Corporate Governance Committee, the Board has nominated the individuals identified on the following pages for election as directors. Each nominee except for Mr. DeSpirito and Mr. Henson is currently a director of KeyCorp. Biographical information for each nominee is provided as of the most recent practicable date. The Board believes that the qualifications and experience of the director nominees, as described below, will continue to contribute to an effective and well-functioning Board. The Board and the Nominating and Corporate Governance Committee believe that the directors, individually and as a whole, possess the necessary qualifications to provide effective oversight of KeyCorp’s business, as well as quality advice and counsel to KeyCorp’s management.

If elected, each nominee will continue to serve as a director until KeyCorp’s 2027 Annual Meeting of Shareholders or until his or her successor is duly elected and qualified or he or she resigns or is otherwise removed. There is no reason to believe that any of these director nominees will be unable or unwilling to serve if elected. Subject to the terms of the Investment Agreement with respect to any Scotiabank Director, should any nominee be unable to accept nomination or election, the proxies may be voted for the election of a substitute nominee recommended by the Board. Alternatively, subject to the terms of the Investment Agreement with respect to any vacancy created by a Scotiabank Director, the Board may allow the vacancy to remain open, to be filled by the Board at a later date, or adopt a resolution to decrease the size of the Board.

The Board of Directors unanimously recommends that shareholders vote “FOR” each of the following director nominees.

6

PROPOSAL ONE: Election of Directors

Jacqueline L. Allard

Age: 54 Director Since: 2024 KeyCorp Committee(s): • Technology

Biography:

Ms. Allard is the Group Head of the Global Wealth Management Division at Scotiabank, a publicly held Canadian multinational financial services provider, where she leads Scotiabank’s global asset management and wealth advisory businesses in Canada and across Scotiabank’s international footprint in Latin America and the Caribbean. Prior to joining Scotiabank in September 2023, she served as an Executive Vice President, Personal Financing Products and International Banking, at the Royal Bank of Canada, a publicly held Canadian multinational financial services company (“RBC”), from January 2019 to July 2023, where she was responsible for leading RBC’s consumer lending businesses in Canada. She also served as Senior Vice President, Head of Strategy, Performance & Marketing, at RBC from February 2016 to January 2019. Prior to joining RBC, Ms. Allard held positions of increasing responsibility at Manulife Financial, a publicly held Canadian multinational insurance company and financial services provider, and State Street Corporation, a global financial services and bank holding company.

Select Qualifications and Experience:

•

Over a decade of senior leadership experience at large banking institutions spanning a variety of financial products and services including consumer lending, commercial banking, and asset and wealth management.

Alexander M. Cutler

Age: 74 Director Since: 2000 KeyCorp Committee(s): • Nominating and Corporate Governance (Chair) • Compensation and Organization • Executive

Biography:

From 2000 through May 2016, Mr. Cutler was Chairman and Chief Executive Officer of Eaton Corporation plc, a publicly-held, global, diversified power management company with approximately 94,000 employees that sells products to customers in more than 160 countries. He is an honorary trustee of the Musical Arts Association and a life director of the United Way of Greater Cleveland. Mr. Cutler previously served as KeyCorp’s independent Lead Director until January 2026.

Select Qualifications and Experience:

•

Experience across a wide range of senior management and executive roles with Eaton Corporation plc and certain of its predecessor companies. Significant corporate governance experience and public company board experience through his role as Chairman of Eaton Corporation plc, his service on the DuPont de Nemours, Inc. board, and as a former member of the Executive Committee of the Business Roundtable.

•

Extensive experience negotiating and completing acquisitions and divestitures and integrating acquired companies gained through leadership positions with Eaton Corporation plc.

Other Public Directorships: • DuPont de Nemours, Inc. (since 2008)

7

PROPOSAL ONE: Election of Directors

H. James Dallas

Age: 67 Director Since: 2005 KeyCorp Committee(s): • Risk • Nominating and Corporate Governance • Technology (Chair)

Biography:

In 2013, Mr. Dallas retired as Senior Vice President of Quality and Operations at Medtronic Inc., a global medical technology company. Mr. Dallas, who joined Medtronic Inc. in 2006, had previously served as Senior Vice President and Chief Information Officer at Medtronic Inc. Mr. Dallas’s responsibilities included executing cross-business initiatives to maximize the company’s global operating leveraging. Mr. Dallas also served as a member of Medtronic Inc.’s executive management team. Mr. Dallas is an independent consultant focusing on change management, information technology strategy, and risk. He also serves as a director of Grady Memorial Hospital Corporation.

Select Qualifications and Experience:

•

Significant experience with enterprise change management, information technology, information technology security, and data privacy, including prior service as the Chief Information Officer of Medtronic Inc. and, prior to that, as Chief Information Officer of Georgia-Pacific Corporation.

•

As Chief Information Officer for major public corporations, had primary responsibility for risks related to information technology and security. As Senior Vice President of Quality and Operations with Medtronic Inc., held significant responsibility for operational risk management.

Other Public Directorships: • Centene Corporation (since 2020) • Strategic Education, Inc. (formerly Cappella Education Company) (2015-2021) • WellCare Health Plans, Inc. (2016-2020)

Antonio DeSpirito

Age: 57

Biography:

Mr. DeSpirito served in various executive positions at BlackRock, Inc. beginning in August 2014, including as Managing Director, Lead Portfolio Manager from August 2014 to December 2025, Chief Investment Officer for United States Fundamental Equities from May 2016 to April 2023, Head of the Income and Value Franchise from March 2017 to December 2025, and the Global Chief Investment Officer of Fundamental Equities from April 2023 to December 2025. Prior to his time at BlackRock, Mr. DeSpirito held various roles at Pzena Investment Management, including as a Managing Principal, Executive Vice President, and Portfolio Manager, from 1996 to 2014. He also previously served as an attorney at Ropes & Gray LLP. Mr. DeSpirito serves as a director of the Adirondack North Country Association. He has been a visiting lecturer at Cornell’s SC Johnson College of Business since 2022.

Select Qualifications and Experience:

•

A successful leader with over 30 years of experience as an executive in the asset management industry with deep professional investment experience in public equities, including serving as Global Chief Investment Officer and lead Portfolio Manager at BlackRock, where he had responsibility for investment teams managing approximately $260 billion in active equity assets and directly managed approximately $60 billion in portfolios.

•

Recognized financial expert with extensive experience in capital allocation, risk assessment, financial analysis, and evaluation of regulated financial institutions, gained through decades of institutional portfolio management, firmwide investment leadership, and engagement with executive management teams and boards.

•

Significant governance, fiduciary, and regulatory experience stemming from prior supervision of legal, compliance, and internal audit functions, legal practice advising public companies, and service on nonprofit boards.

8

PROPOSAL ONE: Election of Directors

Elizabeth R. Gile

Age: 70 Director Since: 2010 KeyCorp Committee(s): • Risk (Chair) • Nominating and Corporate Governance

Biography:

In 2005, Ms. Gile retired from Deutsche Bank AG where she was Managing Director and the Global Head of the Loan Exposure Management Group since 2003. From 2007 to 2009, Ms. Gile was Managing Director and Senior Strategic Advisor to BlueMountain Capital Management, a hedge fund management company. Prior to joining Deutsche Bank AG, Ms. Gile spent 24 years with J.P. Morgan, where she was responsible for areas encompassing credit risk, credit analysis and research, lending, credit market trading, counterparty risk, and portfolio management. Ms. Gile is a trustee of the board of the Brooklyn Botanic Garden.

Select Qualifications and Experience:

•

A distinguished career in the banking, finance, and capital markets industries with leading global financial institutions. Significant roles with J.P. Morgan, Deutsche Bank AG, and Toronto Dominion Securities managing loan portfolios, capital markets, derivatives and corporate lending transactions, and credit research.

•

As Global Head of the Loan Exposure Management Group for Deutsche Bank AG, had global responsibility for managing the credit risk of loans and lending-related commitments, giving her experience in identifying, assessing, and managing risk exposures of a large, complex financial firm.

Other Public Directorships: • Watford Holdings Ltd. (2017-2021)

Christopher M. Gorman

Age: 65 Director Since: 2019 KeyCorp Committee(s): • Executive (Chair)

Biography:

Mr. Gorman was elected Chairman, Chief Executive Officer, and President of KeyCorp on May 1, 2020. Mr. Gorman joined KeyCorp in 1998 when it acquired McDonald Investments, a registered broker-dealer, where Mr. Gorman held various leadership roles. Since joining KeyCorp, Mr. Gorman has served in numerous capacities including Chief Operating Officer from 2019 to 2020, President of Banking and Vice Chairman from 2017 to 2019, as Merger Integration Executive leading KeyCorp’s integration of First Niagara Financial Group, Inc. from 2016 to 2017, and as President of Key Corporate Bank from 2010 to 2016. Mr. Gorman is a member of the Supervisory Board of The Clearing House, Chairman of the Ohio Business Roundtable, a member of the U.S. Business Roundtable, a member of the Executive Committee of the Greater Cleveland Partnership, and serves as a board member of the University Hospital Health System and the Cleveland Museum of Art.

Select Qualifications and Experience:

•

Over 25 years of financial services leadership experience in corporate, investment, private, and retail banking. Provides critical insight on KeyCorp’s business and operations to the Board of Directors.

•

Leads the sales, service and operations of one of the largest financial services companies in the United States with over 3 million clients and over 17,000 colleagues.

•

Was responsible for leading the integration of First Niagara Financial Group, Inc., a $40 billion financial institution with 400 branches, the largest acquisition in KeyCorp’s 200-year history.

9

PROPOSAL ONE: Election of Directors

Robin N. Hayes

Age: 59 Director Since: 2020 KeyCorp Committee(s): • Audit • Technology

Biography:

Mr. Hayes has served as Chief Executive Officer of Airbus Americas, Inc., the North American affiliate of a global aerospace and defense manufacturing company, since June 2024. Prior to this, Mr. Hayes served as Chief Executive Officer of JetBlue Airways Corporation, a publicly-held airline and passenger carrier company, from 2015 to 2024. Prior to his appointment as JetBlue’s Chief Executive Officer in 2015, Mr. Hayes served as President from 2014 to 2015 and Chief Commercial Officer from 2008 to 2014. Mr. Hayes also worked in various management capacities over a 19-year career with British Airways Plc. Mr. Hayes is a member of the Board of Trustees of Quinnipiac University.

Select Qualifications and Experience:

•

Extensive operational, marketing, and sales expertise accumulated during an over 30-year career in aviation and across a wide range of executive and management roles, including numerous roles overseeing British Airways Plc’s international markets, including the Americas region, the airline’s largest market outside the U.K.

•

Responsible for market-leading innovation in the airline industry as an executive with JetBlue in technology, operations, and customer service.

Other Public Directorships: • JetBlue Airways Corporation (2015-2024)

Christopher L. Henson

Age: 64

Biography:

Mr. Henson served as the Head of Banking and Insurance of Truist Financial Corporation from 2019 until his retirement in September 2021. Mr. Henson joined Truist’s predecessor BB&T Financial Corporation’s Leadership Development Program in 1985 and held positions of increasing responsibility over nearly 20 years. In 2004, he joined BB&T’s executive management team and served as Chief Financial Officer and Chief Operating Officer, before being promoted to serve as President and Chief Operating Officer from 2016 to 2019. Mr. Henson currently serves on the High Point University Board of Trustees and is a director of the Trellis Supportive Care Foundation.

Select Qualifications and Experience:

•

More than 36 years of financial services experience, including nearly two decades of executive leadership roles overseeing the finances and operations of regional banks and bank holding companies and leading through years of momentous transformation.

•

During his tenure, BB&T grew from a small eastern North Carolina bank with around $2 billion in assets to the eighth largest United States bank with approximately $225 billion in assets in 2019.

•

Played an instrumental role in the integration of the BB&T and SunTrust merger, among the largest bank mergers in United States history, as well as dozens of other acquisitions of banks, insurance brokers, and other non-bank businesses during his tenure at BB&T.

Other Public Directorships: • Hooker Furnishings Corp. (since 2022)

10

PROPOSAL ONE: Election of Directors

Richard J. Hipple

Age: 73 Director Since: 2012 KeyCorp Committee(s): • Audit (Chair) • Executive • Nominating and Corporate Governance

Biography:

Mr. Hipple retired as Executive Chairman of Materion Corporation, a publicly-held manufacturer of highly engineered advanced materials and related services, in December 2017. Mr. Hipple previously served as Chairman of the Board and Chief Executive Officer of Materion Corporation from 2006 to 2017 and President from 2005 to 2017. Prior to that, Mr. Hipple served in the steel industry for 26 years in a number of capacities, including project engineer, strategic planning, supply chain management, operations, sales and marketing, and executive management. Mr. Hipple is trustee of the board of trustees of the Cleveland Institute of Music.

Select Qualifications and Experience:

•

Extensive exposure to global commerce as former Chief Executive Officer of Materion Corporation, which serves customers in more than 60 countries and employs 3,100 people worldwide. Additionally, experience as a director at Ferro Corporation, Barnes Group Inc., and Luxfer Holdings PLC, which represent manufacturing companies with leading technologies, broad international footprints, and market diversity. With significant experience in the oversight and management of financial risks, Mr. Hipple qualifies as an “audit committee financial expert” as defined by the SEC.

•

Significant corporate governance and executive-level management experience, including as the Executive Chairman and President and Chief Executive Officer of Materion Corporation, as Chairman at Barnes Group Inc., as Lead Director at Ferro Corporation, and as Chairman of the compensation committees of Ferro Corporation and Luxfer Holdings PLC.

Other Public Directorships: • Luxfer Holdings PLC (since 2018) • Barnes Group Inc. (2017-2025) • Ferro Corporation (2007-2018) • Materion Corporation (2006-2017)

Somesh Khanna

Age: 61 Director Since: 2024 KeyCorp Committee(s): • Risk

Biography:

Mr. Khanna is has served as a Co-Executive Chairman of Apexon, Inc., a digital-first technology services firm focused on accelerating business transformation and delivering human-centric digital experience, since June 2024. Prior to joining Apexon, Mr. Khanna co-led the Global Banking and Securities Practice at McKinsey & Company Inc., a multinational strategy and management consulting firm, from 2018 until 2023, and served as a Client Service Team Leader from 2007 to 2024. From 2014 to 2018, he lead McKinsey Digital for Financial Services globally, supporting banking and insurance companies on productivity transformation, digital strategy, sales, marketing, operations, technology, and risk management. He led McKinsey’s New York office from 2011 to 2012 and the Property and Casualty Insurance Practice from 2009 to 2011. Prior to joining McKinsey in 2000, Mr. Khanna served as the Chief Executive Officer of a digital business at eCredit, a provider of online solutions for credit and collections professionals. Mr. Khanna serves on the Board of Directors of two private companies, Persado Inc. and ASAPP, Inc.

Select Qualifications and Experience:

•

Responsible for leading the largest global practice at McKinsey and leading client service teams at major clients spanning the banking, insurance, and private equity sectors.

Other Public Directorships: • LPL Financial Holdings Inc. (since 2026)

11

PROPOSAL ONE: Election of Directors

Devina A. Rankin

Age: 50 Director Since: 2020 KeyCorp Committee(s): • Risk • Technology

Biography:

Ms. Rankin retired as Executive Vice President and Chief Financial Officer from WM (Waste Management, Inc.), a publicly-held environmental services company, in November 2025. She was the Chief Financial Officer of WM from February 2017 until her retirement. Prior to her promotion to Chief Financial Officer in 2017, Ms. Rankin held several corporate finance positions of increasing responsibility including Treasurer from 2012 to 2017 and as Assistant Treasurer. Prior to joining WM, Ms. Rankin was a member of the assurance practices of Ernst & Young and Arthur Andersen. Ms. Rankin serves as a director of NMDP (formerly Be the Match and the National Marrow Donor Program).

Select Qualifications and Experience:

•

As Executive Vice President and Chief Financial Officer of WM, Ms. Rankin led finance and shared services functions, including accounting, treasury, tax, and financial planning and analysis. In addition, she was responsible for investor relations, supply chain, enterprise risk management, internal audit, technology, and business development. Ms. Rankin has more than 20 years of strategic financial leadership experience in capital allocation, process modernization, acquisition diligence and integration, corporate governance, and advancing technology capabilities.

•

With an extensive career in corporate finance and as a certified public accountant licensed in Texas, Ms. Rankin qualifies as an “audit committee financial expert” as defined by the SEC.

Barbara R. Snyder

Age: 70 Director Since: 2010 KeyCorp Committee(s): • Compensation and Organization • Executive • Nominating and Corporate Governance

Biography:

Since 2020, Ms. Snyder has been President of the Association of American Universities, an organization composed of America’s leading research universities that helps to shape policy for higher education and research. Prior to joining the Association of American Universities, Ms. Snyder was President of Case Western Reserve University in Cleveland, Ohio from 2007 to 2020. Ms. Snyder previously served as Executive Vice President and Provost of The Ohio State University (“OSU”). She served as a faculty member of OSU’s Moritz College of Law from 1988 to 2007. From 2000 to 2007, she held the Joanne W. Murphy/Classes of 1965 and 1973 Professorship at OSU.

Select Qualifications and Experience:

•

Association of American Universities member universities received $38.23 billion in federal research awards (64% of total federally funded research and development) in 2023, and, in 2024, produced 4,963 patents and 4,630 technology license agreements and awarded 34,666 research doctorates.

•

Former President of Case Western Reserve University, one of the nation’s leading universities and a major private research institution with significant focus on science, engineering, and technology. During her tenure, Case Western Reserve University tripled its undergraduate admissions applications, became twice as selective, dramatically increased the academic quality of the entering class, and experienced unprecedented fundraising success, setting new records for annual attainment.

Other Public Directorships: • The Progressive Corporation (since 2014)

12

PROPOSAL ONE: Election of Directors

Richard J. Tobin

Age: 62 Director Since: 2021 KeyCorp Committee(s): • Audit • Technology

Biography:

Mr. Tobin has served as Chairman, President, and Chief Executive Officer of Dover Corporation, a publicly-held diversified global manufacturer and solutions provider, since May 2018 and a director since 2016. Prior to joining Dover Corporation, Mr. Tobin served as Chief Executive Officer and a director of CNH Industrial N.V., an equipment and services company, from 2013 to 2018. Prior to the integration of Fiat Industrial S.p.A. and CNH Global N.V. into CNH Industrial N.V., Mr. Tobin was Group Chief Operating Officer of Fiat Industrial S.p.A. and President and Chief Executive Officer of CNH Global N.V., a role he assumed in 2012 after two years as Chief Financial Officer of CNH Global N.V., and Chief Financial Officer and Head of Information Technology at SGS S.A. from 2004 to 2010. Mr. Tobin is a director of the National Association of Manufacturers.

Select Qualifications and Experience:

•

More than 30 years of experience in international management and finance, acquired through global leadership roles of increasing responsibility and scope. Significant corporate management experience in his roles as Chief Executive Officer of two publicly traded corporations.

•

Extensive financial experience in both U.S. GAAP and IFRS accounting standards obtained in his roles as Chief Financial Officer of SGS S.A. and CNH Global N.V. Broad experience in capital markets and supervised one of North America’s largest captive banks during his tenure at CNH Industrial N.V. Robust understanding of information technology and cybersecurity stemming from his role as Chief Financial Officer and Head of Information Technology of SGS S.A.

Other Public Directorships: • Dover Corporation (since 2016)

Todd J. Vasos

Age: 64 Director Since: 2020 KeyCorp Committee(s): • Compensation and Organization (Chair) • Executive • Nominating and Corporate Governance

Biography:

Mr. Vasos is KeyCorp’s independent Lead Director. Mr. Vasos is a director and has served as Chief Executive Officer of Dollar General Corporation, a publicly-held variety retail company, since October 2023. Mr. Vasos previously served as Senior Business Advisor following his initial retirement as Chief Executive Officer in November 2022. Mr. Vasos served as Chief Executive Officer of Dollar General Corporation from 2015 to 2022. Prior to his election as Chief Executive Officer, Mr. Vasos served as Chief Operating Officer from 2013 to 2015 and as Executive Vice President, Division President and Chief Merchandising Officer from 2008 to 2013. Prior to joining Dollar General, Mr. Vasos served in executive positions with Longs Drug Stores Corporation for seven years, as well as in leadership positions at Phar-Mor Food and Drug Inc. and Eckerd Corporation. Mr. Vasos is a director of the Retail Industry Leaders Association.

Select Qualifications and Experience:

•

Successful track record of driving profitable growth at Dollar General Corporation through strong execution, digital transformation, and a people-centric philosophy.

•

Extensive retail executive and management experience, including in merchandising, operations, marketing, advertising, global procurement, supply chain, and store development.

Other Public Directorships: • Dollar General Corporation (since 2015)

13

The Board of Directors and Its Committees

The Board of Directors and Its Committees

The Board is currently comprised of 13 independent directors and one member of management (Mr. Gorman). Six of our 13 independent directors have joined the Board since 2020. The median tenure of our current Board members who are standing for reelection is five and a half years.

Board Leadership Structure

Our Board is committed to independent Board leadership. The Board’s independent leadership and oversight responsibilities are realized through the guidance of our independent Lead Director, our independent Board committee chairs, and the full involvement of each of our independent directors. Following a multi-year succession and assessment process and with the recommendation of the Nominating and Corporate Governance Committee, in January 2026, KeyCorp’s independent directors elected Todd J. Vasos as the Board’s independent Lead Director for 2026. The former independent Lead Director, Alexander M. Cutler, continues to serve as an independent director to ensure a smooth transition of the foregoing responsibilities to Mr. Vasos.

Among his specific responsibilities, the independent Lead Director:

•	presides at all meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors held after each regularly scheduled Board meeting;

•	serves as liaison between the Chairman and the independent directors;

•	approves Board meeting schedules as well as meeting materials and agendas for each full Board meeting and executive sessions of independent directors;

•	has the authority to call meetings of the independent directors or the full Board at any time;

•	participates in discussions with major shareholders regarding governance matters as part of KeyCorp’s proactive shareholder engagement;

•

is in frequent contact with the Chairman with respect to major issues and strategic opportunities before KeyCorp, and any significant actions contemplated by KeyCorp are discussed with the Lead Director at an early stage;

•	advises on the retention of independent consultants to the Board;

•	interviews all candidates for election to the Board;

•	oversees changes to the composition of Board committees;

•	assists the Board and management in assuring compliance with applicable securities laws and fiduciary duties to shareholders;

•	oversees initiatives to implement enhancements to KeyCorp’s governance policies, including the Corporate Governance Guidelines;

•	serves as a focal point for independent Committee Chairs, providing guidance, coordination, and advice for the committees;

•	together with the Chair of the Compensation and Organization Committee, facilitates the evaluation of the performance of KeyCorp’s Chief Executive Officer; and

•	is available for additional duties as they may arise.

The Lead Director seeks input from independent directors during executive sessions with respect to items to be included on the agenda for each Board meeting and provides feedback from the independent directors while engaging in the agenda-building process.

Each standing committee of the Board is chaired by an independent director and consists solely of independent directors. Our independent directors have extensive corporate governance and leadership experience, and many have significant public company experience. Five of our 13 independent director nominees are or have been chief executive officers of public companies.

Christopher M. Gorman is the Chairman and Chief Executive Officer of KeyCorp. The Board believes that KeyCorp has been and will continue to be well served by Mr. Gorman’s combined role as Chairman and Chief Executive Officer. Mr. Gorman’s

14

The Board of Directors and Its Committees

combined leadership role allows him to set the overall tone and direction for KeyCorp, maintain consistency in the internal and external communication of our strategic and business priorities, and have primary responsibility for managing KeyCorp’s operations. Our many conversations between our directors and our shareholders regarding their views on Board leadership and independent oversight have confirmed our view that a strong, effective Lead Director, like Mr. Vasos, an independent Board, and independent key committees provide the independent leadership necessary to balance the combined Chairman and Chief Executive Officer role and, with the formal and informal mechanisms we have in place to facilitate the work of the Board and its committees, results in the Board effectiveness and efficiency that our shareholders expect.

The Board annually (or more often in the event that a new Chief Executive Officer is selected) evaluates KeyCorp’s leadership structure to assess whether it remains appropriate for and in the best interests of the Company, taking into account a variety of factors including KeyCorp’s size, the nature of its business, the regulatory framework in which it operates, and the leadership structure of its peers. We currently provide the Board with flexibility to separate or combine the roles of Chairman and Chief Executive Officer as it deems necessary from time to time in light of the Company’s needs at the time and the dynamic environment in which we operate. The Board continues to believe that a primary consideration for KeyCorp is that, as a large financial institution subject to significant regulation, KeyCorp must communicate swiftly and consistently with our stakeholders, including our regulators. We believe that KeyCorp’s unified leadership structure, with our Chairman and Chief Executive Officer speaking as a single voice on behalf of both the Board and management, enables decisive decision making and a steady hand in a rapidly changing market and regulatory environment.

Board Assessments

Our Board believes that a robust and constructive Board and committee evaluation process is an essential component of Board effectiveness. Each year, the Board conducts a comprehensive evaluation process, overseen by the Nominating and Corporate Governance Committee, of both its own effectiveness, as well as the effectiveness of each of its members and its Lead Director. Additionally, each of our committees conducts its own tailored evaluation. Below are further details on our assessment processes:

Annual Evaluation Processes

Board Assessment	g The Board Assessment Questionnaire is reviewed by the Nominating and Corporate Governance Committee and any enhancements are incorporated into the Questionnaire.	g The Questionnaire is released to all directors for their consideration, with topics including board oversight, meeting cadence and materials, and composition and structure.	g Responses to the Questionnaire inform a discussion, led by our Lead Director, during an executive session of the full Board.

Committee Assessments	g Each Committee Assessment Questionnaire is reviewed by its respective committee and any enhancements are incorporated into the Questionnaire.	g The Questionnaire is released to each committee’s respective directors for completion, with topics including materials, access to management, and meeting tenor.	g Responses to the Questionnaire are used by each Committee Chair to lead a discussion during the next session of the committee.

Director Assessments	g The Director Assessment Questionnaire is reviewed by the Nominating and Corporate Governance Committee and any enhancements are incorporated into the Questionnaire.	g The Questionnaire is released to all directors for their completion, asking each director to rate his or her performance and identify areas of opportunity.

g Responses to the Questionnaire serve as a foundation for an individualized discussion of each director’s performance in an executive session of our Nominating and Corporate Governance Committee (which includes each of our Committee Chairs).

Lead Director Assessment	g The Lead Director Assessment is reviewed by the Nominating and Corporate Governance Committee and any enhancements are incorporated into the Questionnaire.	g The Questionnaire is released to all independent directors for their completion, to provide feedback on the Lead Director’s performance against the role’s specified responsibilities.	g Responses to the Questionnaire inform a discussion of our Board, with the Lead Director excused from participation, in connection with the annual appointment of a Lead Director.

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The Board of Directors and Its Committees

Board and Committee Responsibilities

The Board delegates various responsibilities and authority to its five standing committees: Audit, Nominating and Corporate Governance, Compensation and Organization (the “Compensation Committee”), Risk, and Technology. The Board has also established an Executive Committee that serves the functions described on page 18 of this proxy statement. Each committee operates pursuant to a written charter. The committees regularly report on their activities and actions to the full Board. The Board, with the recommendation of the Nominating and Corporate Governance Committee and in consultation with the Lead Director, appoints the members of the committees, and has determined that each member of a standing committee is an independent director under NYSE independence standards and KeyCorp’s Standards for Determining Independence of Directors.

The Board held seven meetings during 2025. At every regularly-scheduled Board meeting, the independent members of the Board met in executive session (i.e., without the Chairman or any other employee of KeyCorp present). The members of the Board attended, on average, approximately 98% of Board meetings and committee meetings held during 2025. No director attended less than 75% of the aggregate of (i) the total number of meetings held by the Board during the period for which he or she was a director and (ii) the total number of meetings held by all Board committees on which he or she served during such period. KeyCorp Board members are expected to attend the Annual Meeting of Shareholders, and all of our Board members standing for election at that time did so for the 2025 Annual Meeting of Shareholders.

The following describes the responsibilities and current membership of the standing committees of the Board and the number of times each committee met in 2025.

Audit Committee

Chair: Richard J. Hipple Other Members: Ruth Ann M. Gillis Robin N. Hayes Richard J. Tobin Number of Meetings in 2025: 14

Primary Responsibilities

•

Oversees the development of, and reviews, the financial information provided to KeyCorp’s shareholders

•

Is directly responsible for the appointment, retention, and oversight of our independent auditor, oversees the audit fees negotiations with our independent auditor, and has sole authority to approve audit fees

•

Has responsibility over KeyCorp’s internal audit function, financial reporting, legal matters, and fraud risk

•

Oversees any material examinations of KeyCorp and its affiliates conducted by federal, state, or other authorities, and may supervise and direct any other special projects or investigations the committee deems necessary

•

Together with the Risk Committee, oversees and reviews our allowance for loan and lease losses methodology and monitors operational risk (including cybersecurity)

Independence

The Audit Committee has been established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934 (the “Exchange Act”). The Board has determined that all members of the Audit Committee are “independent” as that term is defined in Section 303A.02 of the NYSE’s listing standards and are financially literate as established in such listing standards.

Audit Committee Financial Experts

The Board of Directors has determined that Mr. Hipple and Ms. Gillis each qualify as an “audit committee financial expert,” as defined in Item 407(d)(5) of Regulation S-K.

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The Board of Directors and Its Committees

Nominating and Corporate Governance Committee

Chair: Alexander M. Cutler Other Members: H. James Dallas Elizabeth R. Gile Richard J. Hipple Barbara R. Snyder Todd J. Vasos Number of Meetings in 2025: 6

Primary Responsibilities

•

Recommends to the Board nominees to stand for election as directors and oversees the review of director independence and related party transactions

•

Oversees the annual Board self-assessment process (including individual director self-assessments and the evaluation of the Lead Director)

•

Oversees corporate governance matters generally, including KeyCorp’s policies and practices on significant issues of corporate responsibility, such as sustainability matters and annual review of charitable and political contributions

•

Oversees and reviews KeyCorp’s directors’ and officers’ liability insurance program

•

Reviews and approves, ratifies, or disallows related person transactions pursuant to the Policy for Review of Transactions between KeyCorp and its Directors, Executive Officers and other Related Persons

•

Supports the Compensation and Risk Committees by facilitating a meeting of all independent Board committee Chairs to discuss the linkage between enterprise risk and compensation at KeyCorp

•

With the aid of market data, annually reviews and recommends to the Board a director compensation program that may include equity-based incentive compensation (no executive officer of KeyCorp has any role in determining the amount of director compensation, although the committee may seek assistance from our executive officers in designing equity compensation programs for directors).

Compensation and Organization Committee

Chair: Todd J. Vasos Other Members: Alexander M. Cutler Carlton L. Highsmith Barbara R. Snyder Number of Meetings in 2025: 8

Primary Responsibilities

•

Supports KeyCorp’s efforts to attract, retain, motivate, develop, and reward our people so that we can achieve our business objectives

•

Oversees the compensation of our senior executives, certain of our compensation programs, and our talent management and organizational development processes

•

Evaluates the competitiveness of our compensation programs and assesses the effectiveness of our succession planning, leadership development, and strategic hiring objectives

•

Approves the performance goals, performance objectives, and the compensation of our Chief Executive Officer and other senior executives and evaluates their performance relative to those goals and objectives

•

Establishes our overall compensation philosophy and oversees the implementation of this philosophy as it relates to our incentive compensation arrangements, including through approval of our incentive compensation policy

•

Enforces the compensation clawback policies and oversees compliance with share ownership guidelines

•

Appoints, directs, and oversees its independent advisors and performs additional duties described in its Charter

•

May delegate its authority to a subcommittee of its members and may allow limited delegations to management.

Independence

The Board of Directors has determined that all members of the Compensation Committee are “independent” as that term is defined in Section 303A.02 of the NYSE’s listing standards and meet the heightened independence standards required of Compensation Committee members by the NYSE.

Further discussion of the Compensation Committee can be found beginning on page 31 of this proxy statement under the heading “Compensation Discussion and Analysis.”

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The Board of Directors and Its Committees

Risk Committee

Chair:

Elizabeth R. Gile

Other Members:

H. James Dallas

Somesh Khanna

Devina A. Rankin

Number of

Meetings in 2025: 13

* Mr. Wilson previously
served as a member of the
committee until his retirement in January 2026.

Primary Responsibilities

•

Assists the Board with strategies, policies, procedures, and practices relating to the assessment and management  of KeyCorp’s enterprise-wide risks, including credit risk, market risk, liquidity risk, compliance risk, operational risk (including cybersecurity), reputation risk, strategic risk, and other risks, including climate and sustainability risks

•

Plays a crucial role in overseeing KeyCorp’s capital adequacy and compliance with regulatory capital requirements

•

Reviews and approves KeyCorp’s capital plan and recommends share repurchase authorizations to the Board consistent with approved capital plans

•

May exercise such authority as the Board delegates in connection with the authorization, sale, and issuance by KeyCorp of debt and other equity securities

•

Oversees the credit risk review function and assesses the quality and efficiency of such reviews

•

Together with the Audit Committee, oversees and reviews our allowance for loan and lease losses methodology

Technology Committee

Chair: H. James Dallas Other Members: Jacqueline L. Allard Robin N. Hayes Carlton L. Highsmith Devina A. Rankin Richard J. Tobin Number of Meetings in 2025: 5

Primary Responsibilities

•

Reviews and approves KeyCorp’s technology planning and strategy including investments related to cybersecurity, artificial intelligence (“AI”), and data and reviews significant technology investments and expenditures

•

Monitors and evaluates existing and future trends in technology that may affect KeyCorp’s strategic plans or competitive position, including monitoring of overall industry trends

•

Provides oversight of management’s activities relating to technology strategy, performance, and innovation and monitors KeyCorp’s innovation and technology acquisition process and systems in place designed to achieve successful innovation

•

Reviews strategic IT projects with business and IT personnel to understand the functionality, business benefits, and user/customer adoption

•

Coordinates with the Risk Committee on oversight of technology risks, including with respect to the technology strategic investment plan and major technology vendor relationships

The Board also has an Executive Committee, comprised of Mr. Gorman (Chair), Mr. Cutler, Mr. Hipple, Ms. Snyder, and Mr. Vasos, which may exercise the authority of the Board, to the extent permitted by law, on any matter requiring Board or committee action between Board or committee meetings. The Executive Committee did not hold any meetings in 2025.

Board Oversight of Risk

Our Board leadership and committee structure supports the Board’s risk oversight function. Generally, each Board committee oversees the following risks:

•

The Risk Committee has primary oversight responsibility for enterprise-wide risk at KeyCorp, including credit risk, market risk, liquidity risk, model risk, operational risk, technology risk (including related to cybersecurity and AI), compliance risk, and strategic and other risks, and oversight of the actions taken to mitigate these risks.

•

The Audit Committee has primary oversight responsibility for internal audit, financial reporting, legal matters, and fraud risk and provides additional oversight and monitoring of operational and certain other risks (including cybersecurity).

•	The Compensation Committee has primary oversight responsibility for risks related to our compensation policies and practices, as well as talent and leadership development and succession planning.

•

The Nominating and Corporate Governance Committee has primary oversight responsibility for significant issues of corporate responsibility, including certain political spending and sustainability matters.

•

The Technology Committee provides additional oversight of management’s activities related to KeyCorp’s technology strategic investment plan, cybersecurity, data, AI, and other technology investments, and major technology vendor

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The Board of Directors and Its Committees

relationships. In coordination with the Risk Committee, the Technology Committee also provides additional oversight of technology-related risks, including with respect to cybersecurity, AI, and business resiliency, and is expected to escalate related risk matters to the Risk Committee as appropriate.

The Audit and Risk Committees jointly oversee and review the allowance for loan and lease losses methodology. The committees receive, review, and evaluate management reports on risk for their areas of risk oversight. At each Board meeting, the Chair of each Board committee reports to the full Board on risk oversight issues.

The graphic below depicts our risk management hierarchy:

Our Board and management committee structure enables the Board to exercise vigorous oversight of key issues relating to management development, succession and compensation, compliance and integrity, corporate governance and responsibility, cybersecurity, and company strategy and risk. With respect to risk, the Board oversees that KeyCorp’s risks are managed in a manner that is effective and balanced and adds value for KeyCorp’s shareholders. The Board understands KeyCorp’s risk philosophy, approves KeyCorp’s risk appetite, inquires about risk practices, reviews the portfolio of risks, compares actual risks to the risk appetite, and is apprised of significant risks, both current and emerging, and determines whether management is responding appropriately. With respect to risk and other areas that it oversees, the Board challenges management and promotes accountability.

Under the Risk Committee, KeyCorp has formed several senior level management committees that report into the Risk Committee, including the Enterprise Risk Management Committee (“ERM Committee”), consisting of Mr. Gorman and other senior officers at KeyCorp, including KeyCorp’s Chief Risk Officer. The ERM Committee is also responsible for implementation of KeyCorp’s Enterprise Risk Management Policy, encompassing our risk philosophy, policy framework, and governance structure for the management of risks across the entire company. The ERM Committee, along with the Asset Liability Committee, Capital Committee, Credit Risk Committee, Compliance Risk Committee, and Operational Risk Committee, meet on a regular basis and are central to ensuring that the corporate risk profile is managed in a manner consistent with KeyCorp’s risk appetite. These senior level management committees escalate risk issues, identify early warning events or trends, approve and/or monitor risk metric limits and levels, and otherwise support the Risk Committee in exercising oversight over their associated risk areas. Further management sub-committees provide specialized support for such senior level management committees.

Ultimately, the Risk Committee of the Board oversees KeyCorp’s risk management program, including the ERM Committee, the other senior level management committees previously noted, and the enterprise risk framework generally. The Board approves the Enterprise Risk Management Policy and sets the overall level of risk KeyCorp is willing to accept and manage in pursuit of its strategic objectives.

Oversight of Compensation-Related Risks

KeyCorp’s compensation program is designed to offer competitive pay for performance, aligned with KeyCorp’s short- and long-term business strategies, approved risk appetite and defined risk tolerances, and shareholders’ interests. Reviews of KeyCorp’s compensation plans by the Compensation Committee and KeyCorp management did not identify any plan that

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The Board of Directors and Its Committees

was reasonably likely to have a material adverse impact on KeyCorp or that would incentivize excessive risk-taking. The Compensation Committee also reviewed KeyCorp’s compensation plans to monitor compliance with KeyCorp’s risk management tolerances and safety and soundness requirements.

KeyCorp has a well-developed governance structure for its incentive compensation programs, including roles for the Board of Directors, senior management, lines of business, and control functions. The Board oversees KeyCorp’s incentive compensation programs, primarily through the Compensation Committee, with additional input and guidance from its Nominating and Corporate Governance, Risk, and Audit Committees. In addition to directly approving compensation decisions for senior executives, the Compensation Committee also approves KeyCorp’s overall Incentive Compensation Policy and Program so that KeyCorp’s incentive compensation practices remain in alignment with KeyCorp’s risk management practices. KeyCorp’s Incentive Compensation Policy and Program are intended to enhance KeyCorp’s risk management practices by rewarding appropriate risk-based performance.

We maintain a detailed and effective strategy for implementing and executing incentive compensation arrangements that provide balanced risk-taking incentives. KeyCorp’s incentive compensation arrangements are designed, monitored, administered, and tested by a multidisciplinary team drawn from various areas of KeyCorp, including Risk Management. This team is charged with seeing that our incentive compensation arrangements align with risk management practices and support the safety and soundness of the organization. From initial plan design to individual awards, KeyCorp’s program incorporates sound compensation principles and risk-balancing at every stage of the incentive compensation process, including:

•	the identification of employees who have the ability to influence or control material risk;

•	the use of risk-balancing mechanisms across all incentive plans that take into account the primary risks associated with employee roles;

•	the deferral of incentive compensation to balance risk and align an employee’s individual interests with KeyCorp’s future success and safety and soundness;

•

the development of clawback policies and procedures to recoup certain incentive compensation paid to employees in the event of certain risk-based events or as otherwise required by law, rule, or regulation; and

•

the annual assessment of risk-balancing features, the degree to which selective plan design features affect risk-taking, the alignment of incentive metrics with business objectives, the overall competitiveness of the pay opportunity, the participation of control functions, and the effectiveness of monitoring and administration of the plans.

Corporate Responsibility and Sustainability

The Nominating and Corporate Governance Committee of the Board oversees KeyCorp’s policies and practices on significant issues pertaining to corporate responsibility and sustainability. Oversight of these matters is an important part of the Board’s work. In 2025, Board members participated in updates focused on important topics such as fair and responsible banking, inclusion and belonging, community investment and financial education, and sustainability.

Select 2025 Highlights

We continue to make significant investments in the communities we serve. Through year-end 2025, Key delivered more than $65 billion of lending and investments in support of affordable housing and community development, mortgage and small business lending in low- and moderate-income communities, transformative philanthropy, and renewable energy.

Additionally, we:

•	Delivered more than $15 billion in renewable energy financing of primarily solar, wind, and battery storage systems across the country since 2022.

•

Continued educating our communities through Money, Me & Key—our signature financial empowerment program led by certified Key teammates—including launching the program at the Cleveland Metropolitan School District. Through year-end 2025, nearly 1,800 Key teammates completed their training to become certified Money Mentors.

•

Commemorated our bicentennial by awarding more than $1.3 million in employee-directed donations to more than 4,100 nonprofits across our footprint, facilitated through investment from the KeyBank Foundation.

•

Strengthened Community Development Financial Institutions (CDFIs) across our 27 markets through awarding of special $200,000 grants in honor of Key’s bicentennial. Nearly $5.4 million was invested in support of our commitment to economic inclusion, affordable housing, and small business growth to help our clients and communities thrive.

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The Board of Directors and Its Committees

•

Celebrated the groundbreaking of a new senior housing complex on Cleveland’s near west side, expanding access to affordable housing in the communities we serve through the Cleveland Housing Investment Fund.

•	Volunteered approximately 54,000 hours in our communities, contributing to Key being named a Civic 50 Financial Sector leader for volunteerism and civic engagement for the 12th time.

Corporate Responsibility and Sustainability Strategy and Disclosures

Key monitors the corporate responsibility and sustainability topics that present the greatest risks and opportunities to our business and our stakeholders, and we periodically review these topics to confirm we are actively managing the most relevant issues. Effective topic management is critical to delivering on our corporate responsibility commitments, aligning to our overall business strategy and staying current with industry trends. In support of topic management, Key is committed to transparency through our corporate responsibility and sustainability disclosures that are aligned to globally recognized reporting frameworks. We continue to publish our annual Corporate Responsibility report, a comprehensive overview of how we help clients, colleagues, and communities thrive through investment, empowerment, and sustainable business practices. Additionally, we regularly disclose how we assess and manage our sustainability risks and opportunities, as well as update important sustainability program and policy documents. These disclosures are available on the Reports & Disclosures page of our corporate website

Director Independence

The Board of Directors has determined that all members of the Board of Directors who are currently serving or who served during 2025 (i.e., Mss. Allard, Gile, Gillis, Rankin, and Snyder, and Messrs. Cutler, Dallas, Hayes, Highsmith, Hipple, Khanna, Tobin, Vasos, and Wilson), other than Mr. Gorman, are independent directors and independent for purposes of the committees on which they serve or served during 2025. The Board of Directors has also determined that each additional nominee to the Board of Directors (i.e., Messrs. DeSpirito and Henson) is independent and is independent for purposes of any committee on which he may serve. These determinations were made after reviewing the relationship of these individuals to KeyCorp in light of KeyCorp’s Standards for Determining Independence of Directors and the independence requirements of the NYSE.

To determine the independence of the members of the Board, the Board considered certain transactions, relationships, or arrangements between those directors, their immediate family members, or their affiliated entities, on the one hand, and KeyCorp or one or more of its subsidiaries, on the other hand, including the transactions described under “Related Party Transactions.” In addition, certain directors, their respective immediate family members, and/or affiliated entities have banking relationships with Key, such as consumer banking products or credit relationships, and/or receive wealth management services.

The Board determined that all of these transactions, relationships, or arrangements were made in the ordinary course of business, were made on terms comparable to those that could be obtained in arms’ length dealings with an unrelated third party, were not criticized or classified, non-accrual, past due, restructured or a potential problem, complied with applicable banking laws, were immaterial, and did not otherwise impair any director’s independence. Additionally, during the last three fiscal years, there were no transactions between KeyCorp and any affiliated entities of the directors under which payments for property or services made or received exceeded 1% of the consolidated gross revenue of either KeyCorp, on the one hand, or the affiliated entity, on the other hand.

Related Party Transactions

Any transaction, relationship, or arrangement with KeyCorp or its subsidiaries in which a KeyCorp director, executive officer, shareholder owning in excess of 5% of KeyCorp’s voting securities, or other related person has a direct or indirect material interest is subject to KeyCorp’s Policy for Review of Transactions between KeyCorp and its Directors, Executive Officers, and Other Related Persons. The Nominating and Corporate Governance Committee is responsible for applying the policy and uses the following factors identified in the policy in making its determinations:

•	whether the transaction conforms to KeyCorp’s Code of Business Conduct and Ethics and Corporate Governance Guidelines and is in KeyCorp’s best interests;

•	whether the transaction is entered into in the ordinary course of KeyCorp’s business;

•	whether the terms of the transaction are comparable to terms that could be obtained in arms’ length dealings with an unrelated third party;

•	whether the transaction must be disclosed under Item 404 of Regulation S-K under the Exchange Act; and

•	whether the transaction could call into question the independence of any of KeyCorp’s non-employee directors.

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The Board of Directors and Its Committees

The policy provides exceptions for certain transactions, including those available to all KeyCorp employees generally, those involving compensation or indemnification of executive officers or directors authorized by the Board of Directors or one of its committees, those involving the reimbursement of routine business expenses, and those occurring in the ordinary course of business.

Banking, Credit, and Other Transactions with KeyCorp Executive Officers and Directors and Scotiabank

From time to time during 2025, many of our directors and executive officers and some of their immediate family members and affiliated entities had deposit or credit relationships with or received investment or wealth management services from KeyBank National Association (“KeyBank”) or other KeyCorp subsidiaries in the ordinary course of business. Additional transactions and banking relationships may continue in the future.

All credit relationships with our directors, executive officers, and other related persons were made in the ordinary course of business on substantially the same terms, including interest rate and collateral terms, as those prevailing at the time for comparable transactions with unrelated third parties and did not present heightened risks of collectability or other unfavorable features to KeyCorp or its subsidiaries.

Additionally, loans and extensions of credit by KeyBank to our directors, executive officers, and their related interests were made in compliance with Regulation O under federal banking law and KeyBank’s related policies and procedures. In addition to satisfying the standard set forth in the preceding paragraph, our Regulation O policies and procedures require that:

•	the amount of credit extended does not exceed individual and aggregate lending limits, depending upon the identity of the borrower and the nature of the loan; and

•	any extension of credit in excess of $500,000 be approved by the Board of Directors of KeyBank.

During 2025, KeyBank and Scotiabank engaged in ordinary course foreign exchange and derivatives transactions that were made on substantially the same terms as those prevailing at the time for comparable arrangements with other counterparties and did not present heightened risks of collectability or other unfavorable features to KeyCorp or its subsidiaries. Such foreign exchange and derivatives transactions, and associated exposure limits, were approved and monitored in compliance with Regulation O and KeyBank’s related policies and procedures.

Scotiabank Investment Agreement

In August 2024, KeyCorp entered into the Investment Agreement with Scotiabank, pursuant to which Scotiabank agreed to purchase, in two closings, such number of common shares that, taken together with all other common shares then owned by Scotiabank and its affiliates, would represent approximately 14.9% of the issued and outstanding common shares on a post-transaction basis. The first closing occurred in August 2024, and the second closing occurred in December 2024. Pursuant to the Investment Agreement, Scotiabank is subject to certain standstill restrictions, which expire on the earliest to occur of a change of control of KeyCorp and December 2029, and are subject to certain exceptions. Transfer restrictions applicable to the common shares held by Scotiabank expired in December 2025. Scotiabank is also subject to certain voting restrictions until its holdings of common shares fall below a specified threshold. Pursuant to the Investment Agreement, and subject to certain limitations, Scotiabank has certain registration rights and preemptive rights, which preemptive rights expire after Scotiabank’s holdings of common shares fall below a specified threshold. In addition, under the Investment Agreement, Scotiabank is entitled to designate up to two directors to the Board, subject to specified minimum ownership requirements. For more information on these designation rights, please see “Scotiabank Director Designation Rights” on page 5 of this proxy statement. The Investment Agreement also provides that KeyCorp has a right of first offer with respect to certain sales of common shares by Scotiabank.

Employment Relationship with Executive Officer Immediate Family Member

The son of Andrew J. “Randy” Paine III, KeyCorp’s Head of Institutional Bank, is employed by the Company in a non-executive officer position and received total compensation of less than $200,000 in 2025. His compensation was established by the Company in accordance with its ordinary course compensation practices applicable to employees with comparable qualifications and responsibilities and holding similar positions and without the involvement of Mr. Paine.

Shareholder Engagement

In order for management and the Board to better understand and consider shareholders’ perspectives, we regularly communicate with our shareholders, including to solicit and discuss their views on governance, executive compensation, and other matters. We believe our regular engagement has been productive and provides an open exchange of ideas and perspectives for both the Company and our shareholders.

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The Board of Directors and Its Committees

In the latter half of 2025, in response to the meaningful decline in shareholder support for our say-on-pay vote (with respect to 2024 pay), we expanded our usual shareholder outreach efforts to seek feedback on our compensation program and philosophy. We reached out to our top 30 shareholders, which, excluding Scotiabank, represented approximately 55% of shares outstanding, and directly engaged with investors representing approximately 36% of shares outstanding.

These conversations were led by the Chair of our Compensation Committee, Todd Vasos, and/or our then-Lead Director, Sandy Cutler. Feedback received during these meetings was presented to and discussed by the Compensation Committee and directly informed the consideration and design of our compensation programs for 2026 and beyond, with further updates to the Nominating and Corporate Governance Committee and the entire Board.

A summary of what we heard from shareholders and how we have responded is detailed further in the Compensation Discussion and Analysis section of this proxy statement under the heading Responsiveness to Shareholders and Say-on-Pay Outcomes. We plan to continue to engage our shareholders to ensure that we identify and address any opportunities to further strengthen our compensation program.

In addition to the responsive actions we took based on feedback received this year on our compensation program as further described in the Compensation Discussion and Analysis section of this proxy statement under the heading Responsiveness to Shareholders and Say-on-Pay Outcomes, we have in recent years made other governance enhancements in response to engagement with our shareholders, including:

•	amending the Regulations to reduce the ownership threshold required to call a special meeting of shareholders from 25% to 15%;

•	amending our Regulations to adopt a meaningful proxy access right for shareholders;

•	formalizing and disclosing additional responsibilities for the independent Lead Director and an annual evaluation of the Lead Director, which is memorialized in our Corporate Governance Guidelines;

•	increasing our disclosure with respect to our political spending and activity; and

•	enhancing our public disclosures regarding corporate responsibility and sustainability matters.

In addition to our direct shareholder outreach, our Chief Executive Officer, Chief Financial Officer, Director of Investor Relations, and other members of our senior management team receive regular feedback from the investment community—through ongoing communication, on- and off-site investor visits, meetings, and conferences—regarding our strategy, financial results, and other topics of interest, and regularly brief our Board on this feedback.

Director Education and Onboarding

Annually, the Nominating and Corporate Governance Committee reviews and approves a director education program for members of the Board which includes a minimum annual hours expectation for each director. The director education program covers both continuing director education for incumbent directors, as well as onboarding sessions for newly appointed directors. Pursuant to the director education program, each year the Nominating and Corporate Governance reviews a director education plan for the coming calendar year and, together with management, identifies topics of interest and focus.

Throughout each year, our directors participate in continuing education activities and receive educational materials on a wide variety of topics, presented by management as well as by third parties, including, without limitation, corporate governance, emerging risk topics, technology and innovation, the financial services industry and financial markets generally, regulatory matters, cybersecurity, executive compensation, finance, and accounting. Annually in September, the Board and management curate a several-hour director education session focusing on topics suggested by the directors, including through feedback obtained in connection with our Board, committee, and director assessment processes. From time to time, our directors may also attend seminars, conferences, and other educational programs at KeyCorp’s expense. These educational opportunities provide our directors with timely updates on best practices among our peers and in the general marketplace and further supplement our directors’ significant business and leadership experiences.

With respect to director onboarding, each new director meets with several members of the executive leadership team, including the executive liaison for any committee on which the new director will sit, to discuss numerous critical topics including KeyCorp’s strategy and mission, policies and procedures applicable to directors, director fiduciary obligations, an overview of the company’s financial performance, treasury management, and our risk management framework and appetite. Each new director also has access to new director education opportunities provided by third parties.

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The Board of Directors and Its Committees

Communication with the Board

Interested parties may submit comments about KeyCorp to the directors, including to the lead director or the independent directors as a group, in writing at KeyCorp’s headquarters at 127 Public Square, Cleveland, Ohio 44114. Correspondence should be addressed to “Lead Director, KeyCorp Board of Directors, care of the Secretary of KeyCorp” and marked “Confidential.”

Interested parties wishing to communicate with the Audit Committee regarding accounting, internal accounting controls, or auditing matters may directly contact the Audit Committee by mailing a statement of their comments and views to KeyCorp at its corporate headquarters at 127 Public Square, Cleveland, Ohio 44114. Such correspondence should be addressed to “Chair, Audit Committee, KeyCorp Board of Directors, care of the Secretary of KeyCorp” and should be marked “Confidential.”

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Corporate Governance Documents

Corporate Governance Documents

The KeyCorp Board of Directors’ Committee Charters, KeyCorp’s Standards for Determining Independence of Directors, KeyCorp’s Policy for Review of Transactions between KeyCorp and its Directors, Executive Officers, and Other Related Persons, as well as the documents listed below, are available at www.key.com/ir under the “Corporate Responsibility” tab or elsewhere on KeyCorp’s website. Copies of these documents will be delivered, free of charge, to any shareholder who contacts KeyCorp’s Investor Relations Department at (216) 689-4221.

Corporate Governance Guidelines

The Board has adopted written Corporate Governance Guidelines (the “Guidelines”) that detail the Board’s corporate governance duties and responsibilities, many of which are described herein. The Guidelines take into consideration, and are reviewed annually and updated periodically to reflect, best practices in corporate governance and applicable laws and regulations. The Guidelines address a number of matters applicable to directors (such as director qualification standards and independence requirements, share ownership guidelines, and succession planning and management) and management (such as share ownership guidelines for management and procedures for the annual evaluation of our Chief Executive Officer).

Code of Business Conduct and Ethics

We are committed to the highest standards of ethical integrity. Accordingly, the Board of Directors has adopted a Code of Business Conduct and Ethics for all of KeyCorp’s (and its subsidiaries’) employees, officers, and directors, which was last amended in September 2025. We will promptly disclose any waiver or amendment to our Code of Business Conduct and Ethics for our executive officers or directors on our website. Our Code of Business Conduct and Ethics ensures that each employee, officer, and director understands the basic principles that govern our corporate conduct and our core values of Teamwork, Respect, Accountability, Integrity, and Leadership.

Statements of Political Activity

An important part of our commitment to our community includes active participation in the political and public policy process that impacts the lives of our customers, shareholders, and business. As a large financial institution, our business is highly regulated at the federal, state, and local levels. We believe it is critically important to take a constructive role in the political process that will shape the future of business, our industry, and our community.

The Nominating and Corporate Governance Committee of the Board meets annually with a member of KeyCorp’s Government Relations team to review KeyCorp’s policies and practices regarding political contributions. Policies and practices reviewed by the Nominating and Corporate Governance Committee include KeyCorp’s policies regarding doing business with public entities, preapproval of a budget for and monitoring of political contributions made directly by KeyCorp and its subsidiaries, the Government Relations pre-approval process for ballot issue support, and the KeyCorp Advocates Fund (political action committee) annual report. Statements of our political activities, including our political contributions, are made available to our shareholders semi-annually on our website.

Corporate Responsibility and Sustainability Reports

The Nominating and Corporate Governance Committee of the Board oversees KeyCorp’s policies and practices on significant issues pertaining to corporate responsibility and sustainability. Detailed information regarding KeyCorp’s (and its subsidiaries’) and the KeyBank Foundation’s corporate responsibility priorities and progress can be found in our annual Corporate Responsibility Report. For additional information on our Corporate Responsibility Report and other sustainability reporting, please visit https://www.key.com/about/corporate-responsibility/crreports.html.

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Ownership of KeyCorp Equity Securities

Ownership of KeyCorp Equity Securities

The following table reports the number of KeyCorp equity securities that were beneficially owned by the directors and director nominees of KeyCorp, the Named Executive Officers, and all directors and director nominees and executive officers of KeyCorp as a group, and each person reported to us to beneficially own more than 5% of our common shares. Beneficially-owned KeyCorp equity securities include directly or indirectly owned KeyCorp common shares and any KeyCorp common shares that could be acquired within 60 days of the record date through the exercise of an option or through the vesting or distribution of deferred shares. The column “Other Deferred Shares Owned” reports the number of deferred shares owned that will not vest or be distributed within 60 days of the record date.

This information is provided as of the record date, March 20, 2026.

Name	Common Shares	Options (1)	Deferred Shares (2)(3)(4)	Total Beneficial Ownership (5)	Total Beneficial Ownership as a % of Outstanding Common Shares (6)	Other Deferred Shares Owned (2)(3)(4)	Combined Beneficial Ownership and Other Deferred Shares Owned (5)
Jacqueline L. Allard	180	—	—	180	—	9,199	9,379
Amy G. Brady	51,915	252,957	—	304,872	—	177,467	482,340
Alexander M. Cutler	298,416	—	—	298,416	—	56,981	355,397
H. James Dallas	129,710	—	13,658	143,368	—	10,226	153,594
Antonio DeSpirito	—	—	—	—	—	—	—
Elizabeth R. Gile	45,201	—	5,113	50,314	—	114,481	164,795
Ruth Ann M. Gillis	174,024	—	—	174,024	—	70,127	244,151
Christopher M. Gorman	1,214,361	815,196	—	2,029,557	—	912,453	2,942,010
Robin N. Hayes	26,461	—	18,771	45,232	—	22,598	67,830
Christopher L. Henson	—	—	—	—	—	—	—
Carlton L. Highsmith	37,177	—	18,771	55,949	—	—	55,949
Richard J. Hipple	95,516	—	18,771	114,288	—	—	114,288
Somesh Khanna	100	—	4,600	4,700	—	—	4,700
Clark H. I. Khayat	160,059	143,661	—	303,720	—	256,752	560,472
Andrew J. “Randy” Paine III	337,572	421,152	—	758,724	—	336,387	1,095,111
Mo Ramani	54,362	6,593	—	60,955	—	99,198	160,153
Devina A. Rankin	13,430	—	—	13,430	—	80,207	93,637
Barbara R. Snyder	79,312	—	21,689	101,001	—	151,049	252,049
Richard J. Tobin	750	—	—	750	—	77,544	78,294
Todd J. Vasos	35,255	—	4,550	39,805	—	65,792	105,598
All directors, director nominees and executive officers as a group (27 persons) (5)	3,530,030	2,340,593	105,924	5,976,547	—	3,534,936	9,511,484
The Bank of Nova Scotia (7)	159,876,052	—	—	159,876,052	14.90%
The Vanguard Group (8)	109,871,973	—	—	109,871,973	10.24%
BlackRock, Inc. (9)	87,762,369	—	—	87,762,369	8.18%

(1)	This column includes options (including in-the-money and out-of-the-money options) to acquire KeyCorp common shares exercisable on or within 60 days of March 20, 2026.

(2)

Deferred shares issued under the prior KeyCorp Directors’ Deferred Share Plan or the current Directors’ Deferred Share Sub-Plan to the KeyCorp Amended and Restated 2019 Equity Compensation Plan (the “Directors’ Deferred Share Sub-Plan”) are payable three years

26

Ownership of KeyCorp Equity Securities

from their award date, one-half in cash and one-half in common shares, or immediately if a director separates from the Board for any reason prior to the third anniversary of the award. A director may elect to defer the payment of all or some of his or her deferred shares beyond the third anniversary of the award date (“Further Deferred Shares”). In that case, the Further Deferred Shares will be distributed entirely in common shares on (and only on) the deferral date selected by the director. Deferred shares payable in common shares (other than Further Deferred Shares) are included in the column “Deferred Shares” because they may be distributed to the director as common shares immediately upon separation from the Board. Further Deferred Shares, and directors’ fees that have been deferred under the Directors’ Deferred Share Sub-Plan or, previously, the KeyCorp Second Directors’ Deferred Compensation Plan, are included in the column “Other Deferred Shares Owned” because they are only payable on the deferral date selected by the director, which is not on or within 60 days of March 20, 2026, for any director. Deferred shares payable in cash are not reflected in this table. For more information, please see “Directors’ Compensation” on page 69 of this proxy statement.

(3)

The column “Deferred Shares” includes deferred shares, performance units, and restricted stock units held by executive officers that will be payable in KeyCorp common shares on or within 60 days of March 20, 2026. Deferred shares, performance units, and restricted stock units payable in common shares to executive officers, but not on or within 60 days of March 20, 2026, are reported in the column “Other Deferred Shares Owned.” Performance units are subject to vesting based on the achievement of certain performance goals, as discussed in the Compensation Discussion and Analysis beginning on page 31 of this proxy statement. The number of performance units set forth in these columns reflects a “target” amount of performance units determined for each executive officer on the grant date. The number of performance units that ultimately vest as common shares for each executive officer may be higher or lower depending upon actual performance relative to the performance goals at the end of the measurement period.

(4)

Deferred shares, performance units, and restricted stock units payable in common shares do not have common share voting rights or investment power until the shares or units have been distributed as common shares in accordance with the plan or agreement under which they were granted or awarded.

(5)	Totals may not foot due to rounding.

(6)

No director, director nominee, or executive officer beneficially owns (and collectively all 27 directors, director nominees, and executive officers do not beneficially own) common shares, options, and deferred shares, performance units, and restricted stock units payable in common shares or exercisable on or within 60 days of March 20, 2026, totaling more than 1% of the outstanding common shares of KeyCorp. The percentages set forth in this column for the holders of more than 5% of our common shares are based on the number of shares reported by each such holder to the SEC on Form 4 and Schedules 13G/A, as discussed below.

(7)

Based solely upon information contained in Form 4 filed by Scotiabank with the SEC on March 18, 2026. Scotiabank reported that it beneficially owned 159,876,052 common shares. The reported address of Scotiabank is 40 Temperance Street, Toronto, Ontario, M5H 0B4.

(8)

Based solely upon information contained in the Schedule 13G/A filed by The Vanguard Group, Inc. (“Vanguard”) with the SEC on February 13, 2024. Vanguard reported that it owned beneficially 109,871,973 common shares, held sole power to dispose or to direct the disposition of 105,672,257 common shares, held shared voting power over 1,254,641 common shares, and held shared power to dispose or to direct the disposition of 4,199,716 common shares. The reported address of Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.

(9)

Based solely upon information contained in the Schedule 13G/A filed by BlackRock, Inc. (“BlackRock”), for itself and on behalf of various subsidiaries identified therein, with the SEC on April 17, 2025. BlackRock reported that it owned beneficially 87,762,369 common shares, held sole power to dispose or to direct the disposition of 87,762,369 common shares, and held sole power to vote or direct the voting power over 82,263,270 common shares. Each of the following entities has been identified by BlackRock as a direct or indirect subsidiary that beneficially owns KeyCorp common shares: BlackRock Life Limited, BlackRock Advisors, LLC, BlackRock France SAS, BlackRock (Netherlands) B.V., BlackRock Institutional Trust Company, National Association, BlackRock Asset Management Ireland Limited, BlackRock Financial Management, Inc., BlackRock Japan Co., Ltd., BlackRock Asset Management Schweiz AG, BlackRock Investment Management, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock Asset Management Deutschland AG, BlackRock (Luxembourg) S.A., BlackRock Investment Management (Australia) Limited, BlackRock Fund Advisors, BlackRock Advisors (UK) Limited, BlackRock Asset Management North Asia Limited, BlackRock (Singapore) Limited, and BlackRock Fund Managers Ltd. The reported address of BlackRock is 50 Hudson Yards, New York, NY 10001.

27

Ownership of KeyCorp Equity Securities

Executive Officer and Director Equity Ownership Guidelines

KeyCorp’s Corporate Governance Guidelines state that, by the fifth anniversary of his or her initial election to the Board or as an officer of KeyCorp: (i) each non-employee
director should own KeyCorp equity securities with a value at least equal to five times KeyCorp’s non-employee
director annual retainer, including at least 1,000 directly-owned KeyCorp common shares; (ii) the Chief Executive Officer should own KeyCorp equity securities with a value at least equal to six times his or her base salary, including at least 10,000 directly-owned KeyCorp common shares; (iii) the senior executives who are members of KeyCorp’s Management Committee should own KeyCorp equity securities with a value at least equal to three times his or her base salary, including at least 5,000 directly-owned KeyCorp common shares; and (iv) other senior executives should own KeyCorp equity securities with a value at least equal to two times his or her base salary, including at least 2,500 directly-owned KeyCorp common shares. For more information regarding stock ownership guidelines for our executive officers, please see our Compensation Discussion and Analysis beginning on page 31 of this proxy statement.
Insider Trading Policies and Procedures

KeyCorp has adopted an insider trading policy (“Insider Trading Policy”) that applies to KeyCorp’s and its subsidiaries’ directors, officers, and employees, as well as to family members, other members of a person’s household, and entities controlled by a person covered by the Insider Trading Policy. The Insider Trading Policy is intended to promote compliance with securities laws that prohibit persons who are aware of material nonpublic information about a company from trading in securities of that company or providing such information to other persons who may trade on the basis of that information. Among other things, the Insider Trading Policy prohibits engaging in transactions in securities on, or disclosing, material nonpublic information about Key or about a company with which Key does business, including a customer or supplier of Key, or that is involved in a potential transaction or business relationship with Key. The Insider Trading Policy also provides that employees are prohibited from having trading plans under Rule
10b5-1
of the Exchange Act. Certain individuals, including directors and executive officers, are required to receive prior approval from the General Counsel or their designee prior to engaging in transactions in KeyCorp’s securities.
In addition, KeyCorp has determined that there may be a heightened legal risk and/or the appearance of improper or inappropriate conduct if our officers, directors, or employees engage in certain speculative transactions involving KeyCorp securities. Therefore, our Insider Trading Policy prohibits our officers, directors, and employees from engaging in hedging transactions with respect to KeyCorp securities (whether those securities are obtained through our employee benefit programs or otherwise or held directly or indirectly). For this purpose, hedging is considered to include, but not limited to, the use of prepaid variable forwards, equity swaps, collars, and exchange funds. The Insider Trading Policy also prohibits our officers, directors, and employees from pledging KeyCorp securities as collateral for margin purchases or loans and from engaging in short sales or transactions in put options, call options, or other derivative securities with respect to KeyCorp securities.
For additional information, see the Insider Trading Policy, which is incorporated by reference as an exhibit to our Annual Report on Form
10-K.
While KeyCorp has not adopted a formal policy governing transactions by KeyCorp and its securities, KeyCorp will not engage in transactions in its securities, or adopt any securities repurchase plans, while in possession of material nonpublic information relating to KeyCorp or its securities other than in compliance with applicable law, subject to the policies and procedures adopted by KeyCorp.
Equity Compensation Plan Information

KeyCorp is authorized to issue its common shares under the KeyCorp Amended and Restated 2019 Equity Compensation Plan (the “2019 Plan”) and the KeyCorp Second Amended and Restated Discounted Stock Purchase Plan (the “DSP Plan”). KeyCorp is no longer authorized to issue its common shares under, but still has awards outstanding under: (i) the KeyCorp 2013 Equity Compensation Plan (the “2013 Plan”); (ii) the KeyCorp Deferred Equity Allocation Plan; and (iii) the KeyCorp Directors’ Deferred Share Plan.
Shareholders most recently approved the 2019 Plan at the 2023 Annual Meeting of Shareholders. At December 31, 2025, 13,856,968 common shares remained available for future issuance under the 2019 Plan. Shareholders originally approved the DSP Plan in 2003 and, most recently, approved an amendment and restatement in 2021. At December 31, 2025, 1,737,662 common shares remained available for future issuance under the DSP Plan.

28

Ownership of KeyCorp Equity Securities

The following table provides information about KeyCorp’s equity compensation plans as of December 31, 2025:

	(a)	(b)	(c)

Plan Category	Securities to be issued upon exercise of outstanding options, warrants and rights (#)	Weighted-average exercise price of outstanding options, warrants and rights ($)	Securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(#)(2)

Equity compensation plans approved by security holders (1)	3,869,637	19.71	15,594,630

Equity compensation plans not approved by security holders	—	—	—

Total	3,869,637	19.71	15,594,630

(1)
The table does not include 23,051,820 unvested shares of time-lapsed and performance-based restricted stock units awarded under the 2019 Plan and the 2013 Plan. These unvested restricted stock units were issued when awarded and consequently are included in KeyCorp’s common shares outstanding.

(2)
The Compensation Committee of the Board has determined that KeyCorp may not grant options to purchase KeyCorp common shares, shares of restricted stock, or other share grants under its long-term compensation plans in an amount that exceeds six percent of KeyCorp’s outstanding common shares in any rolling three-year period.

More information about these awards can be found in Note 15 (“Stock-Based Compensation”) to the Consolidated Financial Statements beginning on page 156 of our Annual Report on Form
10-K
for the year ended December 31, 2025 (the “2025 Annual Report”), which was filed with the SEC on February 23, 2026.

29

Letter from Chair of Compensation and Organization Committee

Letter from Chair of Compensation and Organization Committee

TODD J. VASOS

Chair of the Compensation and Organization Committee and Lead Independent Director

Key had a strong year in 2025, reflecting steady execution and continued momentum across the entire organization. Results included growth in both revenue and net interest income, paired with disciplined expense management and positive operating leverage. We also delivered year-over-year growth in tangible book value per share and adjusted earnings per share, while returning capital to our shareholders through dividends and share repurchases. Our efforts in 2025 have positioned us to continue to deliver sound, profitable growth for our shareholders. We continue to have conviction in our executive team, under the leadership of our Chairman and CEO, Chris Gorman, and in the strategic priorities that the team has implemented in recent years to create a simpler, more profitable bank.

Following a history of strong Say-on-Pay results, the Board and executive team were disappointed with the outcome at our 2025 Annual Meeting. The result of 63% shareholder support is notably below our average of over 92% in the last five years (2020-2024), and we were eager to understand and address shareholder perspectives on our executive compensation program. The Compensation and Organization Committee, with the support of the full Board,undertook an extensive review of our executive plan design, disclosures, and outcomes. Our review included peer benchmarking, review of leading market practices, and scenario analysis to inform our decision making. We also conducted extensive shareholder engagement, where I (as Chair of the Compensation and Organization Committee) and Alexander “Sandy” Cutler, our then-Lead Independent Director, solicited feedback directly from our shareholders. Sandy and I valued the productive and transparent dialogue with our shareholders and we, along with the entire Committee and Board, appreciate the time that shareholders were willing to spend with us.

This process confirmed that Key’s executive compensation design and disclosure are generally aligned with investor expectations, while also highlighting select opportunities for refinement. We heard their reservations about one-time awards, a preference for more formulaic elements within the annual incentive plan, and a desire for greater transparency through enhanced disclosure in the Compensation Discussion and Analysis (beginning on page 31 of this proxy statement). In response, the Committee implemented several modifications to further strengthen the alignment between executive pay and shareholder performance.

•	No one-time awards in 2025

•	Refined annual plan to increase focus on achievement of pre-established financial measures

•	Enhanced disclosure to better demonstrate rigor of metric and target selection process

•	Eliminated an overlapping metric in annual and long-term plan

•	Enhanced disclosure related to annual peer group review process

We believe our actions are responsive to our investors’ feedback and we look forward to continuing the dialogue.

Thank you for investing in Key and your engagement over the past year. Key remains committed to continued strong corporate governance, effective Committee oversight and shareholder engagement. We are requesting your support for our 2026 Say-on-Pay proposal (Proposal 3).

Sincerely,

Todd J. Vasos

30

Compensation Discussion and Analysis

Compensation Discussion and Analysis

This Compensation Discussion and Analysis provides information regarding the compensation of our executive officers.

The contents of the Compensation Discussion and Analysis are organized as follows:

Responsiveness to Shareholders and Say-on-Pay Outcomes	31
Objectives of Our Compensation Program	33
Overview of 2025 Performance	35
Total Pay for our Named Executive Officers	36
CEO Proxy Reported Pay vs. Realized Pay	42

Balancing Risk and Reward	43
Other Elements of Compensation	44
How We Make Pay Decisions	45
Policies and Practices Related to the Grant of Certain Equity Awards	50

Responsiveness to Shareholders and Say-on-Pay Outcomes

Last year, our say-on-pay proposal received approximately 63% shareholder support, which represents a meaningful decrease from the prior year’s support level of 89%, and from our historic say-on-pay support levels, which averaged 92% for the past five years (2020 – 2024). Our Board of Directors and leadership team were disappointed with this decrease in support and were eager to better understand and address shareholders’ perspectives.

Over the course of the past year, the Compensation Committee, with the support of the full Board, undertook an extensive review of our executive plan design, disclosures, and outcomes. The review included peer benchmarking, review of leading market practices, and scenario analysis to inform the Compensation Committee’s decision making. Critically, this review also included feedback received directly from shareholders through a robust engagement program. We expanded our usual shareholder outreach efforts throughout 2025 to seek feedback on our compensation program and philosophy. For an overview of our shareholder engagement program, please see page 22 of this proxy statement. We reached out to our top 30 shareholders, which, excluding Scotiabank (which represents approximately 15% of shares outstanding), represented approximately 55% of shares outstanding. Our goal was to collect feedback about our compensation program in light of the lower say-on-pay support in 2025. Investors representing approximately 36% of shares outstanding agreed to meet with us. The remaining investors either declined to engage or did not respond to our outreach. Our Board of Directors believes it is valuable for directors to hear directly from shareholders, particularly when there are issues of concern. As such, the conversations with shareholders were led by the Chair of the Compensation Committee and our then-Lead Director. These directors then relayed this feedback directly to the Compensation Committee and the full Board of Directors.

The feedback we received from shareholders around our compensation practices was relatively consistent and included both positive comments and constructive suggestions for improvement. A summary of what we heard from shareholders and how we have responded is detailed below. We plan to continue to engage our shareholders to ensure that we identify and address any opportunities to further strengthen our compensation program.

Shareholder Engagement

We support our compensation program with a number of best practices in governance and executive compensation, including, but not limited to, those summarized in the following chart. In addition, the Compensation Committee regularly evaluates our compensation practices in light of feedback provided by our shareholders and shareholder advisory firms.

What we heard	What we did

Overall appreciation for incentive compensation metric selection, rationale and alignment with long-term strategy

Made targeted refinements, as reflected below

Based on this positive feedback, we focused on making targeted refinements to our executive compensation plan design and provided additional disclosure where appropriate, rather than pursuing significant changes

Concerns about the use of one-time awards in granting the Capital and Earnings Improvement Awards in 2024

No special awards were granted in 2025; one-time awards are not a regular component of our executive compensation program

The awards granted in 2024 were driven by the unique circumstances and opportunity presented by the Scotiabank strategic minority investment

31

Compensation Discussion and Analysis

What we heard	What we did

Preference for more emphasis on pre-set financial goals in annual incentive plan

Revised the design of the KeyCorp Annual Incentive Plan to increase focus on achievement of pre-established financial measures

Under the new, more formulaic structure, 70% of overall possible funding is now tied to absolute financial measures (versus 50% in 2024). Metrics are now 35% weighted to absolute Adjusted PPNR, 35% weighted to absolute Adjusted ROTCE, and 30% weighted to the achievement of Enterprise Priorities (as described below).

The revised plan also eliminated the prior “relative performance vs. peers” metric, which some investors viewed as not an ideal metric for an annual incentive plan.

See pages 37 and 38 of this proxy statement for additional information.

Requests for more transparency into the “Enterprise Priority” metrics in annual incentive plan to alleviate concerns about use of discretion

Enhanced disclosure to support inclusion of select Enterprise Priorities in Annual Incentive Plan

The Compensation Committee uses “Enterprise Priority” metrics to measure initiatives that are critical to furthering Key’s strategy and delivering long-term shareholder returns, but which may not be reflected in core financial performance.

Enterprise Priorities represent 30% of the total funding score. Enterprise Priority metrics are set each year by the Compensation Committee with intention and rigor, and the objectives are measurable. The Compensation Committee carefully considers its disclosure of Enterprise Priority metrics, balancing appropriate transparency with protecting commercially sensitive information. Where possible, we have provided more insight into the Compensation Committee’s process to identify and set these metrics. The Compensation Committee will continue to consider ways to improve disclosure going forward, including disclosure around the achievement of these measures.

See page 38 of this proxy statement for information about the Enterprise Priority metrics selected for the 2025 KeyCorp Annual Incentive Plan, as well as information about our performance against these metrics.

Interest in additional disclosure around metric selection process and targets

Increased disclosure to better demonstrate rigor of metric and target selection process

Provided more transparency into the Compensation Committee’s process to select metrics and identify appropriate targets. We will continue to disclose the specific goals for performance awards on a three-year lookback, in connection with the vesting year for an award. Disclosing these targets ex-post, rather than ex-ante, is aligned with both peers and broader banking industry practices.

See page 39 of this proxy statement for information about the 2023 Performance Awards.

Preference to remove perceived overlapping metrics in the long-term incentive plan (performance awards) and short-term incentive plan (KeyCorp Annual Incentive Plan)

Reduced “overlapping” metrics with KeyCorp Annual Incentive Plan and long-term incentive plan

Eliminated the EPS metric from KeyCorp Annual Incentive Plan, replacing it with PPNR. Cumulative EPS remains as a financial metric in the long-term incentive plan as a measure of our ability to achieve multi-year profitability targets.

Questions about peer group composition and selection process

Enhanced disclosure related to the Compensation Committee’s annual peer group review process

Added information about the Compensation Committee’s process for peer group selection, beginning on page 46 of this proxy statement.

32

Compensation Discussion and Analysis

Objectives of Our Compensation Program

Our success depends on the ability to attract, retain, motivate, and develop our teammates. We provide competitive total rewards, including pay and benefits, that support these efforts. Competition for talent in our business is strong, and we increasingly compete for talent outside of the core financial services industry. We make investments to hire, develop, motivate, and retain the high performing, collaborative teammates we need to serve our customers and to deliver strong returns to our shareholders. Our total rewards support our efforts to create and sustain our unique culture. Our compensation program is designed to reward employees based on performance, be informed by the market, discourage imprudent risk-taking, and align with the interests of our shareholders and the guidance of our regulators.

In consideration of these objectives, as well as our compensation philosophy and identified best practices described below, this Compensation Discussion and Analysis describes the pay of our “Named Executive Officers” (or “NEOs”) listed below:

Christopher M. Gorman	Mohit “Mo” Ramani
Chairman and Chief Executive Officer	Chief Risk Officer

Clark Khayat	Amy G. Brady
Chief Financial Officer	Former Chief Information Officer (1)

Andrew J. “Randy” Paine III
Head of Institutional Bank

(1)	Ms. Brady resigned from her position as Chief Information Officer, effective March 2, 2026.

Additional information on the compensation of our NEOs can be found in the 2025 Summary Compensation Table on page 52 of this proxy statement.

33

Compensation Discussion and Analysis

Compensation Philosophy

Our compensation philosophy is guided by the principles set forth below. We apply these principles when we establish the design of our executive compensation program each year.

Our Principles:	How They Were Applied in 2025:

We have a pay for performance philosophy: Actual pay received under our variable compensation programs is tied to financial and strategic objectives

The 2025 Annual Incentive Plan generated 123% funding (with 120% approved by the Compensation Committee), reflecting Key’s record-setting revenue in 2025 (see “Total Pay for our Named Executive Officers” beginning on page 36 of this proxy statement for information about NEO pay received for the 2025 performance year, and see “2025 Annual Incentive Plan Performance & Funding” beginning on page 37 of this proxy statement for information about the performance of the 2025 Annual Incentive Plan).

Performance Awards granted in 2023 paid at 0% for our NEOs and all other holders, as we did not meet previously established threshold levels of Adjusted Cumulative EPS and relative Return on Tangible Common Equity (“ROTCE”) for the 2023-2025 performance period; see “Results of 2023 Performance Awards” beginning on page 39 of this proxy statement for information about the performance of the 2023 Performance Awards.

Our short- and long-term incentive programs are aligned to the creation of shareholder value

We deliver pay in a way that balances short- and long-term financial performance objectives, with an intentional emphasis on long-term incentive compensation. 86% of the average total target pay for our NEOs is delivered as variable pay tied to Key’s financial or share price performance, with 32% tied to annual performance and the remaining 54% tied to multi-year performance.

Actual pay received by our NEOs is strongly correlated to Key’s share price performance and will vary accordingly¸ as illustrated in “CEO Proxy Reported Pay vs. Realized Pay” beginning on page 42 of this proxy statement.

We deliver competitive pay to attract, retain, and motivate the talented executives we need to deliver value to our shareholders

Our Compensation Committee reviews and sets the total target pay opportunity for our NEOs each year, as part of a comprehensive annual review that takes place over several Committee meetings and considers, among other things, the ways in which executive officers in similar roles among our Peer Group are paid. More information about how pay is reviewed and established, and how our Peer Group is determined, is provided under “How We Make Pay Decisions,” beginning on page 45 of this proxy statement.

We balance risk and reward in our compensation programs through a strong governance process

Our compensation programs are subject to a robust governance process overseen by the Compensation Committee. We design our compensation programs to appropriately balance risk and reward, and we regularly monitor these programs to determine whether they inadvertently create incentives that encourage risk-taking outside of our risk tolerances, as described below in more detail under “Balancing Risk and Reward” beginning on page 43 of this proxy statement. In addition to these processes, we also incorporate risk directly into the design of our Annual Incentive Plan.

We subject our compensation to adjustment based on actual risk and financial outcomes: For the 2025 Annual Incentive Plan, we included risk excellence measures as a component of “Enterprise Priorities,” in recognition of our focus on sustainable risk management excellence (see “2025 Annual Incentive Plan Performance & Funding” beginning on page 37 of this proxy statement for more information). Compensation paid under our incentive programs is subject to a robust risk-adjustment policy based on actual risk outcomes and financial results, including possible clawback or pool-level incentive plan funding reductions, as described below in more detail under “Balancing Risk and Reward.”

34

Compensation Discussion and Analysis

Compensation & Governance Best Practices

We support our compensation program with best practices in governance and executive compensation, including those summarized in the following chart. In addition, the Compensation Committee regularly evaluates our compensation practices, considering feedback provided by our shareholders and shareholder advisory firms.

What We Do:	What We Don’t Do:

✓  Place the Majority of Executive Officer Pay “At Risk” by delivering 86% of average total target NEO pay as variable pay tied to our financial or share price performance.

✓  Deliver Over Half of NEO Total Target Variable Pay Opportunity as Long-Term Incentives, requiring Key to perform over a multi-year period for our NEOs to realize value.

✓  Impose Robust Stock Ownership Guidelines ranging from six times base salary for our CEO to three times base salary for our other executive officers. Executives are encouraged to meet share ownership guidelines within three years and are required to comply within five years. Executives must hold the net shares acquired upon vesting of equity awards until our share ownership guidelines are satisfied.

✓  Use Tally Sheets annually for our NEOs, allowing our Compensation Committee to review total pay for our NEOs.

✓  Review Share Utilization regularly, including overhang levels and run-rates, and maintain share utilization levels within industry norms.

✓  Use an Independent Consultant Retained by the Compensation Committee to assist in developing and reviewing our executive compensation strategy and programs to ensure that our compensation programs are consistent with market practice.

✓  Maintain Clawback and Forfeiture Policies as further described below under “Balancing Risk and Reward” beginning on page 43 of this proxy statement, which begin before grant and extend beyond payment.

×   No Employment Agreements for any executive officer, including any NEO.

×   No Tax Gross-Ups on change of control payments or perquisites, other than with respect to relocation benefits provided to certain senior-level employees upon hire.

×   No “Single Trigger” Change of Control Agreements, meaning that, following a change of control, severance benefits are due, and equity awards that are assumed in a change of control transaction vest, only upon a qualifying termination of employment.

×   No Active SERPs, as our executive pension plans were frozen in 2009. No NEO participates in an active supplemental defined benefit plan, although vesting service continues for those NEOs who participated in such a plan prior to 2009.

×   No Hedging or Pledging of KeyCorp Securities is permitted under our Insider Trading Policy, which prohibits our employees, officers, and directors from engaging in hedging transactions involving our common shares and from pledging our common shares.

×   No “Timing” of Equity Grants as we do not grant any equity awards (either on- or off-cycle) in anticipation of the release of material, non-public information. Similarly, we do not time the release of material, non-public information based on equity grant dates. We do not permit the use of 10b5-1 plans. For more information, see “Policies and Practices Related to the Grant of Certain Equity Awards” on page 50 of this proxy statement.

×   No Repricing or Back-Dating of stock options.

Overview of 2025 Performance

2025 was a strong year for Key. During 2025 Key demonstrated consistent and significant progress on our path to achieving sustainable mid-to-high teens returns on tangible common equity. In addition to the highlights summarized below, tangible book value per share grew 18% year-over-year, and earnings per share grew 29%, when adjusting for selected items. (1)

Building Momentum in 2025 and Beyond:

•	Delivered 16% year over year growth in revenue (TE)(1)

•	Grew Net Interest Income (TE) by 23% year over year

•	Saw high single digit growth in priority fee areas with controlled expense growth, and generated 11.8% of adjusted operating leverage in 2025(1),(2)

Capital Position & Delivering Value to Shareholders:

•	Increased total shareholder return by 26% in 2025, ranking #2 amongst peers(3)

•	Achieved 10.3% marked CET1 ratio in 4Q25(4)

•	Completed $200MM in 4Q share buybacks, ~2x our initial target

35

Compensation Discussion and Analysis

TE = Taxable equivalent. Notes: (1) Reflects comparison of adjusted metrics, where applicable. Non-GAAP measure: see page 27 of our Fourth Quarter 2025 Earnings Release Supplemental Information Package attached as Exhibit 99.2 to Form 8-K filed on January 20, 2026, for breakout of Selected Items Impact on Earnings; (2) “Operating leverage” refers to Key’s ability to grow revenues faster than expenses over an applicable time period; (3) 2025 Peers included Citizens Financial Group, Inc., Fifth Third Bancorp, Huntington Bancshares Incorporated, M&T Bank Corporation, The PNC Financial Services Group, Inc., Regions Financial Corporation, Truist Financial Corporation, U.S. Bancorp, and Zions Bancorporation; (4) Represents a Non-GAAP measure: refer to KeyCorp’s Annual Report on Form 10-K filed on February 23, 2026, “GAAP to Non-GAAP Reconciliation” within Management Discussion and Analysis beginning on page 90 for more information.

Total Pay for our Named Executive Officers

We manage to “total pay” opportunity for our NEOs, which consists of:

Total Pay for 2025 Performance

The Compensation Committee’s 2025 total pay decisions for our NEOs, consisting of base salaries as well as the annual and long-term incentive awards made as part of our regular grant cycle, were as follows:

	Total Pay

Name	Base Salary($)	Actual 2025 Annual Incentive Award ($)(1)	2026 Target Long-Term Incentive Award ($)(2)(3)	Total Pay($)
Christopher M. Gorman	$1,200,000	$3,240,000	$7,100,000	$11,540,000
Clark Khayat	$700,000	$2,210,000	$2,210,000	$5,120,000
Andrew J. “Randy” Paine III	$600,000	$2,470,000	$2,500,000	$5,570,000
Mohit “Mo” Ramani	$700,000	$1,200,000	$1,400,000	$3,300,000
Amy G. Brady	$700,000	$1,565,000	$1,500,000	$3,765,000

(1)	Represents the annual incentive paid in 2026 for 2025 performance.

(2)

We generally consider long-term incentives granted during a given year to be part of the prior year’s total pay opportunity. The amounts reflected in the table differ from those reported for 2025 in the Summary Compensation Table on page 52 of this proxy statement, which reflects any long-term incentives granted during a given year (including one-time awards), rather than after year-end, even if awarded for services performed for a prior year. The Summary Compensation Table on page 52 reflects awards granted in 2025 for 2024 performance.

2025 Total Pay Decisions for Named Executive Officers

The Compensation Committee’s 2025 total pay decisions for our NEOs and the rationale for each are provided below.

Mr. Gorman, Chairman and Chief Executive Officer

The Compensation Committee approved actual total pay of $11,540,000 for Mr. Gorman, equal to 107% of his target pay (resulting from the Compensation Committee awarding Mr. Gorman an annual bonus equal to 120% of target and a long-term incentive award of 100% of target). Under Mr. Gorman’s leadership, Key delivered strong financial performance – as Key delivered peer-leading revenue growth, PPNR growth, and operating leverage – and achieved its desired risk posture. Mr. Gorman remained focused throughout the year on Key’s capital deployment strategy, as demonstrated through Key’s progress to our stated goal of sustainable mid-to-high teens returns on tangible common equity. The decisive actions taken by Mr. Gorman are reflected in Key’s top-quartile TSR relative to our Peer Group for 2025 and position Key to build on this success going forward.

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Compensation Discussion and Analysis

Mr. Khayat, Chief Financial Officer

Mr. Khayat played a critical role for Key in 2025, focusing on our efforts to generate long-term shareholder value by thoughtfully leveraging our capital and liquidity positions. Through his leadership, Mr. Khayat supported record revenues while maintaining discipline with respect to expense, as demonstrated by our strong operating leverage, and improving Key’s control environment. Mr. Khayat supported Key’s expanded shareholder outreach efforts and strong investor engagement in a variety of forums. In light of these achievements, the Compensation Committee approved total actual pay of $5,120,000, or 116.4% of target for Mr. Khayat. In connection with Amy Brady’s resignation from her position as Chief Information Officer in March 2026, Mr. Khayat assumed an expanded role to lead the Key Technology and Operations Services (KTOS) organization in addition to his role as Chief Financial Officer.

Mr. Paine, Head of Institutional Bank

Mr. Paine successfully led our investment bank and our commercial mortgage group to achieve sound growth within our moderate risk appetite. 2025 was Key’s second-best ever fee income year – achieved even in the face of softness in mergers and acquisitions among Key’s targeted middle market client base. This reflects Mr. Paine’s disciplined and focused approach. Considering Mr. Paine’s results in 2025, the Compensation Committee approved total actual pay of $5,570,000, or 111.4% of target.

Mr. Ramani, Chief Risk Officer

2025 was Mr. Ramani’s first year as Key’s Chief Risk Officer, during which Mr. Ramani led important work around continued risk management excellence. In recognition of his strong performance, Mr. Ramani received actual total pay of $3,300,000, or 106.5% of target pay. In connection with Mr. Ramani’s hire in January 2025, Mr. Ramani received a cash-sign on bonus of $1,900,000 in recognition of the bonus he forfeited from his prior employer, and a new hire restricted stock unit award of $2,050,000, to make Mr. Ramani whole for the equity he forfeited from his prior employer.

Ms. Brady, Former Chief Information Officer (until March 2, 2026)

As head of our technology, operations and servicing businesses, Ms. Brady focused in 2025 on continuing to bolster Key’s data management and governance practices, in addition to pivoting to focus on the impact and opportunity of artificial intelligence for Key. In recognition of her efforts, the Compensation Committee approved total actual pay of $3,765,000, or 108% of target pay. In March 2026, Ms. Brady resigned from her role as Chief Information Officer due to personal health considerations. Information about Ms. Brady’s resignation is available under “Transition Letter with Ms. Brady” on page 45.

2025 Annual Incentive Plan Performance & Funding

All executive officers, along with most Key employees who are not paid from a business-unit specific incentive plan, were eligible to receive discretionary cash incentive pay under our 2025 Annual Incentive Plan.

Design of Annual Incentive Plan

•

Funding of annual incentives is based on achievement of financial and strategic goals, shown below for the 2025 performance year, compared to pre-established targets. 70% of the funding is tied to financial goals, with the remaining 30% of funding tied to the achievement of specific goals related to strategic cross-functional enterprise priorities. The Compensation Committee reviewed proposed metrics and weightings of the 2025 Annual Incentive Plan over the course of multiple meetings, beginning in fall of 2024. The final plan metrics and weightings, along with threshold, target and maximum performance levels for each financial performance metric, were approved by the Compensation Committee in the first quarter of 2025.

•

In light of feedback from some of our shareholders regarding overlapping financial metrics in our Annual Incentive Plan and long-term incentive program, the Compensation Committee selected Adjusted PPNR instead of Adjusted EPS for the 2025 Annual Incentive Plan, reducing the potential overlap of financial metrics in our short-term and long-term incentive plans. Adjusted PPNR was chosen as it is a measure of our in-year financial performance against both revenue and expense goals. Further, the Compensation Committee selected Adjusted PPNR because it is an important metric in our industry as it represents core annual (in-year) profitability. As described on page 41 below, three-year cumulative Adjusted EPS remains a performance metric in our long-term performance awards, and we continue to use adjusted ROTCE as a performance metric in our short-term and long-term incentive plans.

•

Our shareholders also indicated a preference for a greater percentage of the Annual Incentive Plan funding to be linked to pre-established financial goals, specifically questioning whether the historic “relative performance vs. peers” metric was the right metric for an annual incentive plan, with some shareholders viewing it as a subjective measure (vs. an objective measure). In response to this feedback and considering the Compensation Committee’s review of peer

37

Compensation Discussion and Analysis

practice, the 2025 KeyCorp Annual Incentive Plan is 70% weighted to absolute financial performance (35% weighted to progress against Adjusted PPNR targets and 35% weighted to progress against Adjusted ROTCE targets). Relative performance to peers was eliminated.

•

In the first quarter of 2025, the Compensation Committee selected the strategic performance metrics included in the category of “Enterprise Priorities” shown below. The Compensation Committee chose these metrics because of their central importance in furthering Key’s performance in 2025:

Enterprise Priority	Metrics
Grow the Business	• Relationship customer growth • Increase in banker population
Risk Management Excellence	• Strength of financial and non-financial risk management practices • Efforts to timely and sustainably identify and remediate issues • Adhere to overall risk appetite
Help Communities and Teammates Thrive	• Teammate engagement scores • Investments in communities we serve

These metrics do not necessarily translate directly into intra-year financial performance outcomes related to PPNR and ROTCE, but are critical to delivering long-term shareholder returns, and the Compensation Committee wanted to ensure that our executive officers were focused on these items throughout the year.

•	The Compensation Committee annually reviews metric overlap to ensure that performance measures appropriately balance short-term execution and long-term shareholder value creation.

•	Funding under the 2025 Annual Incentive Plan is capped at 200%, with 0% funding for executive officers if a threshold level of performance was not achieved.

•

Actual incentives awarded to our executive officers may and do vary from this funding level. Our practices generally do not allow an executive officer to receive more than 200% of the annual incentive target to be paid in cash.

Performance of 2025 Annual Incentive Plan

For the 2025 performance period, the Annual Incentive Plan performed at 123% of target, driven by performance against the Adjusted PPNR and Adjusted ROTCE goals established by the Committee at the beginning of 2025. Adjusted PPNR performance exceeded target, driven primarily by Commercial loan growth and deposit outperformance, in addition to higher than planned fee income and lower than planned net charge offs, partially offset by higher than planned expenses. Adjusted ROTCE performance was ahead of target as well, driven by higher Net Income than planned and lower adjusted Tangible Common Equity than planned.

In addition to strong financial performance, we largely delivered against our pre-established Enterprise Priority metrics (described above). The 95% funding rate shown below reflects the Compensation Committee’s assessment of performance against the goals established for each category of Enterprise Priorities. Performance in 2025 was strong with respect to risk management priorities, teammate engagement and community investment, with very modest underperformance against goals related to increasing relationship households and banker hiring.

Following thorough discussion and review, the Compensation Committee elected to exercise discretion to reduce funding from 123.2% to 120%. This reflects a recognition of Key’s strong financial performance balanced against the slightly below target performance on Enterprise Priorities. In addition, the reduced funding rate reflects an intentional approach to managing incentive compensation expense.

KeyCorp 2025 Annual Incentive Plan

	Performance Required for Payout

Performance Goals*	Min. 25%	Middle 100%	Max. 200%	Actual Result	Funding Rate	Weight	Final Funding
Adjusted PPNR(1)	$2,156	$2,695	$3,153	$2,784	119.6%	35%	41.9%
Adjusted Return on Tangible Common Equity (ROTCE)(1)(2)	8.8%	11.0%	12.9%	12.0%	151.1%	35%	52.9%
Enterprise Priorities	Objective Assessment			Meets	95%	30%	28.5%
Calculated Funding							123.2%
Compensation Committee Approved Funding Rate							120.0%

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Compensation Discussion and Analysis

(1)

PPNR and ROTCE were adjusted to exclude pension settlement charges, notable items and any other items agreed to by the Compensation Committee, as well as to remove the impact of the change in loan and lease loss provision (replaced with net charge offs) and other unplanned items, each as further described below under the heading “Definitions of Certain Financial Goals.”

(2)	Tangible Common Equity holds Other Comprehensive Income at plan to normalize for any movements from balance sheet valuation changes resulting from changes in the interest rate environment.

Results of 2023 Performance Awards

In February 2023, each NEO (excluding Mr. Ramani) received an award of performance shares as part of their long-term incentive opportunity. The NEOs could earn between 0% and 150% of the performance shares granted based on the achievement of our 2023 long- term incentive plan.

However, because our financial performance for the 2023-2025 performance period was below the threshold levels set out in our long-term incentive plan, the Compensation Committee certified a final performance level for our 2023 long-term incentive plan of 0%, as described below.

2023-2025 Long-Term Incentive Plan

		Performance Req’d for Payout

Performance Goals (1)	Weight	Min.	Target	Max.	Actual Result	Final Funding
Return on Tangible Common Equity vs. Peer Group	50%	25% ile	50% ile	75% ile	18th% ile	0%
Cumulative Earnings Per Share	50%	$5.69	$7.58	$9.48	$3.86	0%
Calculated Performance						0%
TSR vs. Peers Modifier(2)						N/A
Committee Approved Performance						0%

(1)

EPS and ROTCE actual results are based on continuing operations and exclude notable items, as described below under the heading “Definitions of Certain Financial Goals” on page 48 of this proxy statement.

(2)

The TSR vs. Peers Modifier would have applied an adjustment of +/- 15% if Key’s TSR during the performance period that began on January 1, 2023 and ended on December 31, 2025 was above the 75th%ile or below the 25th%ile, respectively, of our Peer Group TSR during this period.

The regional banking failures that occurred in March 2023, combined with our balance sheet position at the time and the action we took in response to both items, created an economic environment that significantly impacted long-term incentive awards granted by Key in February 2023 as follows:

•

First, Key’s balance sheet position, along with the actions we took to preserve capital, which included intentionally shrinking our balance sheet, negatively impacted our earnings on an absolute and relative basis. This caused our EPS to fall short of the threshold level of performance required to satisfy the 3-year plans established with respect to the 2023 Performance Awards.

•	Our underperformance on earnings caused Key’s ROTCE to fall to the bottom quartile of our Peer Group, resulting in below-threshold performance on this measure as well.

The combination of these events resulted in the performance awards granted in 2023 vesting at 0%. Failure to vest has a significant impact on actual pay received by our executive officers in 2026, which is not apparent in the Summary Compensation Table, since the Summary Compensation Table focuses on equity granted in a calendar year. This impact on actual pay is illustrated under “CEO Proxy Reported Pay vs. Realized Pay” on page 42 of this proxy statement.

2026 Long-Term Incentives

As part of their total pay opportunity, our NEOs are eligible to receive long-term incentive awards granted as part of our regular long-term incentive compensation (“LTIC”) award cycle in the first quarter of each fiscal year, based on the Compensation Committee’s assessment of each NEO’s prior year performance and anticipated future contributions.

70% of 2026 long-term incentives were delivered as “performance-based” compensation in the form of Performance Awards (60%) and premium-priced stock options (10%) with the balance delivered as restricted stock units (30%). The Compensation Committee believes a balanced mix of performance-based compensation and time-based RSUs mitigates excessive risk-taking while preserving strong performance incentives.

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Compensation Discussion and Analysis

2026 Long-Term Incentive Design

Vehicle	% of Total LTIC Value	Vesting Period	Performance Features

Performance Awards	60%	3-year cliff vesting

•

Performance hurdle tied to Key’s then-applicable minimum regulatory capital requirement (plus any required capital buffer) must be met before final vesting of award can be determined.

•

Final payout can range between 0% to 150% of target based on our performance measured against the following goals established at the beginning of the applicable performance period:

1.  Adjusted ROTCE

2.  Cumulative Adjusted EPS

•

Performance score is subject to further adjustment by application of a modifier of +/- 15% based on our relative TSR performance over the performance period.

•

Value of final payout, if any, depends on the performance of our stock price.

•

Payout can be reduced based on the Compensation Committee’s evaluation of our performance against: our Enterprise Risk Dashboard (“ER Dashboard”), execution of strategic priorities, and other factors (as appropriate).

Restricted Stock Units (“RSUs”)	30%	4-year annual ratable vesting

•

Value directly linked to our stock price.

•

Encourages strong levels of share ownership among our executives.

•

Provides a balance to the risk-taking incentives that may be associated with stock options or performance awards.

Premium-Priced Stock Options	10%	4-year annual ratable vesting

•

Since 2021, stock options have been granted with a 10% premium on the exercise price, requiring greater positive performance of our stock price for an executive to realize value from the award than an ordinary stock option.

•

Incentivizes our executive officers to create share price improvement and provide strong shareholder returns, which is driven by our financial performance.

•

Option expires no later than 10 years from the date of grant.

•

Encourages preservation of long-term stock value.

•

Usage of options limited to no more than 10% of each Named Executive Officer’s annual long-term incentive opportunity since 2013.

2026 Performance Awards

The Compensation Committee grants performance awards to our NEOs on an annual basis to encourage our NEOs to make decisions and to deliver results over a multi-year time period, keeping a focus on our long-term performance objectives. In addition, performance awards enable us to retain executive talent, because executives generally must remain employed through the end of the performance period to realize the full potential value of the award.

40

Compensation Discussion and Analysis

The cash-settled performance awards granted in 2026 provide our NEOs with the opportunity to receive between 0% and 150% of their “target” number of cash performance shares based on our level of achievement of specified performance goals during the three-year performance period that began on January 1, 2026, ending on December 31, 2028. Although the value of these cash performance awards is directly tied to share price, payout upon vesting will be in the form of cash.

The performance metrics for the 2026 Performance Awards are outlined below. We have not disclosed the specific goals for this in-flight award because doing so would be inconsistent with our approach to providing forward-looking guidance. The Compensation Committee intentionally selected the metrics and established the goals as part of an existing multi-meeting process. We believe the goals are rigorous, as they are consistent with our long-term financial plans as communicated to the Compensation Committee and our Board in the year of grant and require meaningful improvement in our EPS and ROTCE over the 3-year performance period.

	2026-2028 Long-Term Incentive Plan

	Performance Required for Payout[1]					Other Factors (Vesting Reduction Only)
Performance Goals	Weight	0% Funding	50% Funding	100% Funding	150% Funding

Adjusted ROTCE	50%	50% of Plan	75% of Plan	100% of Plan	125% of Plan	• ER Dashboard • Execution of Strategic Priorities • Other factors, as appropriate
Adjusted Cumulative EPS	50%	50% of Plan*	75% of Plan	100% of Plan	125% of Plan

Performance Hurdle: Minimum Regulatory Capital – Achievement of Key’s then-applicable minimum regulatory capital requirement (plus any required capital buffer) must be met before final vesting of award can be determined.

TSR vs. Peers Modifier – A percentile rank below the 25th percentile will result in a -15% adjustment to funding; percentile rank between 25th percentile and 75th percentile will result in no adjustment to funding; percentile rank above the 75th percentile will result in a +15% adjustment to funding.

*	References to “Plan” in table refer to Key’s overall financial plan.

The Compensation Committee believes that each of the performance goals set forth above strongly correlates with long-term shareholder value creation. Adjusted ROTCE is directly correlated to shareholder value, as is Adjusted EPS. The Compensation Committee selected Adjusted ROTCE instead of Adjusted ROTCE vs. Peers in order to continue to incentivize performance during a time of relative disruption in Key’s Peer Group due to increased M&A and transactional activity that may limit the usefulness of relative comparisons. Key has given explicit guidance to its investors about our anticipated progress on absolute ROTCE, and the Compensation Committee wanted to ensure that our executives are incentivized to deliver against those specific results in order to deliver long-term shareholder value. The Adjusted ROTCE goals for the 2026 Performance Award are consistent with the guidance Key has provided to investors.

Finally, the Compensation Committee retained TSR vs. Peers as a symmetric modifier to the 2026 performance awards to reinforce direct alignment between executive compensation outcomes and relative shareholder returns. While absolute financial performance metrics (Adjusted ROTCE and cumulative Adjusted EPS) drive the core value-creation objectives of the long-term incentive program, the TSR modifier ensures that realized payouts reflect shareholder experience relative to our Peer Group. The modifier operates symmetrically (+/-15%) and cannot increase payouts above plan maximums. If relative TSR performance falls below the 25th percentile, payouts are reduced, even if absolute financial goals are achieved. Conversely, above-median relative TSR performance enhances payouts only when underlying financial performance exceeds threshold levels. The Compensation Committee believes this structure appropriately balances fundamental value creation with market-based shareholder outcomes and mitigates the risk of pay outcomes that are inconsistent with investor returns.

Some of our shareholders expressed concern about “overlapping” metrics between our short-term incentive plan (the 2025 Annual Incentive Plan) and our long-term incentive plan (the 2026 performance awards). In selecting metrics for each plan, the Compensation Committee focused on selecting performance metrics that promote both short- and long-term growth, as well as maintaining a strong link between executive pay and shareholder value creation. In 2025, we eliminated the EPS metric from the KeyCorp Annual Incentive Plan, replacing it with PPNR, which we believe measures our in-year financial performance against both revenue and expense goals. Cumulative EPS remains as a financial metric in the long-term plan as a measure of our ability to achieve multi-year profitability targets while managing our capitalization. Both the 2025 Annual

41

Compensation Discussion and Analysis

Incentive Plan and the 2026 performance awards continue to include Adjusted ROTCE as a metric, as the Compensation Committee believes inclusion of Adjusted ROTCE in both plans reinforces capital discipline across different time horizons without duplicating incentives.. We believe there are fundamental and important differences between ROTCE in each plan, which are illustrated in the chart below.

	2025 Annual Incentive Plan	Performance Awards granted in 2026

Measurement Period	• 1-year performance period	• 3-year performance period

Goal of Program	• Deliver positive, capital-efficient short-term financial performance	• Drive sustained capital discipline and durable earnings generation by focusing on a longer (3 year) time horizon

CEO Proxy Reported Pay vs. Realized Pay

Our executive compensation program is designed so that the value our executives actually realize is directly linked to shareholder value. With respect to our CEO, we achieve this by delivering a substantial portion of his pay in the form of long-term incentives and selecting performance metrics that are closely linked to our total shareholder return. This means that his Realized Pay (the amount he actually receives in a given year) is tied directly to our share price performance and the achievement of our long-term financial goals, and may differ significantly from the pay reported in the Summary Compensation Table (“SCT”), which reflects the accounting value of long-term incentives at the time of grant. As a result, we believe it is useful to compare Mr. Gorman’s Adjusted SCT Pay (as defined below) to his Realized Pay between 2023 and 2025, with our total shareholder return for the same period, as illustrated below. This information below regarding our CEO’s Realized Pay is provided as a supplement to the information included in the Summary Compensation Table on page 52 of this proxy statement and the Pay Versus Performance Disclosure on page 65 and is not intended as a substitute for the information included in either section.

(1)	Total Shareholder Return values based on $100 invested on December 31, 2022.

The comparison of Mr. Gorman’s Realized Pay to his Adjusted SCT Compensation in each given year demonstrates the alignment of his pay and the return to our shareholders. The “Required Pay Versus Performance Disclosure” on page 65 of this proxy statement provides some of this insight but does not link to compensation actually received by an NEO in a calendar year (“Compensation Actually Paid” for purposes of that disclosure is inclusive of all outstanding equity, rather than focusing on the value of equity awards actually received by our NEOs in a given calendar year).

The preceding chart provides additional information about our CEO’s pay, specifically demonstrating the alignment between Mr. Gorman’s pay and our performance.

42

Compensation Discussion and Analysis

For purposes of this “CEO Proxy Reported Pay vs. Realized Pay” section, we define:

•

“Adjusted SCT Pay” as the compensation reported in the Summary Compensation Table for the applicable year (i.e., 2023, 2024 or 2025), adjusted by excluding “Changes in Pension Value and Nonqualified Deferred Compensation Earnings” and “All Other Compensation.” We excluded these items because they represent amounts that are not Realizable Pay or that will never become Realized Pay or that will not become Realized Pay until termination of employment or later. The total Adjusted SCT Pay value for 2024 does not include the $7.6M Capital and Earnings Improvement Award granted to Mr. Gorman in December 2024, as this award is not part of our core long-term incentive plan and one-time awards are not a regular part of our executive compensation program.

•

“Realized Pay” as the sum of (i) actual base salary and annual incentives paid for the applicable year plus (ii) the amount reported as income upon vesting of performance awards, restricted stock units, or exercise of stock options, in each case occurring during the applicable year. Earnings” and “All Other Compensation.” We excluded these items because they represent amounts that are not Realizable Pay or that will never become Realized Pay or that will not become Realized Pay until termination of employment or later.

•

“Realized Pay” as the sum of (i) actual base salary and annual incentives paid for the applicable year plus (ii) the amount reported as income upon vesting of performance awards, restricted stock units, or exercise of stock options, in each case occurring during the applicable year.

Balancing Risk and Reward

Achieving a balance between risk and reward is a central focus of our compensation program and an important part of how we align pay and performance. All incentives paid to our employees are subject to a risk-adjustment process that begins before grant and extends beyond payment.

Our incentive programs are subject to negative adjustment:

- Our Annual Incentive Plan and our Performance Awards can be reduced to 0% by our Compensation Committee, which bases any reduction on our ability to remain within predetermined risk tolerances (as aggregated and displayed through our ER Dashboard)
- Our Nominating and Corporate Governance Committee meets annually in January to provide an opportunity for the Chairs of the Risk, Audit and Compensation Committee to discuss any risk considerations that might suggest a reduction in funding of our Annual Incentive Plan

Prior to approving individual NEO incentive awards, our Compensation Committee considers each NEO's risk scorecard performance, which includes each NEO's self-assessment of their risk performance for the applicable year. The Compensation also obtains performance feedback from our CEO (other than for himself; feedback for our CEO is provided by the Board)

We reserve the right to risk adjust funding or award amounts in the event we realize any significant risk outcomes, and our Compensation Committee may forfeit, offset, reduce or claw back a NEO's long-term incentives based on those outcomes.

All of our incentives are subject to clawback, meaning we may:

- Cancel or reduce unvested equity awards if a significant risk event occurs
- Recover cash and equity compensation, if that compensation is based on financial results that are subsequently restated
- Cancel outstanding equity awards and recover realized gains if an executive engages in certain "harmful activity"

43

Compensation Discussion and Analysis

Further, the Board adopted the KeyCorp Compensation Recovery Policy (the “Compensation Recovery Policy”), which applies in addition to our existing, long-standing policies for compensation clawbacks in other situations, and provides for the clawback of certain executive compensation if we are required to prepare a restatement of our financial statements due to material noncompliance with any financial reporting requirement under the securities laws.

Other Elements of Compensation

Perquisites

We believe in limiting the number and value of perquisites we provide to our executives. Generally, a personal benefit provided to an executive is considered a perquisite unless it is integrally and directly related to the performance of the executive’s duties. We determine the value of perquisites based on their incremental cost to Key.

The limited perquisites currently made available to all NEOs include an annual executive physical and a tax and financial planning perquisite, with a set per participant cost to Key. A subset of executive officers also receive home security and digital security monitoring, which we collectively refer to as “security monitoring”. The executives who receive security monitoring were selected by the Compensation Committee after considering the recommendation of Key’s corporate security team. The selections were further informed by a third-party security assessment evaluating the executive’s profile, the potential risks posed to the executive, and the risks to Key if a crime were to occur. We view this security monitoring as an important part of Key’s overall risk management program. In addition, we pay the annual premium on an individual disability insurance policy for Mr. Gorman that was put into place before he became an executive officer. In some cases, Mr. Gorman may travel in a Key vehicle driven by a trained security professional which may result in some amounts being reported as a perquisite in the Summary Compensation Table on page 52 of this proxy statement. In July 2022, in order to promote the safety and security of Mr. Gorman and to promote efficiency by ensuring his availability to perform business for Key, the Compensation Committee authorized personal use of Key’s corporate aircraft by Mr. Gorman and his immediate family members, subject to a personal use cap of $125,000 annually. In rare and limited circumstances, NEOs other than Mr. Gorman may be provided with personal use of the aircraft in accordance with Key’s policies governing aircraft use.

Retirement Programs

Our NEOs are eligible to participate in our qualified 401(k) Savings Plan on the same basis as all other eligible employees. In 2025, the 401(k) Savings Plan provided for matching contributions up to 100% of the amount deferred, up to 7% of eligible pay, subject to applicable Internal Revenue Service (“IRS”) limitations.

Our NEOs also are eligible to participate in our nonqualified Second Deferred Savings Plan, which provides a select group of highly compensated individuals with the ability to defer compensation in excess of what is eligible to be deferred to the 401(k) Savings Plan. There are no mandatory company matching contributions under the Second Deferred Savings Plan, but Key may make a discretionary company contribution to participant accounts under the Second Deferred Savings Plan in limited circumstances for participants who do not earn the full company matching contribution under the 401(k) Savings Plan as a result of their Second Deferred Savings Plan deferral elections.

The matching contributions made to the 401(k) Savings Plan and any matching contributions made to the Second Deferred Savings Plan on behalf of the NEOs are included in the “All Other Compensation” column to the 2025 Summary Compensation Table on page 52 of this proxy statement. Additional information about our nonqualified deferred compensation programs (the Long-Term Incentive Deferral Plan, the Second Deferred Savings Plan and its predecessor, the Deferred Savings Plan) is included in the narrative to the 2025 Nonqualified Deferred Compensation Table beginning on page 58 of this proxy statement.

Messrs. Gorman and Paine participated in our Consolidated Cash Balance Pension Plan and Second Excess Cash Balance Pension Plan, each of which were frozen effective December 31, 2009. Additional information about our pension programs is included in the narrative to the 2025 Pension Benefits Table on page 58 of this proxy statement.

NEOs are also eligible to participate in our non-qualified Long-Term Incentive Deferral Plan, which provides select executives (including NEOs) the ability to defer receipt of a portion of their annual performance award grant beyond the original vesting date to a date not sooner than their termination date.

Separation Pay

We maintain the KeyCorp Separation Pay Plan, which generally covers all employees, including our NEOs, and provides separation pay upon termination as a result of a reduction in staff. The amount of separation pay provided under the KeyCorp Separation Pay Plan may not exceed 52 weeks of separation pay, capped at an amount equal to two times the limit in effect under Section 401(a)(17) of the Internal Revenue Code for the year of separation (that cap was $700,000 in 2025). In

44

Compensation Discussion and Analysis

addition, in the event of a termination of employment in connection with which we enter into a separation agreement with an executive officer (which we refer to as a “Termination Under Limited Circumstances”), our executive officers, including our NEOs, would be eligible to receive a similar separation pay benefit of up to 52 weeks of severance pay, and such other payments and benefits as may be negotiated at the time of separation and set out in the separation agreement. Our separation practices for executive officers are described in the Potential Payments Upon Termination or Change of Control table on pages 60 and 61 of this proxy statement.

Transition Letter with Ms. Brady

On February 24, 2026, Ms. Brady informed Key of her intention to resign from her position as our Chief Information Officer due to personal health considerations, effective March 2, 2026. In connection with her resignation and to ensure a smooth and orderly transition, Key entered into a transition letter with Ms. Brady (the “Transition Letter”) (available as Exhibit 10.1 to the Form 8-K filed March 2, 2026). Under the Transition Letter, provided that Ms. Brady remains employed by the Company as a non-executive employee through May 31, 2026 (the “termination date”), or if Key terminates her employment without cause before that date, Ms. Brady is entitled to receive salary continuation and continued participation in Key’s standard health and welfare benefit plans for a period of one year following termination date. In addition, Ms. Brady will be eligible to receive an incentive compensation award for the 2026 performance year with a target value of $1,300,000, which will be determined and payable in 2027, and will continue to vest in the Capital and Earnings Improvement Award granted to her on December 30, 2024, subject to the terms and conditions of that award, other than the one-year post-vesting holding period requirement otherwise applicable to the Capital and Earnings Improvement Award, which will be waived to the extent the award vests. She will also remain eligible to receive executive perquisites, including, as applicable, tax and financial planning, executive health and home security monitoring for the periods of time provided under those programs. Key’s obligations under the Transition Agreement are conditioned upon Ms. Brady’s execution and non-revocation of a general release of claims in favor of Key and her compliance with confidentiality provisions and covenants restricting solicitation of Key employees and customers for one year after the termination date.

Change of Control Agreements

We have entered into a Change of Control Agreement with each NEO. We use Change of Control Agreements to help attract and retain executive talent. The Compensation Committee believes and the Board agrees that it is in the best interests of shareholders to ensure that our NEOs are able to evaluate objectively the merits of a potential transaction without being distracted by its potential impact on their personal employment situations. Most companies in our Peer Group maintain similar change of control arrangements for their executive officers. Our Change of Control Agreements are described in the Potential Payments Upon Termination or Change of Control table on pages 60 and 61 of this proxy statement.

How We Make Pay Decisions

We seek to maintain a competitive level and mix of pay that is reflective of the market in which we compete for talent. We do this by reviewing the levels and types of compensation paid to executive officers in similar positions at companies in our Peer Group and the other companies with which we compete for talent.

How We Set Target Total Pay

Our Compensation Committee reviews and sets the total target pay opportunity for each of our executive officers each year, at the conclusion of a robust compensation review process that spans multiple meetings of the Compensation Committee and includes consideration of the following factors:

•

Our Chief Executive Officer’s assessment of each executive officer’s individual contribution to Key (and, in the case of our Chief Executive Officer, the assessment of the full Board of his contributions to Key);

•	Annual review of Tally Sheets for each of our NEOs (further described below);

•	The level of pay for similar roles in our industry and among our Peer Group;

•	The executive’s tenure and experience;

•	Our distinctive business model;

•	Insights from consultants about market practices and trends; and

•	Guidance and feedback from our regulators, investors and shareholders regarding our pay practices.

45

Compensation Discussion and Analysis

Tally Sheets

The Compensation Committee reviews Tally Sheets annually for our NEOs, which include a review of the estimated value of severance payments, the accumulated value of vested and unvested equity awards, and retirement benefits. The Tally Sheets allow the Compensation Committee to review and compare summary compensation table pay, realized pay, and realizable pay to fully evaluate our compensation program and practice. The Compensation Committee also reviews the levels and types of compensation provided to executive officers in similar positions at companies in our Peer Group. These practices allow the Compensation Committee to evaluate the total compensation package provided to our NEOs and consider the impact of isolated adjustments or incremental changes to specific elements of compensation.

Peer Group

In setting compensation for our NEOs, the Compensation Committee examines the compensation data of our peer companies provided by Compensation Advisory Partners (“CAP”), an independent executive compensation advisory firm retained by the Compensation Committee, to better understand whether our pay practices remain appropriate when measured against the competitive landscape. While this market data is useful, the Compensation Committee does not rely only on this data for targeting compensation levels but uses it as a basis for validating relative competitive pay for our NEOs. The Compensation Committee also considers market conditions, promotions, individual performance, survey data, and other relevant circumstances as it determines our NEOs’ compensation levels.

The Compensation Committee follows a robust annual process to select the Peer Group. The members of the Peer Group were identified based on a multi-dimensional review as follows:

Peer Group Multidimensional Review Criteria
All Financial Institutions
US Publicly Traded Financial Institutions
Asset Size (as proxy for regulatory expectations), Business Mix and Relative Revenue / Market Capitalization

Other factors considered by the Compensation Committee include regulatory expectations. The Compensation Committee also reviews the peers used by members of our then-current Peer Group and the peer groups used by proxy advisory firms. There are a relatively small number of banks whose asset size and business mix make them true comparators to Key, and there is a great deal of overlap in the companies we designate as members of our peer group and the companies who designate us as a peer. Following this review, the Compensation Committee decided to maintain the same Peer Group for 2025 as was in place for 2024.

The Peer Group listed below is the group of regional banks against which we can compare our financial performance for purposes of our long-term incentives and is the primary group we look to for insights on pay practices of relatively similar institutions. Differences in business model and focus areas for each member of the Peer Group may cause challenges in making comparisons among members of the Peer Group. For example, Key’s distinctive commercial and investment banking capabilities focused on middle-market clients often lead Key to compete with large universal banks and boutique investment firms rather than the peers identified below. As a result, when reviewing market compensation data for certain executive roles, the Committee considers survey data that includes these organizations in addition to compensation data for the Peer Group. In addition, our commercial and investment banks often compete on a national scale, and leaders of those lines of business are aligned with higher relative pay expectations due to our need to attract and retain top talent in these areas.

46

Compensation Discussion and Analysis

The companies in our Peer Group maintain a strong brand and reputation and actively compete with us for executive talent. The companies in our 2025 Peer Group are listed below in alphabetical order:

•	Citizens Financial Group, Inc.

•	Comerica Incorporated

•	Fifth Third Bancorp

•	Huntington Bancshares Incorporated

•	M&T Bank Corporation
•	The PNC Financial Services Group, Inc.

•	Regions Financial Corporation

•	Truist Financial Corporation

•	U.S. Bancorp

•	Zions Bancorporation

As of December 31, 2025, the average asset size, full year adjusted revenue, and market capitalization of the Peer Group compared to our asset size, total adjusted revenue, and market capitalization is set forth in the tables below:

*	Data sourced from S&P Capital IQ. Full Year Adjusted Revenue adjusted to include nonrecurring revenue.

In early 2026, the Compensation Committee reviewed Key’s Peer Group specifically in response to mergers and acquisitions activity within the 2025 Peer Group discussed above. As a result of this review, the Compensation Committee elected to add First Citizens BancShares, Inc. for the 2026 calendar year. The Compensation Committee will perform another comprehensive review in the fall of 2026, consistent with past practice, or sooner if continued activity in the broader banking environment necessitates an additional review.

Role of the Compensation Committee

The Compensation Committee sets the pay and evaluates the performance of our CEO, with input from the full Board, and reviews and approves the compensation of a select group of other executive officers, including the NEOs. The Compensation Committee, as part of its oversight of the management and organizational structure of Key, annually reviews KeyCorp’s management succession plan for the CEO and other senior executives and oversees leadership development and efforts related to our workforce.

Our CEO attends Compensation Committee meetings and provides information and input about the pay levels and performance of our NEOs, other than himself. The Compensation Committee regularly meets in executive session, during which no member of management is present, to discuss any recommendations and approve pay actions for our NEOs, including our CEO.

Compensation Consultant

As noted above, the Compensation Committee has retained the services of CAP. At the Compensation Committee’s request, CAP provides information on current trends in compensation design and emerging compensation practices. CAP also provides the Compensation Committee with an annual review and analysis of the compensation programs of our Peer Group, which it updates during the latter half of the year to determine whether the compensation targets of our NEOs remain competitive. CAP reports directly to, and serves at the sole pleasure of, the Compensation Committee. CAP provided no services to us other than the executive compensation consulting services that were requested by the Compensation Committee.

As part of its annual evaluation of its advisors, the Compensation Committee solicited information from CAP regarding any actual or perceived conflicts of interest and to evaluate its independence. Based on the information received from CAP, the Compensation Committee believes that the work CAP performed in 2025 did not raise a conflict of interest and that CAP is independent.

47

Compensation Discussion and Analysis

Stock Ownership Guidelines

We impose robust stock ownership guidelines, ranging from six times base salary for our CEO, with a minimum direct ownership requirement of 10,000 common shares, to three times base salary for our other executive officers, with a minimum direct ownership requirement of 5,000 common shares. Executives are encouraged to meet our stock ownership guidelines within three years and are required to comply within five years. As of February 28, 2026, all of our NEOs, including our current CEO, satisfied their share ownership requirements.

In furtherance of these guidelines, we subject our active executive officers to share ownership requirements, so that each active NEO must hold the net shares acquired upon vesting of equity awards until our stock ownership guidelines are satisfied. Further, our insider trading policy requires that our CEO notify the Chair of the Compensation Committee before engaging in any discretionary transactions involving our shares and does not permit the use of so-called “10b5-1” trading plans for any employee, including our executive officers.

Compensation Committee Independence, Interlocks, and Insider Participation

The members of the Compensation Committee who served on such committee during 2025 are Alexander M. Cutler, Carlton Highsmith, Barbara R. Snyder, and Todd J. Vasos (Chair), each of whom is an independent director under KeyCorp’s categorical independence standards, the general independence standards for directors established by the NYSE, and the heightened independence standards required of Compensation Committee members by the NYSE. No member of the Compensation Committee during 2025 is a current, or during 2025 was a former, officer or employee of KeyCorp or any of its subsidiaries or affiliates. During 2025, no member of the Compensation Committee had a relationship that must be described under SEC rules relating to disclosure of related party transactions. In 2025, none of our executive officers served on the board of directors or compensation committee of any entity that had one or more of its executive officers serving on our Board or Compensation Committee.

Tax and Accounting Considerations

In structuring our executive compensation program, the Compensation Committee considers the tax and accounting treatment of our executive compensation arrangements; however, those considerations are not controlling factors in the design of our executive compensation program. For example, pursuant to Section 162(m) of the Internal Revenue Code, compensation paid to any of our “covered employees” generally will not be deductible, to the extent that it exceeds $1,000,000 in the applicable taxable year. As has historically been the case, however, the Compensation Committee reserves the ability to pay compensation to our executives in appropriate circumstances, even if such compensation is not tax-deductible.

Definitions of Certain Financial Goals

As described previously in this Compensation Discussion and Analysis, we use a balanced mix of financial and strategic goals to measure performance under our annual incentive plan and for purposes of determining the vesting of performance awards. The financial goals are defined as follows:

•

Adjusted EPS & Adjusted Cumulative EPS (non-GAAP measure): Income from continuing operations attributable to KeyCorp common shareholders, divided by weighted-average common shares and potential common shares outstanding, adjusted to remove the impact of the change in loan and lease loss provision, pension settlement charges, notable items, and other major restructuring charges.

•

Adjusted PPNR (non-GAAP measure): Net interest income (GAAP) plus taxable-equivalent adjustment (non-GAAP) plus noninterest income (GAAP) less noninterest expense (GAAP), all from continuing operations, adjusted to remove the impact of pension settlement charges, notable items, and other major restructuring charges.

•

Adjusted Return on Tangible Common Equity (non-GAAP measure): Income from continuing operations attributable to Key common shareholders (GAAP), adjusted to remove the impact of the change in loan and lease loss provision, pension settlement charges, notable items, and other major restructuring charges divided by average KeyCorp shareholders’ equity, less average intangible assets, adjusted for average purchased credit card relationships, less average preferred stock, adjusted for the impact of unplanned changes in AOCI.

•

Cash Efficiency Ratio (non-GAAP measure): Noninterest expense (GAAP) less intangible asset amortization divided by net interest income (GAAP) plus taxable-equivalent adjustment (non-GAAP) plus noninterest income (GAAP).

•	Common Equity Tier 1 Ratio or CET1 (non-GAAP measure): Aims to monitor Key’s capital adequacy by comparing the highest quality capital a bank has, CET1, to its Risk-Weighted Assets.

•	EPS: Income from continuing operations attributable to KeyCorp common shareholders, divided by weighted-average common shares and potential common shares outstanding.

•

Marked CET1: Marked CET1 removes Available for Sale (AFS) securities and Pension Accumulated Other Comprehensive Income (Loss) (AOCI) from the numerator, in alignment with the proposed Basel III endgame requirements. As of December 31, 2024, AOCI amounts were negative, lowering the amount of Marked CET1.

48

Compensation Discussion and Analysis

•	PPNR (non-GAAP measure): Net interest income (GAAP) plus taxable-equivalent adjustment (non-GAAP) plus noninterest income (GAAP) less noninterest expense (GAAP), all from continuing operations.

•

Return on Tangible Common Equity (non-GAAP measure): Income from continuing operations attributable to Key common shareholders (GAAP) divided by average KeyCorp shareholders’ equity, less average intangible assets, less average purchased credit card relationships, less average preferred stock.

•	Net Charge-Offs: Total loans charged off less total loan recoveries, all from continuing operations.

•	Tangible Common Equity (non-GAAP measure): KeyCorp shareholders’ equity (GAAP) less intangible assets, less purchased credit card relationships, less preferred stock.

•

Total Shareholder Return: Based on average closing share price over the last 20 trading days in the base year (i.e., for performance shares awarded in 2025, the last 20 trading days of 2024) versus average closing share price in the last 20 days in year three, plus investment of dividends paid during the measurement period.

Adjusted EPS & Adjusted Cumulative EPS, Adjusted PPNR, Adjusted Return on Tangible Common Equity, Cash Efficiency Ratio, and PPNR exclude notable items and other major restructuring charges. Notable items in 2025 included the after-tax impact of $31 million change in loan and lease loss provision and $20 million FDIC Special Assessment benefit.

In its judgment, the Compensation Committee may adjust the performance goals for certain extraordinary items identified by the Compensation Committee to reflect changes in accounting, the regulatory environment, strategic corporate transactions, and other unusual or unplanned events.

Additional GAAP to Non-GAAP Reconciliations

Year ended December 31,

Dollars in millions		2025

Adjusted average tangible common equity

Average Key shareholders’ equity (GAAP)		$19,493

Less:	Intangible assets (average)	2,769

	Preferred Stock (average)	2,500

	Unadjusted average tangible common equity (non-GAAP)	$14,224

Less:	Accumulated other comprehensive income variance	53

	Adjusted average tangible common equity (non-GAAP)	$14,171

Adjusted income (loss) from continuing operations attributable to Key common shareholders

Income (loss) from continuing operations attributable to Key common shareholders (GAAP)		$1,828

Plus:	Impact of change in loan and lease loss provision (after-tax)	31

Plus:	Impact of FDIC Special Assessment (after-tax)	(20)

Less:	Preferred Dividend	143

	Adjusted Income (loss) from continuing operations attributable to Key common shareholders (non-GAAP)	$1,696

Adjusted Return on average tangible common equity from continuing operations

Adjusted Income (loss) from continuing operations attributable to Key common shareholders (non-GAAP)		$1,696

Adjusted average tangible common equity (non-GAAP)		$14,171

Adjusted Return on average tangible common equity from continuing operations (non-GAAP)		11.97%

Adjusted earnings per share from continuing operations attributable to Key common shareholders - assuming dilution

Per Common Share - Income (loss) from continuing operations attributable to Key common shareholders assuming dilution		$1.52

Plus:	Impact of change in loan and lease loss provision (after-tax)	0.03

Plus:	Impact of FDIC Special Assessment (after-tax)	(0.02)

Adjusted Per Common Share - Income (loss) from continuing operations attributable to Key common shareholders assuming dilution		$1.53

49

Compensation Discussion and Analysis

Policies and Practices Related to the Grant of Certain Equity Awards

We do not schedule the grant of stock options or other equity awards in anticipation of the disclosure of material nonpublic information, and we do not schedule the disclosure of material nonpublic information based on the timing of grants of stock options or other equity awards. We have not adopted a formal policy that would require us to grant, or to avoid granting, stock options or other equity awards at certain times. In practice, however, as part of our regular annual long-term incentive grant cycle, the Compensation Committee generally grants stock options and other equity awards to our executives in the first quarter of each year, typically at its meeting in or around the month of February. The dates for Compensation Committee meetings generally are set well in advance and on a fairly consistent cadence from year to year. However, the Compensation Committee is authorized to grant stock options and other equity awards at other times during the year.
Consistent with our historic grant practices for regular annual long-term incentive awards to our executives, the Compensation Committee granted stock options to our NEOs at its meeting on February 14, 2025. As has been the case with all stock options granted to our NEOs since 2021, the exercise price of the stock options granted to our NEOs on February 17, 2025, was 110% of the closing price of our stock on February 14, 2025, as February 17, 2025, was not a trading day. We filed our annual report on Form
10-K
for the 2024 fiscal year on February 21, 2025, which was four business days after February 17, 2025, and more than one month after we issued the earnings release announcing our 2024 fourth quarter and full year financial results. Accordingly, while we do not believe that the annual report on Form
10-K
included material nonpublic information, we are providing the following information relating to stock options granted to our named executive officers during fiscal year 2025, as required by SEC rules.

Name	Grant Date	Number of Securities Underlying the Award	Exercise Price of the Award ($)	Grant Date Fair Value of the Award ($)
Percentage Change in the
Closing Market Price of
the Securities Underlying
the Award Between the
Trading Day Ending
Immediately Prior to the
Disclosure of Material
Nonpublic Information
and the Trading Day
Beginning Immediately
Following the Disclosure
of Material Nonpublic
Information (%)

Christopher M. Gorman	2/17/2025	139,959	19.49	689,998	(4.61)
Clark Khayat	2/17/2025	40,567	19.49	199,995	(4.61)
Andrew J. “Randy” Paine III	2/17/2025	52,738	19.49	259,998	(4.61)
Amy G. Brady	2/17/2025	30,425	19.49	149,995	(4.61)
Mo Ramani	2/17/2025	26,369	19.49	129,999	(4.61)

50

Compensation and Organization Committee Report

Compensation and Organization Committee Report

The Compensation and Organization Committee has reviewed and discussed with management the Compensation Discussion and Analysis set forth beginning on page 31 of this proxy statement and, based on this review and discussion, has recommended to the KeyCorp Board of Directors the inclusion of the Compensation Discussion and Analysis in this proxy statement.

Compensation and Organization Committee of the KeyCorp Board of Directors

Todd J. Vasos (Chair)

Alexander M. Cutler

Carlton L. Highsmith

Barbara R. Snyder

51

Compensation of Executive Officers and Directors

Compensation of Executive Officers and Directors

2025 Summary Compensation Table

The following table sets forth the compensation paid to, awarded to, or earned by our NEOs with respect to the years ended December 31, 2025, 2024, and 2023, to the extent applicable.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($) (See chart below)(6)	Total ($)

Christopher M. Gorman Chairman and CEO	2025	1,200,000	—	6,209,991	689,998	3,240,000	49,005	133,031	11,522,025
	2024	1,200,000	—	13,870,278	699,998	2,700,000	40,879	127,457	18,638,612
	2023	1,200,000	—	6,299,986	699,997	1,890,000	27,606	151,129	10,268,718

Clark Khayat CFO	2025	700,000	—	1,799,997	199,995	2,210,000	—	23,500	4,933,492
	2024	600,000	—	4,278,958	149,997	1,800,000	—	23,000	6,851,955
	2023	600,000	—	1,079,965	119,997	825,000	—	22,500	2,647,462

Andrew J. “Randy” Paine III Head of Institutional Bank	2025	600,000	—	2,339,997	259,998	2,470,000	35,836	23,500	5,729,331
	2024	600,000	—	4,593,538	219,997	2,100,000	31,405	23,000	7,567,940
	2023	600,000	—	2,159,948	239,998	1,425,000	21,208	22,500	4,468,654

Amy G. Brady Chief Information Officer (7)	2025	700,000	—	1,349,998	149,995	1,565,000	—	28,127	3,793,120
	2024	700,000	—	2,972,174	149,997	1,200,000	—	23,000	5,045,171
	2023	700,000	—	1,349,980	149,996	910,000	—	22,500	3,132,476

Mo Ramani Chief Risk Officer	2025	700,000	1,900,000	3,219,998	129,999	1,200,000	—	115,976	7,265,973

(1)	Mr. Ramani received a cash payment of $1,900,000 as a sign-on bonus in January 2025.

(2)

Amounts reported as “Stock Awards” reflect the grant date fair value of stock awards calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation (FASB ASC Topic 718). See Note 15 to the Consolidated Financial Statements contained in our 2025 Annual Report for an explanation of the assumptions made in valuing these awards.

On February 17, 2025, each NEO received stock awards consisting of a target number of cash performance shares and restricted stock units representing 60% and 30%, respectively, of each executive’s long-term incentive opportunity for the 2025 annual grant cycle. On February 17, 2025, the target number of cash performance shares and/or restricted stock units, as applicable, awarded to a NEO was determined by dividing the dollar amount of the NEO’s cash performance share and/or restricted stock unit awards, as applicable, by the grant date closing price of our common shares (rounded down to the nearest whole share). On February 17, 2025, the closing price of our common shares was $17.72.

If our performance during the measurement period resulted in the maximum number of 2025 cash performance shares, our executives would be entitled to a maximum award with a grant date fair value of the maximum award set forth in the following table.

NEO	Grant Date Fair Value of Cash Performance Shares at Maximum Award ($)
Christopher M. Gorman	6,209,991
Clark Khayat	1,799,997
Andrew J. “Randy” Paine III	2,339,997
Amy G. Brady	1,349,999
Mo Ramani	1,169,999

On January 23, 2025, Mr. Ramani received a $2,050,000 restricted stock unit award in connection with his hiring, based on that day’s closing price of our common shares of $17.47 (rounded down to the nearest whole share).

Additional information about the stock awards granted to our NEOs in 2025 can be found in the 2025 Grants of Plan-Based Awards Table on page 54 of this proxy statement.

52

Compensation of Executive Officers and Directors

(3)

Amounts reported in the “Option Awards” column reflect the aggregate grant date fair value of options calculated in accordance with FASB ASC Topic 718. On February 17, 2025, each NEO received a long-term incentive award consisting, in part, of an award of nonqualified stock options. The exercise price per share of each option award granted on that date is 110% of the closing price of our common shares on February 17, 2025, the date of grant. See Note 15 to the Consolidated Financial Statements contained in our 2025 Annual Report for an explanation of the assumptions made in valuing stock options granted to our NEOs in 2025.

(4)	Amounts reported as “Non-Equity Incentive Plan Compensation” reflect annual incentives earned by each NEO for the applicable year and paid in the immediately following year.

(5)

Amounts reported in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column reflect the interest credits allocated to Messrs. Gorman and Paine under the frozen Consolidated Cash Balance Pension Plan and Second Excess Cash Balance Pension Plan. We froze our pension benefits for all employees, including the NEOs, effective December 31, 2009, as described in the narrative to the 2025 Pension Benefits Table on page 58 of this proxy statement. No above market or preferential earnings were paid to any NEO on nonqualified deferred compensation.

(6)	The following table sets forth detail about the amounts reported in the “All Other Compensation” column.

Name	Executive Physical ($)(a)	Executive Security ($)(b)	Transportation ($)(c)	Insurance Policy ($)(d)	Matching Contribution ($)(e)	Tax and Financial Planning ($)(f)	Relocation ($)(g)	Total ($)
Christopher M. Gorman	6,596	2,649	100,097	189	23,500	—	—	133,031
Clark Khayat	—	—	—	—	23,500	—	—	23,500
Andrew J. “Randy” Paine III	—	—	—	—	23,500	—	—	23,500
Amy G. Brady	—	1,954	—	—	23,500	2,673	—	28,127
Mo Ramani	—	—	—	—	—	—	115,976	115,976

(a)	The maximum benefit utilized by any NEO was $6,596. For privacy reasons, this amount is shown for Mr. Gorman, regardless of actual usage.

(b)

Based on the recommendations of an independent security study, the Compensation Committee approved a comprehensive security program for Mr. Gorman and select executives. Under this program, we pay for certain security upgrades and ongoing monitoring.

(c)

The Compensation Committee has authorized Mr. Gorman’s personal use of Key’s corporate aircraft in order to ensure Mr. Gorman’s availability to Key and for Mr. Gorman’s safety and security, up to an annual limit of $125,000. This column reflects $97,818 in value attributable to Mr. Gorman’s personal use of Key’s aircraft during 2025. For aircraft use, the value reported reflects the incremental cost to Key, determined based on Key’s variable costs, including charges accrued on each leg of a trip and expenses incurred by the crew. The Compensation Committee has also authorized, and in some instances required, Mr. Gorman to use a secure automobile and professionally trained driver for business travel. Mr. Gorman generally does not use the car or driver for personal travel; however, some use of the car and driver occurring adjacent to business use is being reported as a perquisite. This column reflects $2,279 in value attributable to Mr. Gorman’s use of Key’s car and driver during 2025. For vehicle use, the value reflects the incremental cost to Key, determined based on factors including driver compensation, mileage, driver’s time spent, and any business adjacent use. In some cases, NEOs other than Mr. Gorman may be provided with personal use of the corporate aircraft and car or driver.

(d)	The amount in this column reflects the premium cost of a disability insurance policy for Mr. Gorman, which was purchased for Mr. Gorman prior to his becoming an executive officer at Key.

(e)	The amounts in this column consist of Company matching contributions to the qualified 401(k) Savings Plan. For more information about this plan, see page 44 of this proxy statement.

(f)

Key offers a tax and financial counseling program which may be utilized by any Key executive. The amount in this column reflects the cost of tax and financial planning services utilized by Ms. Brady in 2025.

(g)

In connection with his hiring as Chief Risk Officer, Key provided relocation benefits to Mr. Ramani totaling $115,976, which consist of moving and storage expenses, temporary living assistance in the new location, home purchase assistance, a $10,000 cash relocation allowance, and related tax gross-up payments of $47,793, which are included in the amount reported in this column.

(7)	Ms. Brady resigned from her position as Chief Information Officer effective March 2, 2026.

53

Compensation of Executive Officers and Directors

2025 Grants of Plan-Based Awards Table

	Grant Date	Estimated Possible Payouts Under Non- Equity Incentive Plan Awards ($)(1)			Estimated Future Payouts Under Equity Incentive Plan Awards (#)(2)			All Other Stock Awards (# of Shares or Units)(3)	All Other Option Awards (# of Shares Underlying Options)(4)	Exercise or Base Price of Option Awards ($/Sh)(5)	Grant Date Fair Value of Stock and Option Awards ($)(6)
Name		Threshold	Target	Maximum	Threshold	Target	Maximum

Christopher M. Gorman		1,350,000	2,700,000	5,400,000	—	—	—	—	—	—	—

	2/17/25	—	—	—	116,817	233,634	350,451	—	—	—	4,139,994

	2/17/25	—	—	—	—	—	—	—	139,959	19.49	689,998

	2/17/25	—	—	—	—	—	—	116,817	—	—	2,069,997

Clark Khayat		850,000	1,700,000	3,400,000	—	—	—	—	—	—	—

	2/17/25	—	—	—	33,860	67,720	101,580	—	—	—	1,199,998

	2/17/25	—	—	—	—	—	—	—	40,567	19.49	199,995

	2/17/25	—	—	—	—	—	—	33,860	—	—	599,999

Andrew J. “Randy” Paine III		950,000	1,900,000	3,800,000	—	—	—	—	—	—	—

	2/17/25	—	—	—	44,018	88,036	132,054	—	—	—	1,559,998

	2/17/25	—	—	—	—	—	—	—	52,738	19.49	259,998

	2/17/25	—	—	—	—	—	—	44,018	—	—	779,999

Amy G. Brady		650,000	1,300,000	2,600,000	—	—	—	—	—	—	—

	2/17/25	—	—	—	25,395	50,790	76,185	—	—	—	899,999

	2/17/25	—	—	—	—	—	—	—	30,425	19.49	149,995

	2/17/25	—	—	—	—	—	—	25,395	—	—	449,999

Mo Ramani		500,000	1,000,000	2,000,000	—	—	—	—	—	—	—

	1/23/2025							117,344			2,050,000

	2/17/25	—	—	—	22,009	44,018	66,027	—	—	—	779,999

	2/17/25	—	—	—	—	—	—	—	26,369	19.49	129,999

	2/17/25	—	—	—	—	—	—	22,009	—	—	389,999

(1)

Amounts reported as “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” reflect the threshold (50% of target), target, and maximum (200% of target) individual annual incentive opportunity granted to each of the NEOs for the one-year performance period ended December 31, 2025. The maximum individual opportunity that any NEO can earn is different than the maximum funding level of our Annual Incentive Plan described in the “Compensation Discussion and Analysis” section of this proxy statement. Actual annual incentive payments are reflected in “Non-Equity Incentive Plan Compensation” column of the 2025 Summary Compensation Table on page 52 of this proxy statement.

(2)

Amounts reported in the “Estimated Future Payouts Under Equity Incentive Plan Awards” column include the threshold (50% of target), target, and maximum (150% of target) long-term incentive awards in the form of cash performance shares granted to the NEOs during our 2025 annual grant which, which can be earned for the three-year performance period beginning on January 1, 2025, and ending December 31, 2027. Our cash performance share awards are discussed in the “Compensation Discussion and Analysis” section of this proxy statement. Please see footnote 1 to the 2025 Summary Compensation Table for a discussion of how we arrive at the grant date fair value of these awards. All performance shares (whether cash-settled or stock settled) earn dividend equivalents on the target number of shares, which are reinvested and subject to the same terms and restrictions otherwise applicable to the underlying award.

(3)

Amounts reported in the “All Other Stock Awards” column are the number of restricted stock units granted to each of the NEOs during 2025. The restricted stock units granted on February 17, 2025, vest in four equal annual installments following the grant date. This column also includes restricted stock units granted to Mr. Ramani on January 23, 2025, that vest in two equal installments on January 23, 2026, and January 23, 2027.

(4)

Amounts reported in the “All Other Option Awards” column are the number of KeyCorp common shares underlying the stock options granted to each of the NEOs on February 17, 2025. Stock options granted in 2025 generally vest in four equal annual installments following the grant date.

(5)

We set the exercise price of all stock options at 110% of the $17.72 closing price of our common shares on February 17, 2025, the grant date. Please see footnote 2 to the 2025 Summary Compensation Table for a discussion of how we arrive at the grant date fair value. The Compensation Committee does not reprice options. We have not and will not back-date options, nor do we provide loans to employees in order to exercise options.

(6)

Amounts reported in the “Grant Date Fair Value of Stock and Options Awards” column represent the aggregate grant date fair value of equity awards granted during the respective year. The accounting assumptions used in calculating the grant date fair value for the equity awards are described in Note 15 to the Consolidated Financial Statements contained in our 2025 Annual Report.

The impact of terminations and a change of control on the awards reported in the Grants of Plan-Based Awards Table is described in more detail in the Potential Payments Upon Termination or Change of Control table on pages 60 and 61 of this proxy statement.

54

Compensation of Executive Officers and Directors

2025 Outstanding Equity Awards at Fiscal Year-End Table

The following table sets forth information for each NEO with respect to (i) each stock option that had not been exercised and remained outstanding as of December 31, 2025, (ii) each award of restricted stock units that had not vested and remained outstanding as of December 31, 2025, and (iii) each award of performance shares or cash performance shares that had not vested and remained outstanding as of December 31, 2025.

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)(1)	Number of Securities Underlying Unexercised Options Unexercisable (#)(2)	Option Exercise Price ($)(3)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(4)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Christopher M. Gorman	2/20/2017	52,173	—	18.96	2/20/2027	—	—	—	—

	2/19/2018	50,781	—	21.02	2/19/2028	—	—	—	—

	2/18/2019	91,205	—	17.51	2/18/2029	—	—	—	—

	2/24/2020	108,108	—	18.98	2/24/2030	—	—	—	—

	2/15/2021	127,218	—	20.98	2/15/2031	—	—	—	—

	2/14/2022	93,426	31,141	28.50	2/14/2032	—	—	—	—

	2/17/2023	82,742	82,742	21.07	2/17/2033	—

	2/16/2024	51,021	153,060	15.48	2/16/2034

	2/17/2025	—	139,959	19.49	2/17/2035

	Aggregate non- option awards	—	—	—	—	336,781	6,951,159	1,468,826	30,316,572

Clark Khayat	2/18/2019	22,801	—	17.51	2/18/2029	—	—	—	—

	2/24/2020	23,648	—	18.98	2/24/2030	—	—	—	—

	2/15/2021	26,627	—	20.98	2/15/2031	—	—	—	—

	2/14/2022	12,976	4,325	28.50	2/14/2032	—	—	—	—

	2/17/2023	14,184	14,184	21.07	2/17/2033	—	—	—	—

	2/16/2024	10,933	32,798	15.48	2/16/2034

	2/17/2025	—	40,567	19.49	2/17/2035

	Aggregate non- option awards	—	—	—	—	76,692	1,582,921	475,708	9,818,613

Andrew J. “Randy” Paine III	2/20/2017	39,130	—	18.96	2/20/2027	—	—	—	—

	2/19/2018	37,109	—	21.02	2/19/2028	—	—	—	—

	2/18/2019	65,146	—	17.51	2/18/2029	—	—	—	—

	2/24/2020	77,702	—	18.98	2/24/2030	—	—	—	—

	2/15/2021	71,005	—	20.98	2/15/2031	—	—	—	—

	2/14/2022	32,439	10,813	28.50	2/14/2032	—	—	—	—

	2/17/2023	28,369	28,368	21.07	2/17/2033

	2/16/2024	16,035	48,104	15.48	2/16/2034

	2/17/2025	—	52,738	19.49	2/17/3035

	Aggregate non- option awards	—	—	—	—	116,201	2,398,381	508,478	10,494,984

Amy G. Brady	2/20/2017	14,130	—	18.96	2/20/2027	—	—	—	—

	2/19/2018	19,531	—	21.02	2/19/2028	—	—	—	—

	2/18/2019	45,602	—	17.51	2/18/2029	—	—	—	—

	2/24/2020	47,297	—	18.98	2/24/2030	—	—	—	—

	2/15/2021	44,378	—	20.98	2/15/2031

	2/14/2022	19,464	6,487	28.50	2/14/2032

	2/17/2023	17,730	17,730	21.07	2/17/2033

	2/16/2024	10,933	32,798	15.48	2/16/2034

	2/17/2025	—	30,425	19.49	2/17/2035

	Aggregate non- option awards	—	—	—	—	72,391	1,494,144	315,887	6,519,916

Mo Ramani	2/17/2025	—	26,369	19.49	2/17/2035	—	—	—	—

	Aggregate non- option awards	—	—	—	—	146,029	3,014,040	69,190	1,428,085

(1)	This column shows the number of common shares underlying outstanding stock options that have vested but have not yet been exercised as of December 31, 2025.

(2)

This column shows the number of common shares underlying outstanding stock options that have not vested as of December 31, 2025. The remaining vesting dates are shown in the following table. All options described below vest in four equal annual installments from the grant date.

55

Compensation of Executive Officers and Directors

Name	Grant Date	Options Outstanding	Remaining Vesting Dates

Christopher M. Gorman	2/14/2022	31,141	2/17/2026

	2/17/2023	82,742	2/17/2026, 2/17/2027

	2/16/2024	153,060	2/17/2026, 2/17/2027, 2/17/2028

	2/17/2025	139,959	2/17/2026, 2/17/2027, 2/17/2028, 2/17/2029

Clark Khayat	2/14/2022	4,325	2/17/2026

	2/17/2023	14,184	2/17/2026, 2/17/2027

	2/16/2024	32,798	2/17/2026, 2/17/2027, 2/17/2028

	2/17/2025	40,567	2/17/2026, 2/17/2027, 2/17/2028, 2/17/2029

Andrew J. “Randy” Paine III	2/14/2022	10,813	2/17/2026

	2/17/2023	28,368	2/17/2026, 2/17/2027

	2/16/2024	48,104	2/17/2026, 2/17/2027, 2/17/2028

	2/17/2025	52,738	2/17/2026, 2/17/2027, 2/17/2028, 2/17/2029

Amy G. Brady	2/14/2022	6,487	2/17/2026

	2/17/2023	17,730	2/17/2026, 2/17/2027

	2/16/2024	32,798	2/17/2026, 2/17/2027, 2/17/2028

	2/17/2025	30,425	2/17/2026, 2/17/2027, 2/17/2028, 2/17/2029

Mo Ramani	2/17/2025	26,369	2/17/2026, 2/17/2027, 2/17/2028, 2/17/2029

(3)

This column shows the exercise price for each stock option reported in the table, which was at least 100% of the fair market value of our common shares on the grant date (110%, for stock options granted after 2020).

(4)

This column shows the aggregate number of restricted stock units outstanding as of December 31, 2025. The remaining vesting dates are shown in the following table. All awards described below vest in four equal annual installments from the grant date, unless otherwise noted under “Vesting Schedules.”

Name	Grant Date	Shares or Units Outstanding	Remaining Vesting Dates	Vesting Schedules

Christopher M. Gorman	2/14/2022	25,734	2/17/2026

	2/17/2023	64,923	2/17/2026, 2/17/2027

	2/16/2024	123,710	2/17/2026, 2/17/2027, 2/17/2028

	2/17/2025	122,413	2/17/2025, 2/17/2026, 2/17/2027, 2/17/2028

Clark Khayat	2/14/2022	3,573	2/17/2026

	2/17/2023	11,128	2/17/2026, 2/17/2027

	2/16/2024	26,508	2/17/2026, 2/17/2027, 2/17/2028

	2/17/2025	35,482	2/17/2026, 2/17/2027, 2/17/2028, 2/17/2029

Andrew J. “Randy” Paine III	2/14/2022	8,935	2/17/2026

	2/17/2023	22,258	2/17/2026, 2/17/2027

	2/16/2024	38,880	2/17/2026, 2/17/2027, 2/17/2028

	2/17/2025	46,127	2/17/2026, 2/17/2027, 2/17/2028, 2/17/2029

Amy G. Brady	2/14/2022	5,360	2/17/2026

	2/17/2023	13,911	2/17/2026, 2/17/2027

	2/16/2024	26,508	2/17/2026, 2/17/2027, 2/17/2028

	2/17/2025	26,612	2/17/2026, 2/17/2027, 2/17/2028, 2/17/2029

Mo Ramani	1/23/2025	122,966	1/23/2026, 1/23/2027

	2/17/2025	23,063	2/17/2026, 2/17/2027, 2/17/2028, 2/17/2029

(5)

This column shows the aggregate number of cash performance shares granted to the NEOs in 2024 and 2025 that were outstanding as of December 31, 2025, with the cash performance shares for 2024 shown at 100% and 2025 shown at 150%, each based on performance as of December 31, 2025. For Messrs. Gorman, Khayat, and Paine and Ms. Brady, this column also includes the Capital and Earnings Improvement Awards granted in December 2024 at 150%. The vesting date of the Capital and Earnings Improvement Awards is the date in the first quarter of fiscal 2027 on which the Compensation Committee certifies the level of achievement of the applicable performance goals. The vesting dates for each award of cash performance shares (including reinvested dividends) are shown in the following table. All awards described below vest in full after three years from the grant date, unless otherwise noted.

Name	Grant Date	Shares or Units Outstanding	Remaining Vesting Dates
Christopher M. Gorman	2/16/2024	329,896	2/17/2027
	12/30/2024	771,690	1/10/2027
	2/17/2025	367,240	2/17/2028

56

Compensation of Executive Officers and Directors

Name	Grant Date	Shares or Units Outstanding	Remaining Vesting Dates
Clark Khayat	2/16/2024	70,691	2/17/2027
	12/30/2024	298,570	1/10/2027
	2/17/2025	106,446	2/17/2028
Andrew J. “Randy” Paine III	2/16/2024	103,681	2/17/2027
	12/30/2024	266,416	1/10/2027
	2/17/2025	138,380	2/17/2028
Amy G. Brady	2/16/2024	70,691	2/17/2027
	12/30/2024	165,361	1/10/2027
	2/17/2025	79,834	2/17/2028
Mo Ramani	2/17/2025	69,190	2/17/2028

2025 Option Exercises and Stock Vested Table

The following table provides information regarding the exercise of stock options and the vesting of restricted stock units during the year ended December 31, 2025, for the NEOs.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Award Vesting Date	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Christopher M. Gorman	57,736	193,543	2/17/2025(2)	16,911	365,495

	112,149	938,687	2/17/2025(3)	20,841	435,164

	—	—	2/17/2025(4)	27,415	548,923

	—	—	2/17/2025(5)	37,314	697,326

				102,481	2,046,908

Clark Khayat	—	—	2/17/2025(2)	3,539	76,488

	—	—	2/17/2025(3)	2,894	60,427

	—	—	2/17/2025(4)	4,700	94,107

	—	—	2/17/2025(5)	7,996	149,430

				19,129	380,452

Andrew J. “Randy” Paine III	44,953	395,586	2/17/2025(2)	9,438	203,982

	—	—	2/17/2025(3)	7,236	151,089

	—	—	2/17/2025(4)	9,399	188,194

	—	—	2/17/2025(5)	11,727	219,155

				37,800	762,420

Amy G. Brady	—	—	2/17/2025(2)	5,899	127,494

	—	—	2/17/2025(3)	4,342	90,662

	—	—	2/17/2025(4)	5,875	117,633

	—	—	2/17/2025(5)	7,996	149,430

				24,112	485,219

Mo Ramani	—	—	—	—	—

(1)

The value realized on exercise of an option award equals the number of shares for which the option was exercised multiplied by the excess of the closing market price of our common stock on the exercise date over the exercise price per share.

(2)	Ms. Brady and Messrs. Khayat, Gorman, and Paine each received a grant of restricted stock units on February 15, 2021, one-quarter of which vested on February 17, 2025.

(3)	Ms. Brady and Messrs. Khayat, Gorman, and Paine each received a grant of restricted stock units on February 14, 2022, one-quarter of which vested on February 17, 2026.

(4)	Ms. Brady and Messrs. Khayat, Gorman, and Paine each received a grant of restricted stock units on February 17, 2023, one-quarter of which will vest on February 17, 2027.

(5)	Ms. Brady and Messrs. Khayat, Gorman, and Paine each received a grant of restricted stock units on February 16, 2024, one-quarter of which will vest on February 17, 2028.

57

Compensation of Executive Officers and Directors

2025 Pension Benefits Table

The following table presents information about the NEOs’ participation in KeyCorp’s defined benefit pension plans. Values for participating NEOs are reported as of December 31, 2025. NEOs who have not participated in KeyCorp’s defined benefit pension plans are excluded from this table.

Name	Plan Name	Years of Credited Service (#)	Present Value of Accumulated Benefits ($)	Payments During Last Fiscal Year ($)

Christopher M. Gorman	Consolidated Cash Balance Pension Plan	18	256,264	—

	Second Excess Cash Balance Pension Plan	18	840,398	—

Andrew J. “Randy” Paine III	Consolidated Cash Balance Pension Plan	16	255,804

	Second Excess Cash Balance Pension Plan	16	584,893	—

KeyCorp previously maintained both a qualified Consolidated Cash Balance Pension Plan (the “Pension Plan”) and a nonqualified Second Excess Cash Balance Pension Plan (the “Excess Plan”) in which employees, including NEOs, could participate. Credited service for Pension Plan and Excess Plan purposes was frozen as of December 31, 2009. Vesting service, however, continues to accrue.

Pension Plan

Effective December 31, 2009, KeyCorp froze the Pension Plan. Benefits accrued through December 31, 2009, will continue to be credited with interest until the participant commences distribution of benefits. The Pension Plan’s interest crediting rate is established annually and is based on the rate for 30-year U.S. Treasury securities. For 2025, the Pension Plan’s interest crediting rate was 4.74%. Participants’ Pension Plan distributions may be made upon the participant’s retirement, termination of employment, or death. Distributions may be made in the form of a single lump sum payment, in the form of an annuity, or in a series of actuarially equivalent installments.

Excess Plan

KeyCorp established the Excess Plan effective January 1, 2005, and the Excess Plan was frozen on December 31, 2009. Benefits that accrued through December 31, 2009, continue to be credited with interest until distribution. The Excess Plan’s interest crediting rate is the same as the interest crediting rate for the Pension Plan. Distributions are in the form of an annuity or actuarially equivalent installments.

Messrs. Gorman and Paine participate in both the Pension Plan and Excess Plan. Ms. Brady and Messrs. Ramani and Khayat do not participate in either of those plans.

2025 Nonqualified Deferred Compensation Table

The following table shows the nonqualified deferred compensation activity for the NEOs for 2025 under our Second Deferred Savings Plan (“SDSP”), its predecessor, the Deferred Savings Plan (“DSP”) and our Long-Term Incentive Deferral Plan. KeyCorp did not make any Company contributions to the SDSP, DSP or Long-Term Incentive Deferral Plan in fiscal 2025 on behalf of any of our NEOs.

Name	Executive Contributions in Last FY ($)(1)	KeyCorp Contributions in Last FY ($)(1)	Aggregate Earnings (Losses) in Last FY ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(3)

Christopher M. Gorman – Deferred Savings Plan	—	—	766,377	—	9,258,041

Clark Khayat – Deferred Savings Plan	—	—	—	—	—

Clark Khayat – Second Deferred Savings Plan	—	—	—	—	—

Andrew J. “Randy” Paine III – Deferred Savings Plan	—	—	857,321	—	5,488,163

Andrew J. “Randy” Paine III – Second Deferred Savings Plan	375,000	—	369,831	—	2,688,003

Andrew J. “Randy” Paine III – Long-Term Incentive Deferral Plan	—	—	238,929	—	1,598,669

Amy G. Brady – Deferred Savings Plan	—	—	491,947	—	3,402,409

Amy G. Brady – Second Deferred Savings Plan	175,000	—	543,953	—	4,405,853

Mo Ramani – Second Deferred Savings Plan	—	—	—	—	—

58

Compensation of Executive Officers and Directors

(1)

Executive contributions to the SDSP in the last fiscal year are reflected in the 2025 Summary Compensation Table on page 52 of this proxy statement. KeyCorp did not make any Company contributions to the SDSP, DSP or Long-Term Incentive Deferral Plan in 2025 on behalf of any of our NEOs.

(2)

Aggregate earnings (losses) in the last fiscal year are not reflected in the 2025 Summary Compensation Table on page 52 of this proxy statement because the earnings (losses) were neither preferential nor above-market.

(3)

The aggregate balances at the last fiscal year-end represent the total ending account balance at December 31, 2025, for each NEO under each of the SDSP and the DSP and, where applicable, the Long-Term Incentive Deferral Plan. The aggregate balances reported for the SDSP and the DSP include the following amounts that previously were reported in the Summary Compensation Table for fiscal years prior to 2025: Mr. Gorman’s executive contributions of $2,963,462, and KeyCorp contributions of $563,759; Mr. Paine’s executive contributions of $1,688,608, and KeyCorp contributions of $40,800; and Ms. Brady’s executive contributions of $3,373,339 and KeyCorp contributions of $40,500. As the DSP was closed to any future deferrals in 2019, the plan was not offered to Mr. Ramani therefore no balances are present for him. The aggregate balance reported for the Long-Term Incentive Deferral Plan reflects the following amounts that previously were reported in the Summary Compensation Table for prior fiscal years, which in each case is equal to the aggregate grant date fair value of the portion of the cash performance shares that were granted in such prior fiscal years and that were deferred by the applicable executive under the Long-Term Incentive Deferral Plan: Mr. Paine’s executive contributions of $1,209,555.

Second Deferred Savings Plan

KeyCorp maintains the SDSP, effective for deferrals on and after January 1, 2019. Eligible employees are designated by KeyCorp, and participating employees may defer up to 75% of their base salary, 75% of their incentive/commission payments, and 75% of their annual incentive awards under the SDSP. KeyCorp also has the discretion to provide company contributions (which may include matching contributions) under the SDSP. SDSP deferrals are invested on a bookkeeping basis as selected by the participant from a range of notional investment funds. Distributions of vested SDSP benefits are made in accordance with participant elections, either following the participant’s separation from service or on a specified “in-service” payment date during the participant’s employment. The interest-bearing fund is credited with a monthly interest rate equal to 120% of the applicable long-term federal rate as published by the Internal Revenue Service. Distributions of vested SDSP benefits are made following the employee’s separation from service.

Deferred Savings Plan

Prior to 2019, KeyCorp participating employees could elect to defer compensation and receive a matching contribution under the DSP. The DSP was closed to future deferrals upon the adoption of the SDSP. Participating employees were eligible to defer up to 50% of their base salary and up to 100% of their annual incentive awards in excess of IRS compensation limits for the year. For years prior to 2019, we provided DSP participants with an employer match on the first 6% of participant deferrals under the DSP in excess of the IRS compensation limits, subject to a maximum cap and a three-year vesting requirement. DSP account balances are invested on a bookkeeping basis in investment funds that mirror the funds offered under the 401(k) Savings Plan as well as in an interest-bearing fund with a monthly interest rate equal to 120% of the applicable long-term federal rate as published by the Internal Revenue Service. Distributions of vested DSP benefits are made following the employee’s separation from service.

Long-Term Incentive Deferral Plan

Beginning with performance share awards granted in 2019, executive officers are eligible to participate in our non-qualified Long-Term Incentive Deferral Plan, which provides our executive officers the ability to defer receipt of between 25% and 80% of their performance share award beyond the original vesting date to a date not sooner than their termination date. Performance share awards deferred under the Long-Term Incentive Deferral Plan are credited to participant accounts after the awards are earned and vested. Participant accounts under the Long-Term Incentive Deferral Plan are credited with earnings on a bookkeeping basis based on the value of notional KeyCorp common shares, plus dividend equivalents to be credited (where applicable) consistent with the manner of crediting dividend equivalents pursuant to the terms of the applicable performance share award.

59

Compensation of Executive Officers and Directors

Potential Payments Upon Termination or Change of Control

The following table describes the compensation and benefit enhancements that generally would be provided to the NEOs in various scenarios involving a termination of employment, other than compensation and benefits generally available to all salaried employees. We may also negotiate other benefits in connection with the termination of a NEO’s employment. For example, see “Transition Letter with Ms. Brady” on page 45 above for a description of the terms of our agreement with Ms. Brady in connection with the resignation of her position as Chief Information Officer due to personal health considerations, effective March 2, 2026. The table describes our 2025 equity grant practices. To the extent relevant, prior practices are described in the footnotes.

Termination Event (1)	Severance Pay	Annual Incentive (2)	Stock Options	Restricted Stock Units (3)	Performance Awards	Nonqualified Pension Benefits (4)	Nonqualified Deferred Compensation (5)
Death	None	Forfeited unless employed on payment date	Full vesting; all expire at earlier of four years or normal expiration	Full vesting and immediate distribution	Full vesting and immediate distribution at target	Full vesting of unvested balance with five years of service	Full vesting of unvested company contributions
Disability	None	Forfeited unless employed on payment date	Full vesting; all expire at earlier of five years or normal expiration	Full vesting and immediate distribution	Full vesting and immediate distribution at target	Full vesting of unvested balance upon termination	Full vesting of unvested company contributions
Retirement	None	Forfeited unless employed on payment date	Pro rata vesting, or full vesting if retire on or after age 60 with 10 years of service (8); all expire at earlier of five years or normal expiration	Pro rata vesting, or full vesting if retire on or after age 60 with 10 years of service (8), distribution on vesting dates

For cash performance shares, pro rata vesting, or full vesting if retire on or after age 60 with 10 years of service (8), distribution on vesting date

Capital and Earnings Improvement Awards would be forfeited

						Full vesting of unvested balance	Full vesting of unvested company contributions with three years of service
Limited Circumstances	Up to 52 weeks salary continuation	Forfeited unless employed on payment date	Full vesting (unless otherwise determined by the Compensation Committee) on remaining vesting dates; all expire at earlier of five years or normal expiration (6)	Full vesting (unless otherwise determined by the Compensation Committee) and distribution on remaining vesting dates	For cash performance shares, full vesting and distribution on vesting date Capital and Earnings Improvement Awards would be forfeited	Unvested balance forfeited unless 25 years of service	Full vesting of unvested company contributions
Change of Control Termination	Two times sum of base salary and the target annual incentive (CEO receives a three- times benefit) Payment equal to 18 months COBRA premiums	Forfeited unless employed on payment date	Full vesting; all expire at earlier of two years or normal expiration	Full vesting and immediate distribution	Full vesting (7)	Full vesting of unvested balance	Full vesting of unvested company contributions Payment equal to two additional years (CEO receives three years) of matching contributions under qualified and nonqualified retirement plans

60

Compensation of Executive Officers and Directors

(1)	For purposes of the table above and, where applicable, the following tables, we define:

“Retirement” to mean a NEO’s voluntary termination on or after age 55 with five years of service;

“Limited Circumstances” as a termination in which a NEO becomes entitled to severance benefits either (i) under our Separation Pay Plan which generally provides all employees with benefits in the event of a loss of employment due to a reduction in staff, or (ii) pursuant to a separation agreement entered into in connection with the termination. We may negotiate severance arrangements in the context of a NEO’s termination which may include the benefits described above for a termination under “Limited Circumstances” or such other benefits as may be negotiated in connection with the termination.

“Change of Control Termination” as a NEO’s involuntary termination or voluntary termination for “good reason,” in each case within two years following a change of control.

(2)

Notwithstanding the general rule of forfeiture, employees may be eligible to receive a discretionary annual incentive (full or prorated) earned for the year of termination, and we may also pay annual incentives earned with respect to performance in the immediately preceding year, to the extent unpaid at the time of termination.

(3)

Any restricted stock units attributable to annual cash incentives that were required to be deferred in accordance with our deferral requirements will vest in full on the remaining vesting dates if an employee terminates as result of a Retirement or Limited Circumstances; however, in the event of a termination of employment due to Death or Disability, any restricted stock units attributable to annual cash incentives that were required to be deferred in accordance with our deferral requirements will vest in full and be distributed immediately.

(4)	Please see the narrative to the 2025 Pension Benefits Table for more information about our nonqualified pension plans.

(5)	Please see the narrative to the 2025 Nonqualified Deferred Compensation Table for more information about our nonqualified deferred compensation plans.

(6)	Prior to 2018, vested stock options expired at the earlier of three years or normal expiration.

(7)

Unvested awards that become vested due to a Change of Control Termination vest at target unless both the change of control and termination occur after the end of the performance period, in which case the amount of the award would be based on actual performance. The award would then be distributed immediately.

(8)

Upon retirement after age 60 with 10 years of service, full vesting applies to equity awards after the first anniversary of the applicable date of grant (unless determined otherwise by the Compensation Committee).

2025 Post-Termination Tables

The following tables set forth the compensation that would be paid by KeyCorp to the NEOs assuming a termination of employment and/or Change of Control Termination on December 31, 2025, in the various scenarios outlined below. Except as otherwise noted below, the values reported for stock options, restricted stock units, and performance awards are based on the closing price of KeyCorp common shares on December 31, 2025, of $20.64.

Christopher M. Gorman

Termination Event	Severance Pay ($)	Annual Incentive ($)	Stock Options ($)	Restricted Stock Units ($)	Performance Awards ($)(4)	Nonqualified Pension Benefits ($)	Nonqualified Deferred Compensation ($)	Totals ($)
Death	—	—	950,742	6,951,159	22,480,735	—	—	30,382,637
Disability	—	—	950,742	6,951,159	22,480,735	—	—	30,382,637
Retirement (1)	—	—	823,321	4,950,908	8,212,727			13,986,956
Limited Circumstances (2)	1,200,000	—	950,742	6,951,159	11,862,287	—	—	20,964,189
Change of Control Termination (3)	11,726,016	—	950,742	6,951,159	22,480,735	—	70,500	42,179,153

(1)

Mr. Gorman is retirement eligible as he is at least age 60 with at least 10 years of service and therefore would receive full vesting treatment on unvested restricted stock units or stock option equity awards (as long as the award is more than one year outstanding). Mr. Gorman is also fully vested in all retirement and pension benefits, so there would be no accelerated value associated with a termination.

(2)

In the event of a termination under Limited Circumstances, Mr. Gorman would be eligible for up to one year of base salary in severance. In certain circumstances and in our discretion, Mr. Gorman may also be eligible for a target Annual Incentive attributable to the performance year in which a termination of employment occurs, generally pro-rated based on the length of time worked during such year.

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Compensation of Executive Officers and Directors

(3)

Mr. Gorman is entitled to receive severance of three times the sum of his base salary and target annual incentive plus annual COBRA medical premiums as a result of a Change of Control Termination, as well as three additional years of deferred compensation matching contributions.

(4)

The Capital & Earnings Improvement Award granted to Mr. Gorman on December 30, 2024, is included in this column. The Capital & Earnings Improvement Awards do not provide for vesting upon a voluntary resignation, including retirement, or upon a termination under limited circumstances.

Clark Khayat

Termination Event	Severance Pay ($)	Annual Incentive ($)	Stock Options ($)	Restricted Stock Units ($)	Performance Awards ($)(4)	Nonqualified Pension Benefits ($)	Nonqualified Deferred Compensation ($)	Totals ($)
Death	—	—	215,890	1,582,921	7,032,097	—	—	8,830,908
Disability	—	—	215,890	1,582,921	7,032,097	—	—	8,830,908
Retirement (1)	—	—	—	—	—	—	—	—
Limited Circumstances (2)	700,000	—	215,890	1,582,921	5,567,394	—	—	8,066,205
Change of Control Termination (3)	7,223,446	—	215,890	1,582,921	7,032,097	—	47,000	16,101,354

(1)	Mr. Khayat is not retirement eligible and therefore all unvested, outstanding equity awards would be forfeited.

(2)

In the event of a termination under Limited Circumstances, Mr. Khayat would be eligible for up to one year of base salary in severance. In certain circumstances and in our discretion, Mr. Khayat may also be eligible for a target Annual Incentive attributable to the performance year in which a termination of employment occurs, generally pro-rated based on the length of time worked during such year.

(3)

Mr. Khayat is entitled to receive severance of two times the sum of his base salary and target annual incentive plus annual COBRA medical premiums as a result of a Change of Control Termination, as well as two additional years of deferred compensation matching contributions.

(4)

The Capital & Earnings Improvement Award granted to Mr. Khayat on December 30, 2024, is included in this column. The Capital & Earnings Improvement Awards do not provide for vesting upon a voluntary resignation, including retirement, or upon a termination under limited circumstances.

Andrew J. “Randy” Paine

Termination Event	Severance Pay ($)	Annual Incentive ($)	Stock Options ($)	Restricted Stock Units ($)	Performance Awards ($)(4)	Nonqualified Pension Benefits ($)	Nonqualified Deferred Compensation ($)	Totals ($)
Death	—	—	308,865	2,398,381	7,709,982	—	—	10,417,228
Disability	—	—	308,865	2,398,381	7,709,982	—	—	10,417,228
Retirement (1)	—	—	126,398	1,068,264	1,836,650	—	—	3,031,312
Limited Circumstances (2)	600,000	—	308,865	2,398,381	4,044,094	—	—	7,351,340
Change of Control Termination (3)	7,539,915	—	308,865	2,398,381	7,709,982		47,000	18,004,143

(1)

Mr. Paine is retirement eligible as he is at least 55 with five years of service, and therefore would receive pro rata vesting treatment on all unvested, outstanding equity awards. Mr. Paine is fully vested in all retirement and pension benefits, so there would be no accelerated value associated with a termination.

(2)

In the event of a termination under Limited Circumstances, Mr. Paine would be eligible for up to one year of base salary in severance. In certain circumstances and in our discretion, Mr. Paine may also be eligible for a target Annual Incentive attributable to the performance year in which a termination of employment occurs, generally pro-rated based on the length of time worked during such year.

(3)

Mr. Paine is entitled to receive severance of two times the sum of his base salary and target annual incentive plus annual COBRA medical premiums as a result of a Change of Control Termination, as well as two additional years of deferred compensation matching contributions.

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Compensation of Executive Officers and Directors

(4)

The Capital & Earnings Improvement Award granted to Mr. Paine on December 30, 2024, is included in this column. The Capital & Earnings Improvement Awards do not provide for vesting upon a voluntary resignation, including retirement, or upon a termination under limited circumstances.

Amy G. Brady

The information below describes the treatment to which Ms. Brady generally would have been entitled in the event her employment had termination on December 31, 2025, under the various circumstances below. Ms. Brady actually resigned from her position as Chief Information Officer due to personal health considerations, effective March 2, 2026, and we entered into a Transition Letter with her to ensure a smooth and orderly transition. See “Transition Letter with Ms. Brady” on page 45 above for a description of Transition Letter.

Termination Event	Severance Pay ($)	Annual Incentive ($)	Stock Options ($)	Restricted Stock Units ($)	Performance Awards ($)(4)	Nonqualified Pension Benefits ($)	Nonqualified Deferred Compensation ($)	Totals ($)
Death	—	—	204,226	1,494,144	4,832,966	—	—	6,531,337
Disability	—	—	204,226	1,494,144	4,832,996	—	—	6,531,337
Retirement (1)	—	—	84,854	674,556	1,196,790	—	—	1,956,200
Limited Circumstances (2)	700,000	—	204,226	1,494,144	2,557,594	—	—	4,955,965
Change of Control Termination (3)	6,014,229	—	204,226	1,494,144	4,832,966	—	47,000	12,592,566

(1)

Ms. Brady was retirement eligible as she was at least 55 with five years of service as of December 31, 2025, and therefore generally would have been eligible to receive pro rata vesting treatment on all unvested, outstanding equity awards if she had retired on that date.

(2)

In the event of a termination under Limited Circumstances, Ms. Brady generally would have been eligible for up to one year of base salary in severance. In certain circumstances and in our discretion, Ms. Brady may also have been eligible for a target Annual Incentive attributable to the performance year in which a termination of employment occurs, generally pro-rated based on the length of time worked during such year.

(3)

Ms. Brady generally would have been entitled to receive severance of two times the sum of her base salary and target annual incentive plus annual COBRA medical premiums as a result of a Change of Control Termination, as well as two additional years of deferred compensation matching contributions.

(4)

The Capital & Earnings Improvement Award granted to Ms. Brady on December 30, 2024, is included in this column. The Capital & Earnings Improvement Awards do not provide for vesting upon a voluntary resignation, including retirement, or upon a termination under limited circumstances. See “Transition Letter with Ms. Brady” on page 45 above for a description of the treatment Ms. Brady’s Capital & Earnings Improvement Award under the terms of the Transition Letter.

Mo Ramani

Termination Event	Severance Pay ($)	Annual Incentive ($)	Stock Options ($)	Restricted Stock Units ($)	Performance Awards ($)	Nonqualified Pension Benefits ($)	Nonqualified Deferred Compensation ($)	Totals ($)
Death	—	—	30,324	3,014,040	952,057	—	—	3,996,421
Disability	—	—	30,324	3,014,040	952,057	—	—	3,996,421
Retirement (1)	—	—	—	—	—	—	—	—
Limited Circumstances (2)	700,000	—	30,324	3,014,040	952,057	—	—	4,696,421
Change of Control Termination (3)	5,129,101	—	30,324	3,014,040	952,057	—	—	9,125,521

(1)	Mr. Ramani is not retirement eligible and therefore all unvested, outstanding equity awards would be forfeited.

(2)

In the event of a termination under Limited Circumstances, Mr. Ramani would be eligible for up to one year of base salary in severance. In certain circumstances and in our discretion, Mr. Ramani may also be eligible for a target Annual Incentive attributable to the performance year in which a termination of employment occurs, generally pro-rated based on the length of time worked during such year.

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Compensation of Executive Officers and Directors

(3)

Mr. Ramani is entitled to receive severance of two times the sum of his base salary and target annual incentive plus annual COBRA medical premiums as a result of a Change of Control Termination, as well as two additional years of deferred compensation matching contributions.

Pay Ratio

In compliance with Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Item 402(u) of Regulation S-K, we are providing the following information with respect to our last completed fiscal year. The pay ratio information provided below is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

For 2025, the median of the annual total compensation of all employees, excluding the CEO, is $91,077. The annual total compensation of the CEO, as reported in the 2025 Summary Compensation Table (“SCT”), is $11,522,025. The ratio of the annual total compensation of the CEO to the median of the annual total compensation of all other employees is 127 to 1.

In determining the information provided above, we used the following methodology and estimates:

As permitted by the SEC’s rules, we used the same median employee who was used for purposes of our 2023 pay ratio disclosure, which median employee was identified in the following manner:

•	We compiled a list of all employees as of December 31, 2023, other than the CEO.

•

We also excluded from that list all employees located outside of the United States (“U.S.”), who represent less than 5% of our total employee population. The excluded non-U.S. employees were located in England, and the approximate number of employees excluded from that jurisdiction was two. A total of two non-U.S. employees were excluded from the list and a total of 17,350 U.S. employees were included on the list.

•

We used wages reported in Box 1 of IRS Form W-2 as a consistently applied compensation measure to identify the median employee from the remaining employees on the list. For this purpose, we did not annualize the wages of any individuals who were employed less than the full fiscal year.

•

Upon further review, we noted that the median employee’s compensation reflected anomalous characteristics that could significantly distort the pay ratio calculation. As a result, we selected as our median employee a similarly compensated employee whose compensation did not include such anomalous characteristics.

We calculated the 2025 annual total compensation of the median employee identified in the manner described above using the same methodology that we used to determine the 2025 annual total compensation of the CEO, as reported in the SCT.

It should be noted that the pay ratio disclosure rules of Item 402(u) of Regulation S-K provide companies with a great deal of flexibility in determining their pay ratio reporting methodologies and in estimating the ratio of the annual total compensation of the CEO to the median of the annual total compensation of all other employees. As such, our methodology may differ materially from the methodology used by other companies to prepare their pay ratio disclosures, which, among other factors such as differences in employee populations, geographic locations, business strategies, and compensation practices, may contribute to a lack of comparability between our pay ratio and the pay ratio reported by other companies, including other companies within the financial services industry.

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Compensation of Executive Officers and Directors

Required Pay Versus Performance Disclosure

The following information is being provided as required by Item 402(v) of Regulation
S-K
(“Item 402(v)”) with respect to Key’s five most recently completed fiscal years.
The table below shows pay both as reported in the Summary Compensation Table (“SCT Total”) for the applicable fiscal year (as also shown in the Summary Compensation Table on page 52 of this proxy statement) and as “Compensation Actually Paid” for our principal executive officer (“PEO”, for Key, refers to our then-current Chief Executive Officer) and as an average of all of our non-PEO
named executive officers (“Other NEOs”) for the applicable fiscal year. Both SCT Total pay and Compensation Actually Paid are calculated in accordance with Regulation
S-K,
and differ substantially from the way that Key makes pay decisions. For example, SCT Total pay includes the accounting value of long-term incentive awards granted within the applicable fiscal year (which we generally consider to be part of the prior fiscal year’s total pay), and short-term incentive compensation with respect to that fiscal year, but paid in the immediately succeeding fiscal year. Similarly, Compensation Actually Paid calculates the change in value of outstanding long-term incentive awards during the applicable fiscal year, even if no compensation was realized from such awards.
The table also shows, each as required by Item 402(v), (i) Key’s cumulative total shareholder return (“TSR”), (ii) the TSR of a market capitalization weighted peer group, (iii) Key’s net income for the applicable fiscal year, and (iv) Key’s performance with respect to a “company-selected measure” which in our assessment represents the most important financial performance metric used to link Compensation Actually Paid to our named executive officers for the most recently completed fiscal year to Key’s performance. We selected Return on Tangible Common Equity (“ROTCE”) as our required company-selected measure. ROTCE is a return on equity measure that is commonly used to compare the performance of banks.

Year	SCT Total for PEO 1,8	Compensation Actually Paid to PEO 3	Avg SCT Total for Other NEOs 2	Avg Comp Actually Paid to Other NEOs 3	Value of Initial Fixed $100 Investment Based On		Net Income (Loss) 6	ROTCE (Company- Selected Measure) 7
					Key’s Total TSR 4	Peer Group TSR 5

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2025	$11,522,025	$16,732,685	$5,380,474	$6,981,252	$160.05	$161.11	$1,829,000,000	11.85%
2024	$18,638,612	$21,164,867	$6,272,988	$6,933,470	$126.76	$137.46	$(161,000,000)	-3.01%
2023	$10,268,718	$4,458,764	$3,449,335	$1,785,855	$101.10	$109.24	$967,000,000	9.63%
2022	$10,463,627	$6,082,087	$4,218,255	$2,400,360	$114.30	$110.41	$1,917,000,000	18.40%
2021	$8,653,484	$15,582,042	$4,737,878	$8,727,060	$145.90	$133.43	$2,625,000,000	19.47%

(1)	“SCT Total” in column (b) is the “Total ($)” reported in the summary compensation table for our PEO for the applicable fiscal year. Mr. Gorman was our PEO for each year from 2021 through 2025.

(2)
“Avg SCT Total’ in column (d) is the average of the “Total ($)” reported in the summary compensation table for the Other NEOs listed in an applicable fiscal year. For 2021 and 2022, our Other NEOs were Mr. Kimble, Mr. Paine, Ms. Brady and Ms. Mago. For 2023, our Other NEOs were Mr. Khayat, Mr. Kimble, Mr. Paine, Ms. Brady and Ms. Mago. For 2024, our Other NEOs were Mr. Khayat, Mr. Paine, Ms. Brady and Ms. Mago. For 2025, our Other NEOs were Mr. Khayat, Mr. Paine, Ms. Brady and Mr. Ramani.

(3)
“Compensation Actually Paid” in columns (c) and (e) was calculated in accordance with the requirements of Item 402(v). Key’s pension plan is frozen, and no service costs accrue on the plan. As a result, no pension values are reflected in this number, as the originally reported “Change in Pension Value” for each applicable fiscal year was subtracted from the amounts shown in columns (b) and (d), as applicable, per Item 402(v). As required by Item 402(v), the amounts shown in columns (b) and (d), as applicable, were also decreased by the reported “Stock Awards” and “Option Awards” for each applicable fiscal year. Outstanding and unvested equity awards were then re-valued
as of the following dates:

(a)
Outstanding stock option grants were
re-valued
using a lattice model and in accordance with generally accepted accounting standards, as applicable, as of December 31, 2020, December 31, 2021, December 31, 2022, December 31, 2023, December 31, 2024, and December 31, 2025, and as of any applicable vesting date.

(b)
Outstanding cash performance awards were valued, as applicable, as of December 31, 2020, December 31, 2021, December 31, 2022, December 31, 2023, December 31, 2024, and December 31, 2025 (based on our estimate of the outcome of the applicable performance conditions as of the last day of the applicable fiscal year) and as of any applicable vesting date.

(c)
Outstanding restricted stock unit awards were valued, as applicable, as of December 31, 2020, December 31, 2021, December 31, 2022, December 31, 2023, December 31, 2024, and December 31, 2025, and as of any applicable vesting date.

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Compensation of Executive Officers and Directors

(d)
The Capital and Earnings Improvement Awards granted December 30, 2024, were valued as of December 31, 2024 (assuming 100% financial performance due to the recency of the grant) and December 31, 2025 (based on our estimate of the outcome of the applicable performance conditions as of that date).

The recalculated equity award values were added to the amounts shown in columns (b) and (d), as applicable, resulting in the “Compensation Actually Paid” values shown in columns (c) and (e), respectively and as applicable.

The charts below show the deductions from and additions to SCT Total Compensation and Average SCT Total Compensation that were made in order to calculate Compensation Actually Paid as reported in columns (c) and (e) for each year included in the Pay Versus Performance Table:

Deductions and Additions to SCT Total for PEO (column c)

	Pension Value Adjustments			Stock Award and Option Award Adjustments

Year	Deduct Change in Pension Value Reported in Summary Compensation Table	Add Service Cost	Add Prior Service Cost	Deduct Value of Stock Awards and Option Awards Reported in Summary Compensation Table	Add Year End Fair Value of Unvested Equity Awards Granted During the Fiscal Year	Add Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Fiscal Years	Add Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Add Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Subtract Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Add Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation
2025	($49,005)	$0	$0	($6,899,989)	$8,454,740	$4,517,062	$0	$ 61,549	($2,013,819)	$1,140,122
2024	($40,879)	$0	$0	($14,570,276)	$16,928,259	$943,124	$0	($105,435)	($1,200,456)	$571,918
2023	($27,606)	$0	$0	($6,999,983)	$3,940,984	($3,843,463)	$0	$374,227	$ 0	$745,887
2022	($14,895)	$0	$0	($7,199,958)	$4,767,435	($2,857,610)	$0	$553,287	$ 0	$370,202
2021	($15,862)	$0	$0	($4,299,986)	$7,153,407	$2,917,573	$0	$597,635	$ 0	$575,791

Average Deductions and Additions to SCT Total for Other NEOs (column e)

	Pension Value Adjustments (all amounts for Other NEOs reported as averages)			Stock Award and Option Award Adjustments (all amounts for Other NEOs reported as averages)

Year	Deduct Change in Pension Value Reported in Summary Compensation Table	Add Service Cost	Add Prior Service Cost	Deduct Value of Stock Awards and Option Awards Reported in Summary Compensation Table	Add Year End Fair Value of Unvested Equity Awards Granted During the Fiscal Year	Add Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Fiscal Years	Add Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Add Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Subtract Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Add Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation
2025	($8,959)	$0	$0	($2,362,494)	$2,901,350	$1,065,605	$0	$ 12,353	($317,892)	$310,814
2024	($13,155)	$0	$0	($4,061,833)	$4,660,458	$ 243,435	$0	($ 31,512)	($287,608)	$150,696
2023	($7,107)	$0	$0	($1,910,248)	$1,174,016	($1,346,563)	$0	$186,443	$ 0	$239,980
2022	($3,114)	$0	$0	($2,074,966)	$1,373,934	($1,574,838)	$0	$305,653	$ 0	$155,437
2021	($5,105)	$0	$0	($2,049,973)	$3,426,293	$1,931,130	$0	$334,283	$ 0	$352,555

(4)
Key’s TSR for each year listed is based on the percentage change in total shareholder return over the relevant period based on an initial $100 investment on December 31, 2020. The time periods shown in the table are December 31, 2020 – December 31, 2021, December 31, 2020 – December 31, 2022, December 31, 2020 – December 31, 2023, December 31, 2020 – December 31, 2024 and December 31, 2020 – December 31, 2025.

(5)
The issuers included in Key’s peer group for purposes of TSR disclosure in this column for each fiscal year are as follows: Citizens Financial Group, Inc., Comerica Incorporated, Fifth Third Bancorp, Huntington Bancshares Incorporated, M&T Bank Corporation, The PNC Financial Services Group, Inc., Regions Financial Corporation, Truist Financial Corporation, U.S. Bancorp, and Zions Bancorporation. Peer Group TSR for each year listed is based on the percentage change in total shareholder return over the relevant period based on an initial $100 investment on December 31, 2020. The time periods shown in the table are December 31, 2020 – December 31, 2021, December 31, 2020 – December 31, 2022, December 31, 2020 – December 31, 2023, December 31, 2020 – December 31, 2024 and December 31, 2020 – December 31, 2025.

(6)	Net Income was calculated in accordance with GAAP and is shown as reported in the Form 10-K Key filed for the applicable fiscal year.

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Compensation of Executive Officers and Directors

(7)
ROTCE is a
non-GAAP
measure, which we define as income from continuing operations attributable to Key common shareholders (GAAP) divided by average KeyCorp shareholders’ equity, less average intangible assets, adjusted for average purchased credit card relationships, less average preferred stock. Key uses absolute adjusted ROTCE in its short-term incentive plan and relative adjusted ROTCE in its long-term incentive awards, as further described under “Total Pay for our Named Executive Officers” on page 36 of this Proxy Statement and Definitions of Certain Financial Terms on page 48 of this Proxy Statement.

The following chart shows the relationship between (i) Compensation Actually Paid to our PEO and Average Compensation Actually Paid to our Other NEOs, and (ii) Key’s TSR, as well as (iii) the relationship between Key’s TSR and the TSR of our peer group. As the chart demonstrates, as our TSR increases, the value of Compensation Actually Paid (as we are required to calculate it for purposes of this disclosure) also increases, due to the large percentage of executive officer compensation that is paid in the form of long-term incentives whose value is tied to Key’s share price.

The following chart compares (i) Compensation Actually Paid to our PEO and Average Compensation Actually Paid to our Other NEOs, and (ii) our Company-Selected Measure, ROTCE. We have historically used absolute adjusted ROTCE as a performance metric in our annual (short-term) incentive plan and relative adjusted ROTCE as a performance metric in our long-term incentive program (shifting to adjusted absolute ROTCE in our long-term incentive program for 2026, as described under “2026 Performance Awards” on page 40 of this Proxy Statement) due to the strong correlation between adjusted ROTCE and the delivery of positive share price performance to our shareholders. Note that ROTCE results shown below in 2024 were unfavorably impacted by the loss that we incurred in connection with the repositioning of our securities portfolio during that year.

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Compensation of Executive Officers and Directors

The chart below shows the relationship between Net Income and Compensation Actually Paid. We do not find Net
Income
to be an appropriate measure for assessing the relationship between Compensation Actually Paid and Key’s financial performance. For example, as a bank, we are required to make assumptions around future expected credit losses at the time we originate a loan or a debt instrument. These expected losses have the effect of reducing our Net Income, even though no actual loss has occurred. As conditions change, we may revise these assumptions and change our future expectations. To the extent that these assumptions lower the expectations of future credit losses, we are able to recognize this as a benefit to Net Income. For this reason, we do not include Net Income as a measure in any of our incentive plans.

Item 402(v) also requires that we provide the following tabular list of at least three and not more than seven financial performance measures that we have determined are our most important financial performance measures used to link compensation actually paid for the most recently completed fiscal year to Key’s performance:

Most Important Performance Measures
EPS
Marked CET-1 Ratio
ROTCE
PPNR

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Compensation of Executive Officers and Directors

Directors’ Compensation

Consistent with our philosophy of aligning the economic interests of our directors and shareholders, the directors’ compensation paid to each non-employee director of KeyCorp consists of: (i) a cash retainer and (ii) stock-based compensation, referred to as “deferred shares.” The total amount of the cash retainer paid to each director differs depending upon whether the director serves as a member of certain committees of the Board, as chair of a committee of the Board, or as Lead Director of the Board. Mr. Gorman, as an employee of KeyCorp, did not receive in 2025 and will not receive in 2026 any compensation for his service as a director. In connection with the 2019 Plan, the Board adopted an annual limit of $500,000 on the sum of (i) the grant date fair value of all awards granted to any single non-employee director during such year and (ii) the aggregate cash fees paid to such non-employee director during such year. As shown in the 2025 Director Compensation Table, no non-employee director received compensation in excess of this limit in 2025.

Annually, the Nominating and Corporate Governance Committee reviews the amount and form of directors’ compensation payable to KeyCorp directors, including by comparing our program to the amounts and forms of directors’ compensation payable at bank holding companies in our Peer Group (identified on page 47 of this proxy statement). The Nominating and Corporate Governance Committee periodically requests information from CAP to assist in this annual review and did so in connection with setting director compensation for 2026. The Nominating and Corporate Governance Committee reports the results of its annual review to the full Board and recommends to the full Board changes, if any, to directors’ compensation. The Nominating and Corporate Governance Committee recommended an increase to the deferred share award of $10,000, an increase in the additional retainer for each committee chair of $5,000, an increase in the additional retainer for Audit and Risk Committee members of $5,000, and recommended $15,000 of additional cash retainer to certain directors for extraordinary service during 2025, which was approved and paid in 2025. Director compensation for 2025 and 2026 is described in the following table:

Annual Compensation Element	2025 ($)	2026 ($)

Cash Retainer	105,000	105,000

Deferred Share Award	145,000	155,000

Lead Director	50,000	50,000

Audit Committee Chair	40,000	45,000

Risk Committee Chair	40,000	45,000

Compensation and Organization Committee Chair	25,000	30,000

Technology Committee Chair	25,000	30,000

Nominating and Corporate Governance Committee Chair	25,000	30,000

Audit Committee Member	15,000	20,000

Risk Committee Member	15,000	20,000

Extraordinary Service Retainer	15,000	15,000

Deferral of Cash Retainer

Directors may elect to defer payment of all or a portion of their cash retainer to a future date. Under the Directors’ Deferred Share Sub-Plan, the deferred cash retainer is converted into deferred shares that are payable in KeyCorp common shares on the specified deferral date.

Deferred Shares

The Board has determined that a significant portion of the Board’s compensation should be equity compensation in order to more closely align the economic interests of directors and shareholders. Each non-employee director receives an annual award of deferred shares consisting of restricted stock units under the Directors’ Deferred Share Sub-Plan.

Each grant is subject to a minimum three-year deferral period, which is accelerated upon a director’s separation from the Board. The deferred shares are paid 50% in KeyCorp common shares and 50% in cash based on the value of a KeyCorp common share on the earlier of the last day of the deferral period or the date of the director’s separation from the Board.

Directors may elect to further defer the payment of any award of deferred shares beyond three years. If a further deferral election is made, 100% of these further deferred shares are paid in the form of KeyCorp common shares. Payment is not made on any further deferred shares until the designated deferral date, which may be beyond the director’s separation from the Board.

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Compensation of Executive Officers and Directors

2025 Director Compensation Table

The following table sets forth certain information regarding the compensation earned by or paid to each non-employee director who served on the Board of Directors in 2025. Mr. Gorman, as an employee of KeyCorp, was not compensated for his services as a director.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
Jacqui L. Allard	105,000	144,991	249,991
Alexander M. Cutler	180,000	144,991	324,991
H. James Dallas	145,000	144,991	289,991
Elizabeth R. Gile	160,000	144,991	304,991
Ruth Ann M. Gillis	120,000	144,991	264,991
Robin N. Hayes	120,000	144,991	264,991
Carlton L. Highsmith	105,000	144,991	249,991
Richard J. Hipple	160,000	144,991	304,991
Somesh Khanna	120,000	144,991	264,991
Devina A. Rankin	120,000	144,991	264,991
Barbara R. Snyder	105,000	144,991	249,991
Richard J. Tobin	120,000	144,991	264,991
Todd J. Vasos	130,000	144,991	274,991
David K. Wilson	135,000	144,991	279,991

1)

Amounts reported in the “Fees Earned or Paid in Cash” column include fees for service as chair of a Board committee during 2025 as follows: Todd J. Vasos, Compensation and Organization Committee Chair; Richard J. Hipple, Audit Committee Chair; Elizabeth R. Gile, Risk Committee Chair; H. James Dallas, Technology Committee Chair; and Alexander M. Cutler, Nominating and Corporate Governance Committee Chair. Amounts reported in the “Fees Earned or Paid in Cash” column further include fees for service as a member of the Risk Committee and Audit Committee during 2025 as follows: H. James Dallas, Risk Committee Member; Ruth Ann M. Gillis, Audit Committee Member; Robin N. Hayes, Audit Committee Member; Somesh Khanna, Risk Committee Member; Devina A. Rankin, Risk Committee Member; Richard J. Tobin, Audit Committee Member; and David K. Wilson, Risk Committee Member. For Alexander M. Cutler, the amount reported in the “Fees Earned or Paid in Cash” column also includes fees for his service during 2025 as Lead Director. Amounts reported in the “Fees Earned or Paid in Cash” column include fees for extraordinary service during 2025 to each of Elizabeth R. Gile, Richard J. Hipple, and David K. Wilson.

(2)

Amounts reported in the Stock Awards column represent the aggregate grant date fair value of the stock awards granted during the year computed in accordance with applicable accounting guidance. The accounting assumptions used in calculating the grant date fair value are presented in Note 15 to the Consolidated Financial Statements of our 2025 Annual Report. On May 15, 2025, each director who was then serving received a grant of 8,798 fully vested deferred shares at a fair market value of $145,000, rounded down to the nearest whole share. One-half of this deferred share award is payable in shares and one-half of this award is payable in cash on the third anniversary of the grant date unless the director has elected to further defer payment, in which case the entire award is payable in shares.

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Compensation of Executive Officers and Directors

As of December 31, 2025, the non-employee directors who served during 2025 and are listed in the table below had outstanding stock awards payable in common shares in the following amounts:

Name	Outstanding Stock Awards
Jacqui L. Allard	9,101
Alexander M. Cutler	56,370
H. James Dallas	23,627
Elizabeth R. Gile	122,630
Ruth Ann M. Gillis	69,374
Robin N. Hayes	44,837
Carlton L. Highsmith	18,570
Richard J. Hipple	18,570
Somesh Khanna	4,550
Devina A. Rankin	79,346
Barbara R. Snyder	173,902
Richard J. Tobin	76,711
Todd J. Vasos	65,087
David K. Wilson	63,007

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Audit Matters

Audit Matters

Ernst & Young’s Fees

The following is a summary and description of fees billed for services provided by our independent auditor, Ernst & Young, for fiscal years 2025 and 2024.

Services	2025 ($)	2024 ($)
Audit Fees (1)	7,313,000	6,513,000
Audit-Related Fees (2)	995,000	1,039,000
Tax Fees (3)	181,000	173,000
All Other Fees (4)	185,000	—
Total	8,674,000	7,725,000

(1)

Aggregate fees billed for professional services in connection with the integrated audit of KeyCorp’s annual financial statements for fiscal years 2025 and 2024, reviews of financial statements included in KeyCorp’s Forms 10-Q for 2025 and 2024, and audits of KeyCorp subsidiaries for fiscal years 2025 and 2024.

(2)

Aggregate fees billed for assurance and related services that are reasonably related to the performance of the audit or review of KeyCorp’s financial statements and are not reported as “audit fees” above. These services consisted of attestation and compliance reports in 2025 and 2024.

(3)

Aggregate fees billed for permissible tax services. These services consisted of tax compliance and tax consulting and planning services provided to KeyCorp and certain domestic and foreign subsidiaries in 2025 and 2024.

(4)

Aggregate fees billed for products and services other than those described above and consisting of permissible advisory services. These services consisted of assisting with the development of certain regulatory reporting training modules in 2025.

Pre-Approval Policies and Procedures

The Audit Committee has adopted a Policy Statement on Independent Auditing Firm’s Services and Related Fees, which governs the Audit Committee’s pre-approval process for services provided by the independent audit firm and fees paid to such firm. Those services may include audit services, audit-related services, tax services, and other services. Any audit, audit-related, tax, or other services not incorporated in the scope of services pre-approved at the time of the approval of the annual audit engagement and that are proposed subsequent to that approval require the pre-approval of the Audit Committee, which may be delegated to the Chair of the Audit Committee, whose action on the request shall be reported at the next meeting of the full Audit Committee. Audit, audit-related, tax, and other services incorporated in the scope of services pre-approved at the time of the approval of the annual audit engagement, and which are recurring in nature, do not require recurring pre-approvals during the year of the initial pre-approval. Services that are pre-approved in one year that extend into the subsequent year require pre-approval in the subsequent year. The independent audit firm is required to regularly report to the Audit Committee regarding the extent of audit, audit-related, tax, and other services provided by the independent audit firm and the related fees for such services. During 2025, all services were pre-approved by the Audit Committee in accordance with this policy.

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Audit Committee Report

Audit Committee Report

The Audit Committee of the KeyCorp Board of Directors is currently composed of four independent directors and operates under a written charter adopted by the Board of Directors. The Audit Committee annually selects KeyCorp’s independent audit firm, subject to shareholder ratification.

The Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of the independent audit firm retained to audit KeyCorp’s consolidated financial statements. The independent audit firm is responsible for performing an independent audit of KeyCorp’s consolidated financial statements in accordance with generally accepted auditing standards, issuing a report thereon, and auditing the effectiveness of KeyCorp’s internal controls over financial reporting. Management is responsible for KeyCorp’s internal controls and financial reporting process.

Annually, the Audit Committee considers the results of an evaluation of the qualifications, experience, candor, independence, objectivity, and professional skepticism of the independent external auditor in determining whether to retain the firm for the next fiscal year. In assessing the external auditor’s independence, the Audit Committee considers non-audit fees and services provided by the external auditor. As part of the annual evaluation, the Audit Committee reviews and considers the results of the Public Company Accounting Oversight Board’s annual inspection of the independent external auditor. The evaluation is led by KeyCorp’s Chief Auditor, who reports directly to the Audit Committee. The Audit Committee oversees the audit fees negotiations associated with KeyCorp’s retention of the independent auditor and has the sole authority to approve the audit fees. In accordance with rules of the SEC, audit partners are subject to rotation requirements to limit the number of consecutive years an individual partner may provide service to KeyCorp. In conjunction with this five-year mandated rotation of the audit firm’s lead engagement partner, the Audit Committee and its chairperson are directly involved in the selection of the independent auditor’s new lead engagement partner. Pursuant to the five-year mandated rotation, a new lead engagement partner was designated in 2021. Ernst & Young has been retained as KeyCorp’s independent external auditor continuously since the 1994 merger of KeyCorp and Society Corporation. The members of the Audit Committee and the Board believe that the continued retention of Ernst & Young to serve as KeyCorp’s independent external auditor is in the best interests of KeyCorp and its investors. In making this determination, the Audit Committee considers the impact to KeyCorp of changing external auditors. At each regularly scheduled meeting, the Audit Committee holds executive sessions and private meetings with individual members of management, internal audit, and the independent external auditor as the Audit Committee deems necessary.

In fulfilling its oversight responsibility, the Audit Committee relies on the accuracy of financial and other information, opinions, reports, and statements provided to the Audit Committee. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Nor does the Audit Committee’s oversight assure that the audit of KeyCorp’s financial statements has been carried out in accordance with generally accepted auditing standards or that the audited financial statements are presented in accordance with generally accepted accounting principles.

The Audit Committee has reviewed and discussed the audited consolidated financial statements of KeyCorp and the results of Ernst & Young’s audit of KeyCorp’s internal controls over financial reporting for the year ended December 31, 2025 (“Audited Financial Statements”) with KeyCorp’s management and Ernst & Young. In addition, the Audit Committee has discussed with Ernst & Young the Critical Audit Matters and the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC. A portion of the Audit Committee’s review and discussion with Ernst & Young occurred in private sessions, without KeyCorp management present. The Audit Committee has received the written disclosures and the letter from Ernst & Young required by applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with Ernst & Young its independence from KeyCorp.

Based on the foregoing review and discussions and relying thereon, the Audit Committee recommended to KeyCorp’s Board of Directors the inclusion of the Audited Financial Statements in KeyCorp’s Annual Report on Form 10-K for the year ended December 31, 2025, that was filed with the SEC.

Audit Committee of the KeyCorp Board of Directors:

Richard J. Hipple (Chair)

Ruth Ann M. Gillis

Robin N. Hayes

Richard J. Tobin

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PROPOSAL TWO: Ratification of Independent Auditor

PROPOSAL TWO: Ratification of Independent Auditor

The Audit Committee of the Board of Directors of KeyCorp has appointed Ernst & Young LLP (“Ernst & Young”) as KeyCorp’s independent auditor to examine the consolidated financial statements of KeyCorp for the 2026 fiscal year. The Board of Directors recommends ratification of the Audit Committee’s appointment of Ernst & Young.

A representative of Ernst & Young will be present at the meeting with an opportunity to make a statement if such representative desires to do so and to respond to appropriate questions.

Although shareholder approval of this appointment is not required by law or binding on the Audit Committee, the Audit Committee believes that shareholders should be given the opportunity to express their views. If the shareholders do not ratify the appointment of Ernst & Young as KeyCorp’s independent auditors, the Audit Committee will consider this vote in determining whether or not to continue the engagement of Ernst & Young.

Vote Required

Approval of this proposal will require the affirmative vote of a majority of the KeyCorp common shares represented in person or by proxy at the Annual Meeting.

The Board of Directors unanimously recommends that our shareholders vote “FOR” the ratification of this appointment.

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PROPOSAL THREE: Advisory Approval of KeyCorp’s Executive Compensation

PROPOSAL THREE: Advisory Approval of KeyCorp’s Executive Compensation

KeyCorp’s Board of Directors is providing shareholders with the opportunity to cast an advisory vote on the compensation of our Named Executive Officers at this Annual Meeting as required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Section 14A of the Exchange Act. At the 2023 Annual Meeting of Shareholders, shareholders were asked to recommend how often they should be given the opportunity to cast this advisory vote. The shareholders overwhelmingly voted for an annual advisory vote on executive compensation and the Board approved this choice. The next shareholder vote on the frequency of future votes on Named Executive Officer compensation is expected to occur at our 2029 Annual Meeting of Shareholders.

The vote on the compensation of our Named Executive Officers will not be binding on or overrule any decisions by KeyCorp’s Board of Directors, will not create or imply any additional fiduciary duty on the part of the Board, and will not restrict or limit the ability of KeyCorp’s shareholders to make proposals for inclusion in proxy materials related to executive compensation. However, as described in the “Compensation Discussion and Analysis” section beginning on page 31 of this proxy statement, the Compensation Committee has taken into account the results of previous votes on this issue in considering executive compensation arrangements and will take into account the outcome of this year’s vote when considering such arrangements in the future.

This advisory proposal was approved by approximately 63% of the KeyCorp common shares represented at the 2025 Annual Meeting of Shareholders. As discussed in the “Compensation Discussion and Analysis” section beginning on page 31 of this proxy statement, we expanded our usual shareholder outreach efforts throughout 2025, and we responded to the feedback we received from shareholders by implementing a number of refinements to further strengthen our executive compensation program, including:

•	No one-time awards granted in 2025;

•	Refined our annual incentive plan to increase focus on achievement of pre-established financial measures;

•	Enhanced disclosure to better demonstrate rigor of metric and target selection process;

•	Eliminated an overlapping metric in annual and long-term plans; and

•	Enhanced disclosure related to annual peer group review process.

The Compensation Committee believes that the compensation of our Named Executive Officers for 2025 reflects our pay-for-performance philosophy and our emphasis on motivating our Named Executive Officers to deliver long-term shareholder value through a competitive compensation program that is strongly weighted to variable pay and aligned with our shareholders’ interests.

The Board of Directors has determined that the best way to allow shareholders to vote on KeyCorp’s executive compensation is through the following resolution:

RESOLVED, that the shareholders approve on an advisory basis KeyCorp’s Named Executive Officer compensation, as described in the Compensation Discussion and Analysis and the tabular disclosure regarding Named Executive Officer compensation (together with the accompanying narrative disclosure) in this proxy statement.

Vote Required

Approval of this proposal will require the affirmative vote of a majority of the KeyCorp common shares represented in person or by proxy at the Annual Meeting.

The Board of Directors unanimously recommends that our shareholders vote “FOR” this proposal.

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PROPOSAL FOUR: Approval of KeyCorp’s 2026 Equity Compensation Plan

PROPOSAL FOUR: Approval of KeyCorp’s 2026 Equity Compensation Plan

The Board is asking shareholders to approve the KeyCorp 2026 Equity Compensation Plan (the “Equity Plan”). The Board unanimously adopted the Equity Plan on March 12, 2026, subject to shareholder approval at the 2026 Annual Meeting. The following discussion of the Equity Plan is qualified by reference to the full text of the Equity Plan included as Appendix A.

If approved by our shareholders, the Equity Plan will be the successor to the 2019 Plan. No further awards will be made under the 2019 Plan after approval of the Equity Plan by our shareholders. However, any outstanding awards that were granted under the 2019 Plan before shareholder approval of the Equity Plan will remain outstanding in accordance with their terms.

The Board believes that equity compensation is an integral part of KeyCorp’s compensation program, and that shareholder approval of the Equity Plan will allow KeyCorp to continue to provide the appropriate levels and types of equity compensation for our employees and non-employee directors. If shareholders do not approve the Equity Plan, we may be required to increase the cash components of our compensation program, which could increase our expenses and hinder our ability to attract, motivate, and retain high-performing key employees and non-employee directors and to align their interests with those of our shareholders.

How We Determined the Share Reserve under the Equity Plan

In determining the size of the share reserve under the Equity Plan, the Board considered, among other things, the amount of our outstanding equity awards, our stock price and volatility, and the potential dilution expected to result from approval of the Equity Plan.

On the record date for the Annual Meeting, KeyCorp had an aggregate of 1,072,693,693 common shares outstanding and a total of approximately 4,144,848 common shares reserved for issuance and available for future grants under the 2019 Plan. As of the record date, there were approximately 3,883,343 stock options issued and outstanding and approximately 18,005,010 “full-value” awards (i.e., awards other than stock options and stock appreciation rights) issued and outstanding under the 2019 Plan and its predecessor, the KeyCorp 2013 Equity Compensation Plan (we sometimes refer to the 2019 Plan and the KeyCorp 2013 Equity Compensation Plan collectively as the “Prior Plans”). The approximate weighted average exercise price of those outstanding options is $20.36 and the approximate weighted average remaining contractual term for those outstanding options is 7 years.

We estimate that the common shares currently available for issuance under the 2019 Plan could be depleted during 2026. Accordingly, if shareholders do not approve the Equity Plan, we may be required to increase the cash component of our long-term incentive compensation mix. While cash-settled performance shares are an important component of our balanced cash and equity compensation mix, an increase in cash awards may limit our ability to align our executives’ interests with the interests of our shareholders, to recruit new employees, and to retain and motivate our current employees in the long term. For a discussion of our current compensation practices, please refer to the Compensation Discussion and Analysis section beginning on page 31 of this proxy statement.

The table below provides additional information regarding our equity plan share usage over the last three completed fiscal years:

Award Type	2025	2024	2023

Time-based Stock Options Granted	427,986	611,508	528,951

Stock-Settled Time-based Restricted Shares/RSUs Granted	7,343,378	8,514,251	6,983,799

Stock-Settled Performance Shares (PRSUs) Earned/Vested	0	30,322	30,029

Basic Weighted-Average Common Shares Outstanding	1,098,557,591	949,561,150	927,217,131

Based on the current range of our stock price, our current compensation practices, and our anticipated future awards, we are requesting authority to issue up to 24,000,000 common shares pursuant to the Equity Plan, plus the number of common shares available for the grant of new awards under the 2019 Plan immediately prior to shareholder approval of the Equity Plan. We estimate that this request should be sufficient for us to grant equity awards for approximately 3 years. However, our actual share usage – and the sufficiency of the Equity Plan’s share reserve – may vary based on a number of factors, including the number of employees receiving equity awards, our share price, the methodology used to value and determine

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PROPOSAL FOUR: Approval of KeyCorp’s 2026 Equity Compensation Plan

the size of equity awards, the mix of award types provided to participants, and regulatory guidance regarding incentive compensation. Accordingly, it is possible that the requested number of common shares ultimately may provide a sufficient share reserve for a period that is either shorter or longer than 3 years. We believe that our requested number of common shares will give us the necessary flexibility to respond to these changes and other unanticipated circumstances that may arise during the life of the Equity Plan.

Summary of the Equity Plan

A summary of material terms of the Equity Plan is provided below, and the complete text of the Equity Plan is attached as Appendix A.

Important Features of the Equity Plan

The table below highlights some of the important features of the Equity Plan, which reflect KeyCorp’s commitment to sound corporate governance and effective management of incentive compensation.

Plan Feature	Description

Reasonable Share Reserve:	The Equity Plan authorizes Key to issue up to 24,000,000 common shares (any of which may be issued pursuant to incentive stock options), plus the number of common shares available for the grant of awards under the 2019 Plan immediately prior to shareholder approval of the Equity Plan.

Director Compensation Limit:	The Equity Plan provides a $750,000 annual limit on the sum of (i) the grant date fair value of all awards granted to a non-employee director under the Equity Plan during the year, plus (ii) the cash fees paid to the non-employee director during the year.

Responsible Share Counting Provisions:	Only common shares relating to Equity Plan awards or outstanding awards under Prior Plans that have expired or are forfeited, surrendered, cancelled or otherwise terminated, and common shares related to awards settled in cash instead of common shares, will become available again for issuance under the Equity Plan. Common shares tendered in payment of an option exercise price, withheld to satisfy tax withholding obligations, or repurchased by KeyCorp with stock option proceeds will not be recycled back into the share reserve of the Equity Plan. All common shares relating to a stock appreciation right that is exercised and settled in common shares will count against the share reserve, whether or not common shares are actually issued upon exercise.

Minimum Vesting Provision:	Awards granted under the Equity Plan generally are subject to a minimum vesting period of at least one year, with an exception for awards covering up to 5% of the share reserve of the Equity Plan and certain other exceptions set out in the Equity Plan and described below.

No Dividends Paid on Unvested Awards:	No dividends or dividend equivalents may be paid currently on any unvested full-value awards. Instead, any dividends or dividend equivalents with respect to unvested full-value awards will be accumulated or deemed reinvested until such time as the underlying award becomes vested. Further, dividends and dividend equivalents may not be paid at all on stock options or stock appreciation rights.

No Discounted Stock Options (or SARs):	All stock options (and SARs) must have an exercise price equal to or greater than the fair market value of KeyCorp’s common shares on the grant date.

No “Evergreen” Provision:	The Equity Plan authorizes the issuance of a fixed number of KeyCorp common shares (subject to adjustment as provided therein). Shareholder approval will be required before any additional shares can be authorized for issuance under the Equity Plan.

No Repricing without Shareholder Approval:	The Equity Plan prohibits the repricing of stock options or stock appreciation rights without the approval of shareholders. This restriction applies to both direct repricing (lowering the exercise price of a stock option or stock appreciation right) and indirect repricing (canceling an outstanding stock option or stock appreciation right to grant a replacement award with a lower exercise price or exchanging the outstanding award for cash).

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PROPOSAL FOUR: Approval of KeyCorp’s 2026 Equity Compensation Plan

Plan Feature	Description

No “Liberal” Change of Control Definition:	The Equity Plan does not include a “liberal” change of control definition, which means that a change of control must actually occur in order for the change of control provisions of the Equity Plan to apply.

“Double-Trigger” Vesting for Change of Control:	Unless otherwise specified in an applicable award agreement, change of control agreement or other written agreement, vesting of a participant’s awards under the Equity Plan generally will only accelerate in connection with a change of control if the participant also incurs a qualifying termination of employment within two years after the change of control.

Administered by an Independent Committee:	The Equity Plan is administered by the Compensation Committee, except for non-employee director awards which are administered by the Nominating and Corporate Governance Committee. Each of the members of the Compensation Committee and the Nominating and Corporate Governance Committee qualify as “independent” under the listing standards of the New York Stock Exchange. References to the “Compensation Committee” below also refer to the Nominating and Corporate Governance Committee, where applicable.

Clawback and Harmful Activity Protections:	Pursuant to the terms of the Equity Plan, awards are subject to forfeiture or recoupment in the event a participant engages in “harmful activity”, as well as where applicable under KeyCorp’s compensation recovery (or “clawback”) policy as in effect from time to time.

Types of Awards Available Under the Equity Plan

The Equity Plan provides KeyCorp with the ability to offer equity-based compensation to our employees and non-employee directors in the form of stock options (which may be either incentive stock options or nonqualified stock options), stock appreciation rights, restricted shares, restricted share units, performance shares, performance units, and other awards. Each of these award types is described below.

Stock Options

Stock options provide the right to purchase common shares at a price not less than the fair market value of KeyCorp’s common shares on the grant date (generally, the closing price on the New York Stock Exchange on that date). As of the record date for the Annual Meeting, the closing price per share of KeyCorp’s common shares was $19.41. All stock options granted under the Equity Plan will expire no later than 10 years from the grant date. The option exercise price may be paid either in cash or, as determined by the Compensation Committee, in other securities or property having a fair market value on the exercise date equal to the exercise price. In addition, KeyCorp may withhold common shares subject to the stock option to satisfy the exercise price. Stock options may be issued as incentive stock options to employees of KeyCorp and certain of its subsidiaries, or as nonqualified stock options to any participant in the Equity Plan. No dividend equivalents will be issued in connection with stock options.

Stock Appreciation Rights

Stock appreciation rights (or “SARs”) provide the right to receive the excess of the fair market value (calculated as of the exercise date) of a specified number of common shares over the grant price of the stock appreciation right (which generally may not be less the fair market value of KeyCorp’s common shares on the grant date). Stock appreciation rights may be “tandem SARs” that are granted in connection with stock options, or they may be “free-standing SARs” that are granted independent of other awards. Amounts payable upon exercise of a stock appreciation right are payable by KeyCorp at the time of exercise in cash, in common shares, or in any combination of cash and common shares as determined by the Compensation Committee. Stock appreciation rights may only be exercised on a date when the stock appreciation right is “in the money” and in compliance with all applicable restrictions specified in the award agreement. No stock appreciation right may be exercised more than 10 years from the grant date, and no dividends or dividend equivalents will be paid with respect to stock appreciation rights awarded under the Equity Plan.

Restricted Shares

Restricted shares are common shares issued to a participant subject to restrictions set by the Compensation Committee in the award agreement. The Compensation Committee may require that participants pay consideration for the restricted shares. All restricted share awards under the Equity Plan will include a restriction on the sale, transfer, or other disposition of the restricted shares for a period specified by the Compensation Committee, and may include other restrictions and conditions as the Compensation Committee may impose. The award agreement may also provide that the restricted period

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PROPOSAL FOUR: Approval of KeyCorp’s 2026 Equity Compensation Plan

will terminate or terminate early upon the achievement of specified performance goals. A participant generally will have the right to vote the restricted shares and to receive dividends paid on the restricted shares on a deferred and contingent basis, with any such dividends otherwise payable during the restriction period being and accumulated in cash or deemed reinvested in common shares, subject to the vesting of the restricted shares.

Restricted Share Units

Restricted share units are an agreement to issue common shares or pay cash to the participant in consideration of the performance of services, subject to the fulfillment of conditions specified by the Compensation Committee. The Compensation Committee may require that participants pay consideration for restricted share units. A recipient of a restricted share unit award may not transfer any rights under the restricted share unit award and will have no ownership (including any voting rights) in the common shares that may be deliverable upon payment of the restricted share units. The Compensation Committee may provide a holder of restricted share units with a right to receive dividend equivalents on a deferred and contingent basis, as described below under “Dividend Equivalents.”

Performance Shares and Performance Units

An award of performance shares or performance units is contingent upon the participant achieving one or more performance established by the Compensation Committee. An award of performance shares is denominated in common shares, while an award of performance units is a bookkeeping entry in favor of the recipient with a recorded book value per unit of $1.00. The Compensation Committee will specify the performance goals with respect to each grant of performance shares and performance units. Performance goals may be tied to the performance of the participant, to the performance of KeyCorp or any of its subsidiaries, divisions, departments, regions or functions, may be made relative to one or more other companies or may be made relative to an index of the performance goals themselves. Unless otherwise provided in an award agreement, a participant must be employed throughout the performance period (of not less than one year) to be entitled to any payment that may be earned during that period. The Committee may establish one or more formulas to determine whether all, some portion, or none of the performance shares or performance units granted with respect to any performance period qualify as earned during that performance period. KeyCorp may pay a participant for earned performance shares and performance units in cash, common shares, or any combination of cash and common shares, in the judgment of the Compensation Committee. The Compensation Committee may provide a holder of performance shares with a right to receive dividend equivalents on a deferred and contingent basis, as described below under “Dividend Equivalents.”

Other Awards

The Compensation Committee may grant other equity-based awards that do not constitute stock options, stock appreciation rights, restricted shares or restricted share units, or performance shares or performance units. The Compensation Committee may grant other equity-based awards to anyone eligible to participate in the Equity Plan. These grants will be based on or measured in reference to the common shares and will be payable in cash, common shares, or a combination of cash and common shares. The terms and conditions for these grants will be determined by the Compensation Committee. Cash awards, as an element of or supplement to any other award granted under the Equity Plan, may also be granted under the Equity Plan. Common shares may be granted as a bonus or in lieu of obligations of KeyCorp or any of its subsidiaries to pay cash or deliver other property under the Equity Plan or under other plans or compensatory arrangements, subject to such terms as determined by the Compensation Committee in compliance with Section 409A of the Internal Revenue Code.

Dividend Equivalents

The Compensation Committee may provide for dividend equivalents providing the grantee with a deferred and contingent right to receive equivalent value related to dividends that would be paid on the common shares underlying the award, subject to vesting of the award. Dividend equivalents may be payable in cash or common shares, and any dividend equivalents will be accrued as contingent obligations, with payment subject to and conditioned upon vesting of the underlying award. Dividend equivalents will not be granted with respect to stock options or stock appreciation rights.

Eligibility

Awards under the Equity Plan may be granted to the approximately 18,000 employees of KeyCorp and its subsidiaries, and to the non-employee directors of KeyCorp, as determined in the discretion of the Compensation Committee or the Nominating and Corporate Governance Committee, respectively.

Administration

The Equity Plan is administered by the Compensation Committee or such other committee as the Board may designate from time to time. Within the terms of the Equity Plan, the Compensation Committee has full authority to determine which persons are eligible to participate in the Equity Plan, which participants will receive awards, and the type and conditions of those awards. The Compensation Committee may delegate by resolution some of its authority to issue awards to employees under

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PROPOSAL FOUR: Approval of KeyCorp’s 2026 Equity Compensation Plan

the Equity Plan to officers of KeyCorp, subject to limitations established by the Compensation Committee or applicable law. Awards to non-employee directors are administered by the Nominating and Corporate Governance Committee of the Board under the Director’s Deferred Share Sub-Plan (a sub-plan of the Equity Plan). Additionally, the KeyCorp Board of Directors may reserve to itself any or all of the authority granted to the Compensation Committee under the Equity Plan or the Nominating and Corporate Governance Committee under the Directors’ Deferred Share Sub-Plan.

Term and Termination

The Equity Plan has a ten-year term. Accordingly, if it is approved by our shareholders at the 2026 Annual Meeting, the Equity Plan will remain in effect through May 13, 2036, or until such earlier time as either all common shares available under the plan have been issued and no further common shares are authorized for issuance or the Board determines to terminate the Equity Plan. All grants made prior to the termination of the Equity Plan will continue in effect thereafter, subject to their respective terms and the terms of the Equity Plan.

Shares Available for Issuance

Upon shareholder approval of the Equity Plan, the total number of KeyCorp common shares that may be issued or transferred in connection with awards under the Equity Plan will be limited to 24,000,000 common shares (all of which may be issued pursuant to incentive stock options granted to employees under the Equity Plan), plus the number of common shares available for the grant of awards under the 2019 Plan immediately prior to shareholder approval of the Equity Plan. Common shares available for awards under the Equity Plan may consist of authorized but unissued shares, treasury shares (including common shares purchased in the open market), or a combination of the foregoing.

In general, to the extent that any award granted under the Equity Plan or a Prior Plan expires or is forfeited, cancelled, surrendered, otherwise terminated or settled only in cash, the common shares subject to the award will be recycled back into, or will not be counted against, the share reserve of the Equity Plan. However, common shares tendered in payment of the exercise price of a stock option, withheld to satisfy tax withholding obligations, or repurchased by KeyCorp with stock option proceeds will not be recycled back into the total number of common shares available for issuance under the Equity Plan. All common shares relating to a stock appreciation right that is exercised and settled in common shares will count against the share reserve, whether or not common shares are actually issued upon exercise. Where permitted by applicable stock exchange rules, substitute awards issued in connection with mergers and acquisitions will not be counted against the share reserve of the Equity Plan.

Annual Limit on Awards to Individual Non-Employee Directors

The Equity Plan provides that the sum of (i) the aggregate grant date fair value (computed as of the date of grant in accordance with applicable financial accounting rules) of all awards granted to any single non-employee director during any single calendar year and (ii) the aggregate cash fees paid to such non-employee director during such calendar year, may not exceed $750,000.

Minimum Vesting Periods

In general, awards granted under the Equity Plan will be subject to a minimum vesting period of at least one year (meaning that such awards generally may not vest or become exercisable in full before the first anniversary of the date of grant), except for (i) certain substitute awards issued in connection with mergers and acquisitions; (ii) common shares delivered in lieu of fully vested cash awards; and (iii) awards to non-employee directors that vest on the earlier of the first anniversary of the grant or the next annual meeting of shareholders (provided that the vesting period for such non-employee director awards is not less than 50 weeks after grant). As an exception to the general rule, up to 5% of the total number of common shares available for issuance under the Equity Plan may be issued pursuant to awards that do not comply with the one-year minimum vesting period. Further, the Compensation Committee retains discretion to provide, in the terms of an award or otherwise, for accelerated vesting or exercisability of any award, including of cases of retirement, death, disability, other termination of employment, or a change of control.

Performance Goals

The Committee will specify certain measurable performance goals in connection with the grant of performance shares or performance units, and may specify performance goals in connection with the grant of any stock options, stock appreciation rights, restricted shares, restricted share units, or other awards under the Equity Plan. The performance goals applicable to any award under the Equity Plan may be based on one or more criteria selected by the Compensation Committee, which may include (but shall not be limited to) the following:

•

return measures (such as earnings per share, return on equity, return on tangible common equity, return on assets, economic profit added, earnings before or after interest, taxes, depreciation and amortization);

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PROPOSAL FOUR: Approval of KeyCorp’s 2026 Equity Compensation Plan

•	revenue (such as total revenue, gross revenue, net revenue, revenue growth);

•	income (such as gross income, net income (before or after tax), net income after cost of capital, net interest income, noninterest income, fee income);

•	expense factors (such as noninterest expense, personnel expense, non-personnel expense, efficiency ratio);

•	balance sheet measures (such as loans, deposits, assets, tangible equity);

•	pre-provision net revenue;

•	operating leverage;

•	risk measures (such as net charge-offs, nonperforming assets, risk weighted assets, classified assets, criticized assets, allowance for loan and lease losses);

•	share price measures (such as share price, share price increase, total shareholder return);

•	capital measures (such as common equity tier 1, tangible common equity to tangible assets, risk-based capital);

•	market capitalization;

•

strategic objectives (such as branding, mergers and acquisitions, succession management, dynamic market response, expense reduction initiatives, cost savings & synergies, risk management and regulatory compliance);

•	environmental, social and governance measures; and

•	any other criteria selected by the Compensation Committee;

If the Compensation Committee determines that a change in the business, operations, corporate structure, or capital structure of the Company, or the manner in which the Company conducts its business, or other events or circumstances render the performance goals unsuitable, the Compensation Committee may in its discretion modify the performance goals or the related minimum acceptable level of achievement as the Compensation Committee judges appropriate and equitable, including, without limitation, to exclude the effects of extraordinary items, unusual or non-recurring events, cumulative effects of tax or accounting changes, discontinued operations, acquisitions, divestitures, and material restructuring or asset impairment charges.

Acceleration upon a Change of Control

The Equity Plan includes a “double-trigger” feature with respect to the acceleration of unvested or unearned awards in connection with a change of control. If a change of control occurs, unless otherwise specified in an applicable award agreement, change of control agreement or other written agreement, a participant’s unvested or unearned awards generally will not automatically vest unless KeyCorp terminates the participant’s employment without cause or the participant terminates his or her employment for good reason within two years after the change of control. The terms “cause,” “good reason,” and “change of control” are defined in the Equity Plan.

Consequences for Harmful Activity

If a participant engages in “Harmful Activity” (as defined in the Equity Plan) during his or her employment or within 12 months after termination of employment, then, subject to limited exceptions, adverse consequences to the participant are provided for in the Equity Plan, including KeyCorp’s right to recover: common shares underlying vested awards, profits realized upon the exercise of stock options or stock appreciation right, and profits realized upon the sale of common shares underlying vested awards.

Compensation Recovery (Clawback) Policy

All awards granted under the Equity Plan will be subject to forfeiture or repayment to the extent provided pursuant to KeyCorp’s clawback policy, as in effect from time to time.

Assignment and Transfer of Awards

Nonqualified stock options may not be assigned or transferred (other than by will or by the laws of descent and distribution) unless the Compensation Committee in its judgment allows such assignment or transfer. If the Committee allows any such assignment or transfer, the transferee will have the power to exercise the nonqualified stock option in accordance with the terms of the award and the provisions of the Equity Plan. No incentive stock option, stock appreciation right, restricted share award (during its restriction period), restricted share units, performance share or performance unit award, or unvested other award may be transferred except by will or by the laws of descent and distribution. No award granted under the Equity Plan

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PROPOSAL FOUR: Approval of KeyCorp’s 2026 Equity Compensation Plan

may be transferred for value. During a participant’s lifetime, only the participant (or in the case of incapacity of a participant, the participant’s attorney-in-fact or legal guardian) may exercise any incentive stock option or stock appreciation right.

Award Amendments

The Compensation Committee may amend the terms and conditions applicable to outstanding awards in any case where expressly permitted by the terms of the Equity Plan or of the relevant award agreement; or in any other case with the consent of the participant to whom the award was granted.

Plan Amendments

The Board may, subject to any shareholder approval required by law or the listing requirements of the New York Stock Exchange, alter or amend the Equity Plan from time to time as the Board determines to be in the best interests of KeyCorp and its shareholders.

Certain Adjustments

In the event of any equity restructuring, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, the Compensation Committee will equitably adjust the number and kind of shares that may be delivered under the Equity Plan, the number and kind of shares subject to outstanding awards and the exercise price or other price of shares subject to outstanding awards, to prevent dilution or enlargement of rights. In the event of any other change in corporate capitalization, such as a merger, consolidation or liquidation, the Compensation Committee may, in its discretion, make such an equitable adjustment, to prevent dilution or enlargement of rights. Moreover, in the event of any such transaction or event, the Compensation Committee, in its discretion, may provide for the payment of cash (or other alternative consideration) in substitution for any outstanding awards.

The Compensation Committee, in its sole discretion, may also provide at any time for the accelerated exercisability of outstanding stock options and SARs, the lapse of time-based vesting restrictions and the satisfaction of performance objectives applicable to outstanding awards, or the waiver of any other limitation or requirement under any awards.

Deferral

To the extent permitted by Section 409A of the Internal Revenue Code, the Compensation Committee may permit participants to defer the issuance of common shares or the settlement of awards in cash under the Equity Plan pursuant to such rules, procedures or programs as the Compensation Committee may establish. The Compensation Committee may also provide that deferred issuances and settlements include the payment or crediting of dividend equivalents or interest on the deferral amounts, to the extent permitted by Section 409A of the Internal Revenue Code.

U.S. Federal Income Tax Consequences

The following summary describes the principal federal income tax consequences of awards granted under the Equity Plan as of the date of this proxy statement. This summary is general and is not intended to cover all tax consequences that may apply to any particular participant in the Equity Plan. For instance, this summary does not describe state or local tax consequences.

Tax Consequences to Participants

Nonqualified Stock Options

In general: (i) at the time a nonqualified stock option is granted, no income will be recognized by a participant; (ii) at the time of exercise of a nonqualified option, ordinary income will be recognized by the participant in an amount equal to the difference between the exercise price paid for the shares and the fair market value of the shares if they are unrestricted on the date of exercise; and (iii) at the time of sale of shares acquired pursuant to the exercise of a nonqualified stock option, any appreciation (or depreciation) in the value of the shares after the date of exercise will be treated as a capital gain (or loss).

Incentive Stock Options

No income generally will be recognized by a participant upon the grant or exercise of an incentive stock option. The exercise of an incentive stock option, however, may result in alternative minimum tax liability. If common shares are issued to a participant pursuant to the exercise of an incentive stock option and no disqualifying disposition of the shares is made by the participant within two years after the grant date or within one year after the transfer of the shares to the participant, then upon the sale of the shares any amount realized in excess of the exercise price will be taxed to the participant as a capital gain and any loss sustained will be a capital loss.

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PROPOSAL FOUR: Approval of KeyCorp’s 2026 Equity Compensation Plan

If common shares acquired upon the exercise of an incentive stock option are disposed of in a disqualifying disposition prior to the expiration of either holding period described above, the participant generally will recognize ordinary income in the year of disposition in an amount equal to any excess of the fair market value of the shares at the time of exercise (or, if less, the amount realized on the disposition of the shares in the sale or exchange) over the exercise price paid for the shares. Any further gain (or loss) realized by the participant generally will be taxed as a capital gain (or loss).

Stock Appreciation Rights

No income will be recognized by a participant in connection with the grant of a stock appreciation right. When the stock appreciation right is exercised, the participant normally will be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of any cash, and the fair market value of any unrestricted common shares, received pursuant to the exercise.

Restricted Shares

A participant receiving restricted shares generally will be subject to tax at ordinary income rates on the fair market value of the restricted shares at such time as the shares are no longer subject to a risk of forfeiture or restrictions on transfer for purposes of Section 83 of the Internal Revenue Code, reduced by any amount paid by the participant to purchase the restricted shares. However, a participant who elects under Section 83(b) of the Internal Revenue Code within 30 days of the date of award of the restricted shares will have taxable ordinary income on the date of award of the restricted shares equal to the excess of the fair market value of the common shares (determined without regard to the risk of the forfeiture or restrictions on transfer) over any purchase price paid for the common shares. If a Section 83(b) election has not been made, any dividends received with respect to restricted shares that are subject at that time to a risk of forfeiture and restrictions on transfer generally will be treated as additional compensation income and not as dividend income.

Restricted Share Units

Generally, no income will be recognized by a participant upon the award of restricted share units. A participant receiving restricted share units generally will be subject to tax at ordinary income rates on the fair market value of unrestricted common shares and/or the amount of cash on the date that such common shares and/or cash are transferred to the participant under the award, and the capital gains/loss holding period for any such common shares will also commence on such date.

Performance Shares and Performance Units

Generally, no income generally will be recognized by a participant upon the grant of performance shares or performance units. Upon payment in respect of the earn-out of performance shares or performance units, the participant generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any unrestricted common shares received. The participant’s capital gains/loss holding period for any such common shares will commence on the date of delivery of such common shares.

Other Awards

Generally, no income will be recognized by a participant upon the grant of other awards. Upon payment of other awards, the participant generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash and the fair market value of any unrestricted common shares received. The participant’s capital gains/loss holding period for any such common shares will commence on the date of delivery of such common shares.

Section 409A

Section 409A of the Internal Revenue Code (“Section 409A”) imposes certain additional taxes upon an employee or other service provider who participates in a nonqualified deferred compensation arrangement that fails to meet certain requirements imposed under Section 409A. We intend that awards granted under the Equity Plan will be designed, documented and administered in such a manner that they are either exempt from the application of Section 409A, or comply with the requirements of Section 409A. However, we do not warrant the tax treatment of any award under Section 409A or otherwise.

Tax Consequences to KeyCorp

To the extent that a participant recognizes ordinary income in the circumstances described above, KeyCorp or the subsidiary for which the participant performs services generally will be entitled to a corresponding compensation deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, and is not an “excess parachute payment” within the meaning of Section 280G of the Internal Revenue Code. However, KeyCorp’s compensation deductions also may be limited by other provisions of U.S. federal income tax law, such as Section 162(m) of the Internal Revenue Code (“Section 162(m)”), which is described below.

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PROPOSAL FOUR: Approval of KeyCorp’s 2026 Equity Compensation Plan

Section 162(m)

Pursuant to Section 162(m), KeyCorp generally may not deduct compensation paid to a “covered employee” (as defined under Section 162(m)), to the extent that the compensation paid to the covered employee in such year exceeds $1,000,000. As a result, awards granted to a covered employee under the Equity Plan generally will not be deductible by KeyCorp to the extent that the total compensation paid to that covered employee for a year (including the amount of any such awards that would otherwise be deductible in that year) exceeds $1,000,000.

Registration with the Securities and Exchange Commission

KeyCorp intends to file a Registration Statement on Form S-8 relating to the common shares reserved for issuance under the Equity Plan with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, as soon as is practicable after shareholder approval of the Equity Plan.

New Plan Benefits

Because the Compensation Committee (and in the case of non-employee directors, the Nominating and Corporate Governance Committee), in its discretion, determines the benefits received by participants in the Equity Plan, it is not possible at this time to determine the benefits or the amounts to be received under the Equity Plan by KeyCorp’s employees or non-employee directors.

For information regarding grants made during fiscal 2025 to our Named Executive Officers under the 2019 Plan, please see the 2025 Grants of Plan-Based Awards Table on page 54 of this proxy statement.

Vote Required

Approval of this proposal will require the affirmative vote of a majority of the KeyCorp common shares represented in person or by proxy at the Annual Meeting.

The Board of Directors unanimously recommends that our shareholders vote “FOR” this proposal.

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General Information about the Annual Meeting

General Information about the Annual Meeting

Matters to Be Presented

KeyCorp’s Board of Directors is not aware of any matter to be presented at the Annual Meeting except those described in this proxy statement. If any other matter is properly brought before the Annual Meeting, the individuals you have authorized to vote your shares will vote on your behalf using their best judgment.

How Votes Will Be Counted

Each KeyCorp common share is entitled to one vote on each matter to be considered at the Annual Meeting. To transact business at the Annual Meeting, a majority of KeyCorp’s outstanding common shares must be present in person (virtually) or by proxy. This is known as a quorum. If you return a valid proxy, your shares will be counted for determining if a quorum is present at the Annual Meeting.

You may vote “FOR” or “AGAINST,” or choose to “ABSTAIN” from voting for, each nominee for the Board of Directors and for each of the other proposals. Generally, choosing to “ABSTAIN” from a vote is counted as a vote “AGAINST” a particular proposal. However, a vote to “ABSTAIN” from the election of any director (as in Proposal One of this proxy statement) will not be counted as a “FOR” or “AGAINST” vote. Even if you choose to “ABSTAIN” on any or every proposal, your shares will still be counted toward the quorum.

If you are a beneficial shareholder (i.e., your shares are held through an intermediary, such as a broker, bank, or other nominee), your broker’s ability to vote your shares for you is governed by the rules of the NYSE. Without your specific instruction, a broker or other nominee may only vote your shares on routine proposals. Your broker will submit a proxy card on your behalf but leave your shares unvoted on non-routine proposals—this is known as a “broker non-vote.” Without your specific instruction, your broker will not vote your shares on Proposals One (Election of Directors), Three (Advisory Approval of KeyCorp’s Executive Compensation), or Four (Approval of KeyCorp’s 2026 Equity Compensation Plan), which the NYSE considers to be “non-routine” proposals. Non-votes will not be counted “FOR” or “AGAINST” these proposals. Proposal Two (Ratification of Independent Auditor) is a routine matter on which your broker may vote without your instruction. Therefore, broker non-votes are not expected to occur with respect to Proposal Two. Broker non-votes will be counted toward the quorum.

Even if you plan on attending the Annual Meeting, to ensure your shares are voted at the meeting, you are urged to provide your proxy instructions promptly by telephone, online (including by scanning the QR code provided), or by mailing your signed proxy card in the enclosed envelope. KeyCorp common shares represented by properly executed proxy cards, online instructions, or telephone instructions will be voted as you direct. If you do not vote at all on an otherwise properly-executed proxy card or your properly submitted online instruction gives no voting direction whatsoever, the proxies will vote your shares “FOR” the election of each of the nominees named herein as directors (Proposal One), “FOR” the ratification of the appointment of Ernst & Young as our independent auditors for the fiscal year ending December 31, 2026 (Proposal Two), “FOR” advisory approval of KeyCorp’s executive compensation (Proposal Three), and “FOR” the approval of KeyCorp’s 2026 Equity Compensation Plan (Proposal Four).

Revoking a Proxy

If you have submitted your proxy and would like to revoke it, you may do so any time before your shares are voted at the Annual Meeting by: (i) mailing a notice to the Secretary of KeyCorp revoking your proxy, (ii) submitting a new, subsequently dated proxy (whether by proxy card, online, or telephone), or (iii) attending the virtual Annual Meeting and voting your shares live during the meeting. Your presence at the Annual Meeting alone will not revoke your proxy.

Cost of Proxy Solicitation

KeyCorp will pay for preparing, printing, and mailing these proxy materials. Officers and employees of KeyCorp and its subsidiaries may solicit the return of proxies but will not receive additional compensation for those efforts. KeyCorp has engaged D.F. King to assist in the solicitation of proxies at an anticipated cost of $18,000 plus expenses. KeyCorp will request that brokers, banks, custodians, nominees, and other fiduciaries send proxy materials to all beneficial owners and upon request will reimburse them for their expenses. Solicitations may be made by mail, telephone, or other means.

Attending the Annual Meeting

If your shares are registered directly in your name with KeyCorp’s transfer agent, Computershare, you are considered the shareholder of record, or registered holder, with respect to those shares. For registered holders to attend the meeting, vote

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General Information about the Annual Meeting

their shares during the meeting, or submit questions, the 15-digit control number appearing on the Notice of Internet Availability of Proxy Materials or proxy card distributed to you should be used to access the virtual meeting platform at meetnow.global/MNZ7TLW. If you do not have your control number, you may contact Computershare at (800) 539-7216 to obtain it.

If you are a beneficial holder and want to attend the meeting with the ability to ask questions and vote, you have two options.

1.	Registration in Advance of the Annual Meeting

To register in advance to attend, ask questions and/or vote at the meeting, you must submit proof of your proxy power (“Legal Proxy”) from your broker or bank reflecting your Company holdings along with your legal name and email address to our virtual meeting provider, Computershare. Your request must be labeled as “Legal Proxy” and must be received by Computershare no later than 5:00 p.m. Eastern Time on May 11, 2026, at the email address or physical address below.

By email: Forward the email from your broker granting you a Legal Proxy, or attach an image of your Legal Proxy, to legalproxy@computershare.com

By mail, for regular delivery: Computershare, KeyCorp Legal Proxy, P.O. Box 43001, Providence, RI 02940-3001

Upon receipt of your registration materials, Computershare will provide you with a confirmation of your registration by email and a control number. If you provided a valid email address, but you have not received a control number within two business days from your request, please contact Computershare by email at web.queries@computershare.com or by phone at (877) 373-6374 (toll-free) or +1 (781) 575-2879. If you provided a physical mailing address but not an email address, Computershare will ship, within two business days of receipt, a control number to you by first class mail. You will need to enter the control number that you received from Computershare to be able to enter the meeting.

2.	Registration through the Virtual Meeting Platform

An industry solution has been developed to allow beneficial holders to register online through the virtual meeting platform to attend, ask questions, and vote, if they choose. We expect the vast majority of beneficial holders will be able to fully participate using the control number received with their voting instruction form. Please note, however, that this option is intended to be provided as a convenience only, and there is no guarantee this option will be available for every type of beneficial holder voting control number. The inability to provide this option to any or all beneficial holders shall in no way impact the validity of the meeting. Beneficial holders may choose the “Register in Advance of the Annual Meeting” option above if they prefer to use this traditional option.

Please go to meetnow.global/MNZ7TLW for more information on the available options and registration instructions.

Guests or shareholders without a control number may also attend the meeting but will not be permitted to vote or submit questions during the meeting.

If you are having trouble connecting to the Annual Meeting, please contact Computershare at (888) 724-2416.

If we experience technical difficulties during the Annual Meeting (such as a temporary or prolonged power outage), our Chairman will determine whether the meeting can be promptly reconvened (if the technical difficulty is temporary) or whether the meeting will need to be reconvened at a later time or another day (if the technical difficulty is more prolonged). In any situation, we will promptly notify shareholders of the decision via our website at Key.com/IR.

Submitting Questions

Every shareholder has an opportunity both before and during the meeting to submit questions, both on the proposals being presented to shareholders and on general matters relating to KeyCorp and its business. Shareholders may do so by accessing the virtual meeting platform as described above, before and during the meeting, and submitting questions in the space provided therein.

There will be two question and answer periods during the meeting. The first, during the shareholder meeting, is for questions relating to the proposals being presented to shareholders at this meeting. The second, during the shareholder convocation, is for general questions. We ask each shareholder to observe the limit of one question related to the proposals being voted on and one question during the shareholder convocation. Representatives of KeyCorp will review the questions during the appropriate portion of the meeting and answers will be provided during the meeting by a member of management or director, as appropriate. An audio recording of the virtual meeting will be available for review on our website after the conclusion of the meeting, which would include any questions that may be asked and responses provided.

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Additional Information

Additional Information

Proxy Statement Proposals for the 2027 Annual Meeting of Shareholders

The deadline for shareholders to submit proposals under the provisions of Rule 14a-8 of the Exchange Act for inclusion in the proxy statement for the 2027 Annual Meeting of Shareholders is the end of the business day on November 30, 2026.

Other Proposals and Director Nominations for the 2027 Annual Meeting of Shareholders

KeyCorp’s Regulations set an advance notice procedure for director nominations and for proposals a shareholder wishes to present directly at an annual meeting (rather than submitting for inclusion in our proxy statement under Rule 14a-8).

Shareholder proposals submitted outside of Rule 14a-8 for the 2027 Annual Meeting of Shareholders must be received by the Secretary of KeyCorp no less than 90 and no more than 120 days prior to the first anniversary of the preceding year’s annual meeting, or no earlier than January 14, 2027, and no later than February 13, 2027. Article I, Section 9 of KeyCorp’s Regulations specifies the information and statements that must be included in any shareholder proposal.

Shareholders who wish to nominate a person for election as a director of KeyCorp at an annual meeting through KeyCorp’s advance notice procedure must strictly comply with the requirements of Article I, Section 9 of KeyCorp’s Regulations, including providing notice to the Secretary of KeyCorp not less than 90 nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting, or no earlier than January 14, 2027, and no later than February 13, 2027. Article I, Section 9 of KeyCorp’s Regulations specifies the information and statements that must be included in any shareholder director nomination.

Shareholders may also nominate a person for election as a director of KeyCorp at an annual meeting through KeyCorp’s proxy access procedure contained in Article I, Section 10 of KeyCorp’s Regulations. A shareholder, or group of up to 20 shareholders, owning at least 3% of KeyCorp’s outstanding stock entitled to vote generally in the election of directors continuously for at least three years, may nominate and include in the KeyCorp proxy relating to the 2027 Annual Meeting of Shareholders, director nominees constituting the greater of two, or 20% of the number of directors in office as of the last day on which a shareholder notice may be delivered under Section 10 of the Regulations with respect to the 2027 Annual Meeting of Shareholders (or if such amount is not a whole number, the closest whole number (rounding down) below 20%), provided that the shareholder(s) and director nominee(s) satisfy the requirements specified in Article I, Sections 9 and 10, as applicable. A shareholder notice provided under Section 10 of the Regulations for the 2027 Annual Meeting of Shareholders must be provided to the Secretary of KeyCorp no less than 120 days and no more than 150 days prior to the first anniversary of the date this proxy statement was first released to shareholders in connection with the Annual Meeting, or no earlier than October 31, 2026, and no later than November 30, 2026.

Limited exceptions apply to both the advance notice and proxy access deadlines if the date of the annual meeting is changed by more than 30 days from the anniversary date of the preceding year’s annual meeting.

A copy of our Regulations was incorporated by reference in Exhibit 3.3 to our Annual Report on Form 10-K, filed with the SEC on February 23, 2026. It is available through the SEC’s website (www.sec.gov). Upon written request to the Secretary of KeyCorp, KeyCorp will provide any shareholder, without charge, a copy of the procedures governing shareholder proposals or the nomination of directors.

Shareholder nominations or proposals should be submitted to the Secretary of KeyCorp at KeyCorp’s corporate headquarters at 127 Public Square, Cleveland, Ohio 44114. The Secretary will direct the materials to the Chair of the Nominating and Corporate Governance Committee.

In addition to satisfying the foregoing requirements under our Regulations, including advance notice of director nominations, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than KeyCorp’s nominees must provide notice that sets forth any additional information required by Rule 14a-19 under the Exchange Act no later than March 15, 2027. Such notice may be mailed to the Secretary at the address listed above.

Eliminating Duplicative Proxy Materials

A single Notice of Internet Availability of Proxy Materials or a single copy of our 2025 Annual Report on Form 10-K and this proxy statement will be delivered to multiple shareholders who live at the same address (unless otherwise requested). If you live at the same address as another shareholder and would like to receive your own copy of the Notice of Internet Availability

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Additional Information

of Proxy Materials, 2025 Annual Report, or this proxy statement, please contact KeyCorp’s transfer agent, Computershare Investor Services, LLC, by telephone at (800) 539-7216 or by writing to Computershare at P.O. Box 43078, Providence, Rhode Island 02940-3078. A separate copy of the Notice of Internet Availability of Proxy Materials, or of our 2025 Annual Report and this proxy statement, will be delivered to you promptly and without charge.

If you live at the same address as another shareholder and are receiving multiple copies of our proxy materials, please contact Computershare at the telephone number or address above if you only want to receive one copy of those materials.

Annual Report

KeyCorp will provide without charge to each beneficial holder of KeyCorp common shares on the record date, upon written request of any such person, a copy of our 2025 Annual Report on Form 10-K as filed with the SEC. Any such request should be made in writing to the Secretary of KeyCorp at KeyCorp’s corporate headquarters at 127 Public Square, Cleveland, Ohio 44114. Materials may also be requested online, by visiting www.key.com/ir, clicking on “Email & Material Request” on the top navigation under “Investor Overview,” and completing the provided form.

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   Appendix A: KeyCorp’s 2026 Equity Compensation Plan

KEYCORP

2026 EQUITY COMPENSATION PLAN

1.	Establishment, Purpose, Duration.

(a) Establishment. KeyCorp (the “Corporation”) establishes this KeyCorp 2026 Equity Compensation Plan (the “Plan”), effective as of May 14, 2026 (the “Effective Date”), subject to the approval of the Plan by the stockholders of the Corporation at the 2026 Annual Meeting of Stockholders held on the Effective Date. Definitions of certain capitalized terms used in the Plan are contained in Section 2 of the Plan.

(b) Purpose. The purpose of the Plan is to attract and retain Directors, officers and other key Employees of the Corporation and its Subsidiaries, and to provide those persons with incentives and rewards for superior performance.

(c) Duration. No Award may be granted under the Plan on or after the tenth (10th) anniversary of the Effective Date, or such earlier date as the Board may determine. The Plan will remain in effect with respect to outstanding Awards until no Awards remain outstanding.

(d) Termination of 2019 Plan. If the Corporation’s stockholders approve the Plan at the 2026 Annual Meeting of Stockholders, the Corporation’s 2019 Equity Compensation Plan (the “2019 Plan”) will terminate in its entirety effective upon stockholder approval of the Plan, and no further awards may be granted under the 2019 Plan; provided that all outstanding awards under the 2019 Plan as of the Effective Date will remain outstanding and will be administered and settled in accordance with their terms and the provisions of the 2019 Plan.

2.	Definitions. As used in the Plan, the following definitions will apply.

(a) “Applicable Laws” means the applicable requirements relating to the administration of equity-based compensation plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, the rules of any stock exchange or quotation system on which Common Shares are listed or quoted and the applicable laws of any other country or jurisdiction where Awards are granted or administered or in which Participants work or reside.

(b) “Award” means an award of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Shares, Restricted Share Units, Performance Shares, Performance Units or Other Awards granted pursuant to the terms and conditions of the Plan.

(c) “Award Instrument” means either: (i) an agreement, in written or electronic format, entered into by the Corporation and a Participant setting forth the terms and provisions applicable to an Award granted under the Plan; or (ii) a statement, in written or electronic format, issued by the Corporation to a Participant describing the terms and provisions of such Award, which need not be signed by the Participant. Acceptance of the Award Instrument by a Participant constitutes agreement to the terms of the Award.

(d) “Beneficial Owner” will have the meaning ascribed to such term in Rule 13d-3 under the Exchange Act and any successor to such Rule.

(e) “Board” means the Board of Directors of the Corporation.

(f) “Cause” as a reason for Key’s termination of an Employee’s Continuous Service will have the meaning given to it in any applicable change in control agreement between the Corporation or a Subsidiary and the Employee, any Award Instrument or any other written agreement between Key and the Employee. If no applicable agreement exists or if such agreement does not contain a definition of “Cause”, then “Cause” will mean the occurrence of any of the following prior to the termination of the Employee’s Continuous Service (regardless of whether such occurrence is known to the Corporation at the time of such termination of employment):

(i) the Employee’s willful and continued failure to perform the principal duties of his or her employment (other than any such failure resulting from vacation, authorized leave of absence or incapacity due to injury, accident or disability), as reasonably determined by Key;

(ii) the Employee’s material breach of any agreement, covenant or representation made in any employment or other agreement with Key or a material violation of Key’s internal policies or procedures as are in effect as of the date such violation occurred;

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(iii) the Employee’s material violation of any law, rule, regulation or by-law of any governmental authority (state, federal or foreign), any securities exchange or association or other regulatory or self-regulatory body or agency applicable to Employee or to Key;

(iv) the Employee’s arrest for, conviction of, or plea of guilty or nolo contendere to, a crime involving moral turpitude, dishonesty, fraud or unethical business conduct, or any felony of any nature;

(v) the Employee’s failure to obtain or maintain any registration, license or other authorization or approval that the Employee is required to maintain or that Key reasonably believes is required in order for the Employee to perform the Employee’s duties;

(vi) the Employee’s willful failure to execute a directive of the Employee’s supervisor (unless such directive would result in the commission of an act which is illegal or unethical) or commission of an act against the directive of the Employee’s supervisor;

(vii) the Employee commits an act or series of acts of misconduct in the course of the Employee’s employment which is materially detrimental to the financial condition or business reputation of Key, whether as a result of adverse publicity or otherwise;

(viii) Key has been ordered or directed by any federal or state regulatory agency with jurisdiction to terminate or suspend the Employee’s employment; or

(ix) the Employee shall have intentionally engaged in Harmful Activity (as defined in Section 20) while the Employee remains in the employ of Key.

(g) “Change of Control” means, unless otherwise provided in the relevant Award Instrument or a Deferred Compensation Plan, the occurrence of any of the events under any of clauses (i), (ii), (iii), or (iv) below. For these purposes, the Corporation will be deemed to have become a subsidiary of another corporation if any other corporation (which term will, for all purposes of this Section 2(g), include, in addition to a corporation, a limited liability company, partnership, trust, or other organization) owns, directly or indirectly, 50% or more of the total combined outstanding voting power of all classes of stock of the Corporation or any successor to the Corporation.

(i) A Change of Control will have occurred under this clause (i) if the Corporation is a party to a transaction pursuant to which the Corporation is merged with or into, or is consolidated with, or becomes the subsidiary of another corporation and either:

(A) Immediately after giving effect to that transaction, less than 65% of the then outstanding voting securities of the surviving or resulting corporation or (if the Corporation becomes a subsidiary in the transaction) of the ultimate parent of the Corporation represent or were issued in exchange for voting securities of the Corporation outstanding immediately prior to the transaction, or

(B) Immediately after giving effect to that transaction, individuals who were directors of the Corporation on the day before the first public announcement of (I) the pendency of the transaction or (II) the intention of any person or entity to cause the transaction to occur, cease for any reason to constitute at least 51% of the directors of the surviving or resulting corporation or (if the Corporation becomes a subsidiary in the transaction) of the ultimate parent of the Corporation.

(ii) A Change of Control will have occurred under this clause (ii) if a tender or exchange offer shall be made and consummated for 35% or more of the outstanding voting stock of the Corporation or any Person is or becomes the beneficial owner of 35% or more of the outstanding voting stock of the Corporation or there is a report filed on Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report), each as adopted under the Exchange Act, disclosing the acquisition of 35% or more of the outstanding voting stock of the Corporation in a transaction or series of transactions by any Person.

(iii) A Change of Control will have occurred under this clause (iii) if either:

(A) Without the prior approval, solicitation, invitation, or recommendation of the Board any person or entity makes a public announcement of a bona fide intention (x) to engage in a transaction with the Corporation that, if consummated, would result in a Change Event (as defined below in this clause (iii)), or (y) to “solicit” (as defined in Rule 14a-1 under the Exchange Act) proxies in connection with a proposal that is not approved or recommended by the Board, or

(B) Any person or entity publicly announces a bona fide intention to engage in an election contest relating to the election of directors of the Corporation (pursuant to Regulation 14A, including Rule 14a-11, under the Exchange Act),

AND,

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at any time within the 24-month period immediately following the date of the announcement of that intention, individuals who, on the day before that announcement, constituted the directors of the Corporation (the “Incumbent Directors”) cease for any reason to constitute at least a majority thereof unless both (x) the election, or the nomination for election by the Corporation’s shareholders, of each new director was approved by a vote of at least two-thirds of the Incumbent Directors in office at the time of the election or nomination for election of such new director, and (y) prior to the time that the Incumbent Directors no longer constitute a majority of the Board, the Incumbent Directors then in office, by a vote of at least 75% of their number, reasonably determine in good faith that the change in Board membership that has occurred before the date of that determination and that is anticipated to thereafter occur within the balance of the 24-month period to cause the Incumbent Directors to no longer be a majority of the Board was not caused by or attributable to, in whole or in any significant part, directly or indirectly, proximately or remotely, any event under subclause (A) or (B) of this clause (iii).

For purposes of this clause (iii), the term “Change Event” means any of the events described in the following subclauses (I), (II), or (III) of this clause (iii):

(I)

a tender or exchange offer shall be made for 25% or more of the outstanding voting stock of the Corporation or any Person is or becomes the beneficial owner of 25% or more of the outstanding voting stock of the Corporation or there is a report filed on Schedule 13D or Schedule 14D-1 (or any successor schedule, form, or report), each as adopted under the Exchange Act, disclosing the acquisition of 25% or more of the outstanding voting stock of the Corporation in a transaction or series of transactions by any Person;

(II)

the Corporation is a party to a transaction pursuant to which the Corporation is merged with or into, or is consolidated with, or becomes the subsidiary of another corporation and, after giving effect to such transaction, less than 50% of the then outstanding voting securities of the surviving or resulting corporation or (if the Corporation becomes a subsidiary in the transaction) of the ultimate parent of the Corporation represent or were issued in exchange for voting securities of the Corporation outstanding immediately prior to such transaction or less than 51% of the directors of the surviving or resulting corporation or (if the Corporation becomes a subsidiary in the transaction) of the ultimate parent of the Corporation were directors of the Corporation immediately prior to such transaction; or

(III)	there is a sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Corporation.

(iv) A Change of Control will have occurred under this clause (iv) if there is a sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Corporation.

(h) “Code” means the Internal Revenue Code of 1986, as amended, and any regulations promulgated and in effect thereunder.

(i) “Committee” means the Compensation and Organization Committee of the Board, or such other committee or subcommittee of the Board as may be duly appointed to administer the Plan, and having such powers in each instance as may be specified by the Board. To the extent required by Applicable Laws, the Committee will consist of two or more members of the Board, each of whom is a “non-employee director” within the meaning of Rule 16b-3 promulgated under the Exchange Act and an “independent director” within the meaning of applicable rules of any securities exchange upon which Common Shares are listed.

(j) “Common Shares” means common shares of the Corporation, with a par value $0.001 per share, or any security into which such common shares may be changed by reason of any transaction or event of the type referred to in Section 17 of the Plan.

(k) “Continuous Service” means the uninterrupted provision of services to Key in any capacity of Employee or Director. Continuous Service will not be considered to be interrupted in the case of (i) any approved leave of absence; (ii) transfers among the Corporation, any Subsidiaries, or any successor entities, in any capacity of Employee or Director; or (iii) any change in status as long as the individual remains in the service of the Corporation, a Subsidiary, or successor of either in any capacity of Employee or Director (except as otherwise provided in such individual’s Award Instrument).

(l) “Corporation” means KeyCorp, an Ohio corporation, and any successor thereto.

(m) “Date of Grant” means the date specified by the Committee on which the grant of an Award is to be effective. The Date of Grant may not be earlier than the date of the resolution and action therein by the Committee to grant such Award. In no event may the Date of Grant be earlier than the Effective Date.

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(n) “Deferred Compensation Plan” means the KeyCorp Deferred Savings Plan, the KeyCorp Second Deferred Savings Plan, the KeyCorp Long-Term Incentive Deferral Plan, the KeyCorp Directors’ Deferred Share Sub-Plan and any other plan, agreement or program of the Corporation that may be designated by the Committee, for purposes of this Plan, as a “Deferred Compensation Plan”.

(o) “Director” means any individual who is a member of the Board and who is not an Employee.

(p) “Effective Date” has the meaning given such term in Section 1(a) of the Plan.

(q) “Employee” means any employee of the Corporation or a Subsidiary; provided, however, that for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, the term “Employee” has the meaning given to such term in Section 3401(c) of the Code, as interpreted by the regulations thereunder and Applicable Laws.

(r) “Exchange Act” means the Securities Exchange Act of 1934 and the rules and regulations promulgated and in effect thereunder, as such law, rules and regulations may be amended from time to time.

(s) “Fair Market Value” means the value of one Common Share on any relevant date, determined as the closing sale price per Common Share on that date as reported on the New York Stock Exchange or such other principal exchange on which Common Shares are then trading, if any, or if there are no sales on that date, on the next preceding trading day during which a sale occurred.

(t) “Good Reason” will the meaning given to such term in any change in control agreement, Award Instrument or other written agreement between the Corporation and the Employee. If no agreement exists or if such agreement does not contain a definition of “Good Reason”, “Good Reason” will mean the occurrence of any the events listed in clauses (i) through (iv) of this Section 2(t) without the written consent of the Employee, provided that the Employee has provided notice of such event(s) to the Corporation and an opportunity by the Corporation to cure, and the Corporation has failed to effect a cure:

(i) a material reduction in the Employee’s base salary;

(ii) a material reduction in the Employee’s authority, duties, or responsibilities;

(iii) a relocation of the Employee’s principal place of employment to a location more than 50 miles from where such principal place of employment was located; or

(iv) any other action or inaction that constitutes a material breach of the Employee’s terms or conditions of employment.

For purposes of this Section 2(t), the Corporation will be deemed to have had an opportunity to cure and will have failed to effect a cure if the circumstance(s) otherwise constituting Good Reason persists and the Employee has notified the Corporation within 90 calendar days of the material reduction, change, or breach (as the case may be), and the Corporation has not effectuated a cure for such material reduction, change or breach within 30 calendar days following the Employee’s notice of the Good Reason circumstance.

(u) “Incentive Stock Option” or “ISO” means a Stock Option that is designated as an Incentive Stock Option and that is intended to meet the requirements of Section 422 of the Code.

(v) “Key” means the Corporation and its Subsidiaries collectively.

(w) “Nonqualified Stock Option” means a Stock Option that is not intended to meet the requirements of Section 422 of the Code or otherwise does not meet such requirements.

(x) “Other Award” means an Award granted pursuant to Section 12 of the Plan.

(y) “Participant” means any eligible individual as set forth in Section 5 who holds one or more outstanding Awards.

(z) “Performance Award” has the meaning given such term in Section 15(a).

(aa) “Performance Goals” means the performance goal or goals that may be established by the Committee with respect to an Award granted pursuant to the Plan. Any Performance Goals may relate to the performance of the Corporation or one or more of its Subsidiaries, divisions, departments, units, functions, partnerships, joint ventures or minority investments, product lines or products, or the performance of the individual Participant, and may include, without limitation,

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   Appendix A: KeyCorp’s 2026 Equity Compensation Plan

the Performance Goals listed in Section 15(a). The Performance Goals may be made relative to the performance of a group of comparable companies, or a published or special index that the Committee, in its sole discretion, deems appropriate, or the Corporation may select Performance Goals as compared to various stock market indices. Performance Goals may be stated as a combination of such factors. Any Performance Goals that are financial metrics may be determined in accordance with United States Generally Accepted Accounting Principles (“GAAP”), if applicable, or may be adjusted when established to include or exclude any items otherwise includable or excludable under GAAP.

(bb) “Performance Period” means one or more periods of time, which may be of varying and/or overlapping durations, as the Committee may select, within which the Performance Goals relating to one or more Awards are to be achieved.

(cc) “Performance Shares” means an Award granted pursuant to Section 10 of the Plan that is denominated in Common Shares and contingent upon attainment of one or more Performance Goals over a Performance Period.

(dd) “Performance Units” means a bookkeeping entry that records one or more units with a value equal to $1.00 per unit granted pursuant to Section 10 of the Plan, contingent upon attainment of one or more Performance Goals over a Performance Period.

(ee) “Person” will have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, and will include a “group” as defined in Section 13(d) thereof.

(ff) “Plan” means this KeyCorp 2026 Equity Compensation Plan, as amended from time to time.

(gg) “Prior Plans” the 2019 Plan and the KeyCorp 2013 Equity Compensation Plan.

(hh) “Restricted Shares” means Common Shares granted or sold pursuant to Section 8 of the Plan as to which neither the substantial risk of forfeiture nor the prohibition on transfers referred to in such Section 8 has expired.

(ii) “Restricted Share Unit” means a grant or sale of the right to receive Common Shares or cash at the end of a specified restricted period made pursuant to Section 9 of the Plan.

(jj) “SEC” means the United States Securities and Exchange Commission, or any successor thereto.

(kk) “Stock Appreciation Right” or “SAR” means a right granted pursuant to Section 7 of the Plan.

(ll) “Stock Option” means a right to purchase a Common Share granted to a Participant under the Plan in accordance with the terms and conditions set forth in Section 6 of the Plan. Stock Options may be either Incentive Stock Options or Nonqualified Stock Options.

(mm) “Subsidiary” means: (i) with respect to an Incentive Stock Option, a “subsidiary corporation” as defined under Section 424(f) of the Code; and (ii) for all other purposes under the Plan, any corporation or other entity in which the Corporation owns, directly or indirectly, a proprietary interest of more than fifty percent (50%) by reason of stock ownership or otherwise.

(nn) “Substitute Award” means an Award that is granted in assumption of, or in substitution or exchange for, an outstanding award previously granted by an entity acquired directly or indirectly by the Corporation or with which the Corporation directly or indirectly combines.

(oo) “Ten Percent Stockholder” means any Participant who owns more than 10% of the combined voting power of all classes of stock of the Corporation, within the meaning of Section 422 of the Code.

(pp) “Termination Under Limited Circumstances” means except as otherwise set forth in the Award Instrument, an Employee’s termination from the Corporation or any Subsidiary under circumstances in which: (i) the Employee enters into an Employment Separation Agreement under (and as defined in) the KeyCorp Separation Pay Plan as in effect at the time of the Employee’s termination, and such Employment Separation Agreement has become effective and irrevocable in accordance with its terms, or (ii) the Employee enters into any other employment separation or letter agreement with the Corporation or any Subsidiary, including, without limitation, a Change of Control Agreement, which provides for separation benefits to the Employee and includes the Employee’s release of legal claims against the Corporation and its Subsidiaries, and such agreement has become effective and irrevocable in accordance with its terms.

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(qq) “Transferee” means, solely with respect to a Nonqualified Stock Option, any person or entity to which a Participant transfers or assigns all or part of such Nonqualified Stock Option with permission by the Committee, in its sole discretion.

(rr) “2019 Plan” has the meaning given such term in Section 1(d) of the Plan.

(ss) “Voluntary Resignation” means that the Employee has terminated his or her employment with Key by voluntarily resigning at his or her own instance without having been requested to so resign by the Corporation or a Subsidiary, except that any resignation by the Employee will not be deemed to be a Voluntary Resignation if, the Employee terminates his or her employment for Good Reason within two years after the occurrence of a Change of Control.

3.	Shares Available Under the Plan.

(a) Shares Available for Awards. The maximum number of Common Shares that may be granted pursuant to Awards under the Plan shall be 24,000,000 Common Shares, all of which may be issued pursuant to Incentive Stock Options, increased by the number of Common Shares authorized for issuance under the 2019 Plan immediately prior to shareholder approval of the Plan on the Effective Date but not subject to outstanding awards granted under the 2019 Plan at that time. Common Shares issued or delivered pursuant to an Award may be authorized but unissued Common Shares, treasury shares, including Common Shares purchased in the open market, or a combination of the foregoing. The aggregate number of Common Shares available for issuance or delivery under the Plan will be subject to adjustment as provided in Section 17 of the Plan.

(b) Share Counting. Except as provided in Section 3(c) of the Plan, the following Common Shares will not count against, or will be added back to, the aggregate share limit in Section 3(a) of the Plan: (i) Common Shares covered by an Award that expires or is forfeited, canceled, surrendered, or otherwise terminated; (ii) Common Shares covered by an award granted under either of the Prior Plans that, after the Effective Date, is forfeited, canceled, surrendered, or otherwise terminated; (iii) Common Shares covered by an Award that is settled only in cash; and (iv) Substitute Awards (except as may be required by reason of the rules and regulations of any stock exchange or other trading market on which the Common Shares are listed). This Section 3(b) applies to the number of Common Shares reserved and available for Incentive Stock Options only to the extent consistent with applicable Code provisions relating to Incentive Stock Options under the Code.

(c) Prohibition of Liberal Share Recycling. Notwithstanding Section 3(b), the following Common Shares subject to an Award may not again be available for grant as described above, regardless of whether those Common Shares are actually issued or delivered to the Participant: (i) Common Shares tendered in payment of the exercise price of a Stock Option; (ii) Common Shares withheld by the Corporation or any Subsidiary to satisfy a tax withholding obligation with respect to an Award; and (iii) Common Shares that are repurchased by the Corporation with Stock Option proceeds. Without limiting the foregoing, with respect to any Stock Appreciation Right that is settled in Common Shares, the full number of Common Shares subject to the Award will count against the number of Common Shares available for Awards under the Plan regardless of the number of Common Shares used to settle the Stock Appreciation Right upon exercise.

(d) Limits on Awards to Certain Directors. Notwithstanding any other provision of the Plan to the contrary and except as otherwise provided in this Section 3(d), the aggregate grant date fair value (determined as of the Date of Grant in accordance with applicable financial accounting rules) of all Awards granted to any Director during any single fiscal year, together with the aggregate cash fees paid to such Director during such fiscal year, may not exceed $750,000.

4.	Administration of the Plan.

(a) In General. The Plan will be administered by the Committee. Except as otherwise provided by the Board, the Committee will have full and final authority in its discretion to take all actions determined by the Committee to be necessary in the administration of the Plan, including, without limitation, discretion to: (i) select Award recipients; (ii) determine the sizes and types of Awards; (iii) determine the terms and conditions of Awards in a manner consistent with the Plan; (iv) grant waivers of terms, conditions, restrictions and limitations applicable to any Award, or (v) accelerate the vesting or exercisability of any Award, in a manner consistent with the Plan; (vi) construe and interpret the Plan and any Award Instrument or other agreement or instrument entered into under the Plan; (vii) establish, amend, or waive rules and regulations for the Plan’s administration; and (viii) take such other action, not inconsistent with the terms of the Plan, as the Committee deems appropriate. To the extent permitted by Applicable Laws, the Committee may, in its discretion, delegate to one or more Directors or Employees any of the Committee’s authority under the Plan. The acts of any such delegates will be treated hereunder as acts of the Committee with respect to any matters so delegated.

(b) Determinations. The Committee has no obligation to treat Participants or eligible Employees or Directors uniformly, and the Committee may make determinations under the Plan selectively among Participants who receive, or

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   Appendix A: KeyCorp’s 2026 Equity Compensation Plan

Employees or Directors who are eligible to receive, Awards (whether or not such Participants or eligible Employees or Directors are similarly situated). All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders and resolutions of the Committee will be final, conclusive and binding on all persons, including the Corporation, its Subsidiaries, stockholders, Directors, Employees, Participants and their estates and beneficiaries.

(c) Authority of the Board. The Board may reserve to itself any or all of the authority or responsibility of the Committee under the Plan or may act as the administrator of the Plan for any and all purposes. To the extent the Board has reserved any such authority or responsibility, or during any time that the Board is acting as administrator of the Plan, it will have all the powers of the Committee hereunder, and any reference herein to the Committee (other than in this Section 4(c)) will include the Board. To the extent that any action of the Board under the Plan conflicts with any action taken by the Committee, the action of the Board will control.

5. Eligibility and Participation. Awards may be granted to Employees and Directors selected by the Committee in its sole discretion. The granting of any Award to a Participant will not entitle that Participant to, nor disqualify the Participant from, participation in any other grant of an Award.

6. Stock Options. Subject to the terms and conditions of the Plan, Stock Options may be granted to Participants in such number, and upon such terms and conditions, as determined by the Committee in its sole discretion.

(a) Award Instrument. Each Stock Option will be evidenced by an Award Instrument that specifies the exercise price, the term of the Stock Option, the number of Common Shares covered by the Stock Option, the conditions upon which the Stock Option will become vested and exercisable and such other terms and conditions as the Committee may determine and which are not inconsistent with the terms and conditions of the Plan. The Award Instrument also will specify whether the Stock Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option. No dividend equivalents may be granted with respect to the Common Shares underlying a Stock Option.

(b) Exercise Price. The exercise price per Common Share of a Stock Option will be determined by the Committee at the time the Stock Option is granted and will be specified in the related Award Instrument; provided, however, that in no event may the exercise price per Common Share of any Stock Option (other than a Substitute Award) be less than one hundred percent (100%) of the Fair Market Value of a Common Share on the Date of Grant.

(c) Term. The term of a Stock Option will be determined by the Committee and set forth in the related Award Instrument; provided, however, that in no event may the term of any Stock Option exceed ten (10) years from its Date of Grant.

(d) Exercisability. Stock Options will become vested and exercisable at such times and upon such terms and conditions as determined by the Committee and set forth in the related Award Instrument, subject to the terms and conditions of the Plan, including the minimum vesting provisions of Section 13 of the Plan. Such terms and conditions may include, without limitation, the satisfaction of (i) one or more Performance Goals, and (ii) time-based vesting requirements.

(e) Exercise of Stock Options. Except as otherwise provided in the Plan or in a related Award Instrument, a Stock Option may be exercised for all or any portion of the Common Shares for which it is then exercisable. A Stock Option shall be exercised by the delivery of a notice of exercise to the Corporation or its designee in a form specified by the Corporation which sets forth the number of Common Shares with respect to which the Stock Option is to be exercised and full payment of the exercise price for such Common Shares. The exercise price of a Stock Option may be paid, in the discretion of the Committee and as set forth in the applicable Award Instrument: (i) in cash or its equivalent; (ii) by tendering (either by actual delivery or attestation) previously acquired Common Shares having an aggregate Fair Market Value at the time of exercise equal to the aggregate exercise price; (iii) by a cashless exercise (including by withholding Common Shares deliverable upon exercise or through a broker-assisted arrangement to the extent permitted by Applicable Laws); (iv) by a combination of the methods described in the foregoing clauses (i), (ii) and/or (iii); or (v) through any other method approved by the Committee in its sole discretion. As soon as practicable after receipt of the notification of exercise and full payment of the exercise price, the Corporation will cause the appropriate number of Common Shares to be issued to the Participant.

(f) Special Rules Applicable to Incentive Stock Options. Notwithstanding any other provision in the Plan to the contrary:

(i) Incentive Stock Options may be granted only to Employees. The terms and conditions of Incentive Stock Options will be subject to and comply with the requirements of Section 422 of the Code.

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(ii) To the extent that the aggregate Fair Market Value of the Common Shares (determined as of the Date of Grant) with respect to which an Incentive Stock Option is exercisable for the first time by any Participant during any calendar year (under all plans of the Corporation and its Subsidiaries) is greater than $100,000 (or such other amount specified in Section 422 of the Code), as calculated under Section 422 of the Code, then the Stock Option will be treated as a Nonqualified Stock Option.

(iii) No Incentive Stock Option may be granted to any Participant who, on the Date of Grant, is a Ten Percent Stockholder, unless (A) the exercise price per Common Share of such Incentive Stock Option is at least one hundred and ten percent (110%) of the Fair Market Value of a Common Share on the Date of Grant, and (B) the term of such Incentive Stock Option will not exceed five (5) years from the Date of Grant.

7. Stock Appreciation Rights. Subject to the terms and conditions of the Plan, Stock Appreciation Rights may be granted to Participants in such number, and upon such terms and conditions, as determined by the Committee in its sole discretion.

(a) Award Instrument. Each Stock Appreciation Right will be evidenced by an Award Instrument that specifies the exercise price, the term of the Stock Appreciation Right, the number of Common Shares covered by the Stock Appreciation Right, the conditions upon which the Stock Appreciation Right will become vested and exercisable and such other terms and conditions as the Committee may determine and which are not inconsistent with the terms and conditions of the Plan. No dividend equivalents may be granted with respect to the Common Shares underlying a Stock Appreciation Right.

(b) Exercise Price. The exercise price per Common Share of a Stock Appreciation Right will be determined by the Committee at the time the Stock Appreciation Right is granted and will be specified in the related Award Instrument; provided, however, that in no event may the exercise price per Common Share of any Stock Appreciation Right (other than a Substitute Award) be less than one hundred percent (100%) of the Fair Market Value of a Common Share on the Date of Grant.

(c) Term. The term of a Stock Appreciation Right will be determined by the Committee and set forth in the related Award Instrument; provided, however, that in no event may the term of any Stock Appreciation Right exceed ten (10) years from its Date of Grant.

(d) Exercisability of Stock Appreciation Rights. A Stock Appreciation Right will become vested and exercisable at such times and upon such terms and conditions as determined by the Committee and set forth in the related Award Instrument, subject to the terms and conditions of the Plan, including the minimum vesting provisions of Section 13 of the Plan. Such terms and conditions may include, without limitation, the satisfaction of (i) one or more Performance Goals, and (ii) time-based vesting requirements.

(e) Exercise of Stock Appreciation Rights. Except as otherwise provided in the Plan or in a related Award Instrument, a Stock Appreciation Right may be exercised for all or any portion of the Common Shares for which it is then exercisable. A Stock Appreciation Right shall be exercised by the delivery of a notice of exercise to the Corporation or its designee in a form specified by the Corporation which sets forth the number of Common Shares with respect to which the Stock Appreciation Right is to be exercised. Upon exercise, a Stock Appreciation Right will entitle a Participant to an amount equal to (i) the excess of (A) the Fair Market Value of a Common Share on the exercise date over (B) the exercise price per Common Share, multiplied by (ii) the number of Common Shares with respect to which the Stock Appreciation Right is exercised. A Stock Appreciation Right may be settled in Common Shares, cash or a combination of Common Shares and cash, as specified by the Committee in the related Award Instrument.

8. Restricted Shares. Subject to the terms and conditions of the Plan, Restricted Shares may be granted or sold to Participants in such number, and upon such terms and conditions, as determined by the Committee in its sole discretion.

(a) Award Instrument. Each Restricted Share Award will be evidenced by an Award Instrument that specifies the number of Restricted Shares, the restricted period(s) applicable to the Restricted Shares, the conditions upon which the restrictions on the Restricted Shares will lapse and such other terms and conditions as the Committee may determine and which are not inconsistent with the terms and conditions of the Plan.

(b) Terms, Conditions and Restrictions. The Committee may impose such other terms, conditions and/or restrictions on any Restricted Shares as it may deem advisable, including, without limitation, a requirement that the Participant pay a purchase price for each Restricted Share, restrictions based on the achievement of specific Performance Goals, time-based restrictions or holding requirements or sale restrictions placed on the Restricted Shares by the Corporation upon vesting of such Restricted Shares subject to the terms and conditions of the Plan, including the minimum vesting provisions of

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   Appendix A: KeyCorp’s 2026 Equity Compensation Plan

Section 13 of the Plan. Unless otherwise provided in the related Award Instrument or required by Applicable Law, the restrictions imposed on Restricted Shares will lapse upon the expiration or termination of the applicable restricted period and the satisfaction of any other applicable terms and conditions.

(c) Book Entries. Any Restricted Shares will be registered in book entry format in the name of the Participant, and any such book entry will reflect the restrictions on transfer and vesting conditions applicable to the Restricted Shares until such time as all terms, conditions and/or restrictions applicable to such Restricted Shares have been satisfied or lapse.

(d) Rights Associated with Restricted Shares during Restricted Period. During any restricted period applicable to Restricted Shares: (i) the Restricted Shares may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated; (ii) unless otherwise provided in the related Award Instrument, the Participant will be entitled to exercise any voting rights associated with such Restricted Shares; and (iii) the Participant will be entitled to any dividends and other distributions paid with respect to such Restricted Shares during the restricted period; provided, however, that any dividends with respect to unvested Restricted Shares will be accumulated or deemed reinvested in additional Restricted Shares (as determined by the Committee in its sole discretion and set forth in the applicable Award Instrument), subject to the same terms and conditions as the original Award (including service-based vesting conditions and any Performance Goals) until such Award is earned and vested.

9. Restricted Share Units. Subject to the terms and conditions of the Plan, Restricted Share Units may be granted to Participants in such number, and upon such terms and conditions, as determined by the Committee in its sole discretion.

(a) Award Instrument. Each Restricted Share Unit Award will be evidenced by an Award Instrument that specifies the number of units, the restricted period(s) applicable to the Restricted Share Units, the conditions upon which the restrictions on the Restricted Share Units will lapse, the time and method of payment of the Restricted Share Units to the

Participant, and such other terms and conditions as the Committee may determine and which are not inconsistent with the terms and conditions of the Plan, including the minimum vesting provisions of Section 13 of the Plan.

(b) Terms, Conditions and Restrictions. The Committee may impose such other terms, conditions and/or restrictions on any Restricted Share Units as it may deem advisable, including, without limitation, restrictions based on the achievement of specific Performance Goals or time-based restrictions or holding requirements.

(c) Form of Settlement. Restricted Share Units may be settled in Common Shares, cash or a combination Common Shares and cash, as specified by the Committee in the related Award Instrument.

10. Performance Shares and Performance Units. Subject to the terms and conditions of the Plan, Performance Shares and Performance Units may be granted to Participants in such number or amount, and upon such terms and conditions, as determined by the Committee in its sole discretion.

(a) Award Instrument. Each Award of Performance Shares or Performance Units will be evidenced by an Award Instrument that specifies the number of Performance Shares or Performance Units, the applicable Performance Period and Performance Goals, the time and method of payment of the Award to the Participant, and such other terms and conditions as the Committee may determine and which are not inconsistent with the terms and conditions of the Plan, including the minimum vesting provisions of Section 13 of the Plan.

(b) Terms, Conditions and Restrictions. The Committee may impose such other terms, conditions and/or restrictions on any Award of Performance Shares or Performance Units as it may deem advisable, including, without limitation, time-based restrictions or holding requirements.

(c) Form of Settlement. Each Award of Performance Shares or Performance Units may be settled in Common Shares, cash or a combination of Common Shares and cash, as specified by the Committee in the related Award Instrument.

11. Other Awards. Subject to the terms and conditions of the Plan, Other Awards may be granted to Participants in such number, and upon such terms and conditions, as determined by the Committee in its sole discretion, subject to the terms and conditions of the Plan, including the minimum vesting provisions of Section 13 of the Plan. Other Awards are Awards that are valued in whole or in part by reference to, or otherwise based on or related to, Common Shares or factors that may influence the value of Common Shares. Other Awards may be granted in such form as the Committee may determine, including without limitation, unrestricted Common Shares (subject to the limitations of Section 13 of the Plan) or time-based or performance-based units that are settled in Common Shares and/or cash. Cash awards, as an element of or supplement to any other Award granted under the Plan, may also be granted pursuant to this Section 11. The Committee may grant Other Awards in lieu of obligations of the Corporation or a Subsidiary to pay cash or deliver other property (including

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Appendix A: KeyCorp’s 2026 Equity Compensation Plan

Common Shares) under the Plan, a Deferred Compensation Plan or under other plans or compensatory arrangements, subject to such terms as determined by the Committee in a manner that complies with Section 409A of the Code.

(a) Award Instrument. Each Other Award will be evidenced by an Award Instrument that specifies the terms and conditions upon which the Other Award will become vested, if applicable, the time and method of settlement, the form of settlement and such other terms and conditions as the Committee may determine and which are not inconsistent with the terms and conditions of the Plan, including the minimum vesting provisions of Section 13 of the Plan.

(b) Form of Settlement. An Other Award may be settled in Common Shares, cash or a combination of Common Shares and cash, as specified by the Committee in the related Award Instrument.

12. Dividend Equivalents. Awards granted under the Plan (other than Stock Options and Stock Appreciation Rights) may provide the Participant with dividend equivalents, payable on a contingent basis and either in cash or in additional Common Shares, as determined by the Committee in its sole discretion and set forth in the related Award Instrument; provided, however, that any dividend equivalents with respect to an unvested Award will be either accumulated in cash or deemed reinvested in additional Restricted Share Units or Performance Shares, subject to the same terms and conditions as the original Award (including service-based vesting conditions and the achievement of any Performance Goals) until such Award is earned and vested. Notwithstanding anything to the contrary herein, no dividend equivalents may be granted under the Plan with respect to the Common Shares underlying any Stock Option or Stock Appreciation Right.

13. Minimum Vesting Provisions. Notwithstanding any other provision of the Plan to the contrary, Awards granted under the Plan may not become vested or exercisable in full any earlier than the first anniversary of the Date of Grant of the Award (excluding, for this purpose, any (a) Substitute Awards, and (b) Awards to Directors that vest in full no later than the earlier of the first anniversary of the date of grant or the next annual meeting of stockholders (provided that such vesting period is not less than 50 weeks after the Date of Grant)); provided, however, that the Committee may grant Awards without regard to the foregoing minimum vesting requirement with respect to a maximum of five percent (5%) of the aggregate number of Common Shares authorized for issuance under the Plan pursuant to Section 3(a) of the Plan; and, provided further that the foregoing restriction does not apply to the Committee’s discretion to provide for accelerated exercisability or vesting of any Award, including in cases of retirement, death, disability, other termination of employment or a Change of Control, by the terms of the Award Instrument or otherwise.

14. Compliance with Section 409A. Awards granted under the Plan will be designed and administered in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A of the Code. To the extent that the Committee determines that any Award granted under the Plan is subject to Section 409A of the Code, the Award Instrument will incorporate the terms and conditions necessary to avoid the imposition of an additional tax under Section 409A of the Code upon a Participant. Notwithstanding any other provision of the Plan or any Award Instrument (unless the Award Instrument provides otherwise with specific reference to this Section 14): (a) an Award may not be granted, deferred, accelerated, extended, paid out, settled, substituted, modified or adjusted under the Plan in a manner that would result in the imposition of an additional tax under Section 409A of the Code upon a Participant; and (b) if an Award is subject to Section 409A of the Code, and if the Participant holding the award is a “specified employee” (as defined in Section 409A of the Code, with such classification to be determined in accordance with the methodology established by the Corporation), then, to the extent required to avoid the imposition of an additional tax under Section 409A of the Code upon a Participant, no distribution or payment of any amount may be made before the date that is six (6) months following the date of such Participant’s “separation from service” (as defined in Section 409A of the Code) or, if earlier, the date of the Participant’s death. Although the Corporation intends to administer the Plan so that Awards will be exempt from, or will comply with, the requirements of Section 409A of the Code, the Corporation does not warrant that any Award under the Plan will qualify for favorable tax treatment under Section 409A of the Code, or any other provision of federal, state, local, or non-United States law. The Corporation will not be liable to any Participant for any tax, interest, or penalties the Participant might owe as a result of the grant, holding, vesting, exercise, or payment of any Award under the Plan.

15. Performance Goals.

(a) In General. As provided in the Plan, the vesting, exercisability and/or payment of any Award may be conditioned upon the achievement of one or more Performance Goals (any such Award, including any Award of Performance Shares or Performance Units, a “Performance Award”). Any Performance Goals will be based on the achievement of one or more criteria selected by the Committee, in its discretion, which may include, but shall not be limited to, the following:

(i) return measures (e.g., earnings per share, return on equity, return on tangible common equity, return on assets, economic profit added, earnings before or after interest, taxes, depreciation and amortization);

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Appendix A: KeyCorp’s 2026 Equity Compensation Plan

(ii) revenue (e.g., total revenue, gross revenue, net revenue, revenue growth);

(iii) income (e.g., gross income, net income (before or after tax), net income after cost of capital, net interest income, noninterest income, fee income);

(iv) expense factors (e.g., noninterest expense, personnel expense, non-personnel expense, efficiency ratio);

(v) balance sheet measures (e.g., loans, deposits, assets, tangible equity);

(vi) pre provision net revenue;

(vii) operating leverage;

(viii) risk measures (e.g., net charge-offs, nonperforming assets, risk weighted assets, classified assets, criticized assets, allowance for loan and lease losses);

(ix) share price measures (e.g., share price, share price increase, total shareholder return);

(x) capital measures (e.g., common equity tier 1, tangible common equity to tangible assets, risk based capital);

(xi) market capitalization;

(xii) strategic objectives (e.g., branding, mergers and acquisitions, succession management, dynamic market response, expense reduction initiatives, cost savings & synergies, risk management and regulatory compliance);

(xiii) environmental, social and governance measures; and

(xiv) any other criteria selected by the Committee.

(b) Establishment of Performance Goals. With respect to any Performance Award, the Committee will establish in writing the Performance Goals, the Performance Period, and any formula for computing the payout of the Performance Awards. Such terms and conditions will be established in writing during the first ninety days of the applicable Performance Period (or by such other date as may be determined by the Committee, in its discretion).

(c) Certification of Performance. Prior to payment, exercise or vesting of any Performance Award, the Committee will certify in writing whether the applicable Performance Goals and other material terms imposed on such Performance Award have been satisfied, and, if they have, ascertain the amount of the payout or vesting of the Performance Award.

(d) Adjustments. If the Committee determines that a change in the Corporation’s business, operations, corporate structure or capital structure, or in the manner in which it conducts its business, or other events or circumstances render the Performance Goals unsuitable, the Committee may, in its discretion and without the consent of any Participant, adjust such Performance Goals or the related level of achievement, in whole or in part, as the Committee deems appropriate and equitable, including, without limitation, to exclude the effects of events that are unusual in nature or infrequent in occurrence (as determined in accordance with applicable financial accounting standards), cumulative effects of tax or accounting changes, discontinued operations, acquisitions, divestitures and material restructuring or asset impairment charges.

16. Transferability. Except as otherwise may be determined by the Committee, in its discretion, with respect to a Nonqualified Stock Option, no Award or dividend equivalents paid with respect to any Award may be transferable by the Participant except by will or the laws of descent and distribution; provided, that if so determined by the Committee, each Participant may, in a manner established by the Committee, designate a beneficiary to exercise the rights of the Participant with respect to any Award upon the death of the Participant and to receive cash, Common Shares or other property issued or delivered under such Award. Except as otherwise determined by the Committee, Stock Options and Stock Appreciation Rights will be exercisable during a Participant’s lifetime only by the Participant or, in the event of the Participant’s legal incapacity to do so, by the Participant’s guardian or legal representative acting on behalf of the Participant in a fiduciary capacity under state law and/or court supervision.

17. Adjustments.

(a) Mandatory Adjustments for Equity Restructuring. In the event of any equity restructuring (within the meaning of Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto), such as a stock dividend, stock split, reverse stock split, spinoff, rights offering, or recapitalization through a large, nonrecurring cash dividend, the Committee will cause there to be an equitable adjustment in the number and kind of Common Shares specified

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Appendix A: KeyCorp’s 2026 Equity Compensation Plan

in Section 3(a) of the Plan and, with respect to outstanding Awards, in the number and kind of Common Shares subject to outstanding Awards and the exercise price or other price of Common Shares subject to outstanding Awards, in each case to prevent dilution or enlargement of the rights of Participants.

(b) Other Discretionary Adjustments. In the event of any other change in corporate capitalization, or in the event of a merger, consolidation, liquidation, or similar transaction, the Committee may, in its sole discretion, cause there to be an equitable adjustment as described in the foregoing sentence, to prevent dilution or enlargement of rights. Moreover, in the event of any such transaction or event, the Committee, in its discretion, may provide in substitution for any or all outstanding Awards such alternative consideration (including cash) as the Committee, in good faith, may determine to be equitable in the circumstances, and may require in connection therewith the surrender of all Awards so replaced.

(c) In General. The Committee will not make any adjustment pursuant to this Section 17 that would cause an Award to fail to satisfy any applicable requirements of Section 409A. The determination of the Committee as to any adjustment pursuant to this Section 17 will be conclusive and binding on all Participants and any other persons claiming under or through any Participant.

18. Fractional Shares. The Corporation will not be required to issue any fractional Common Shares pursuant to this Plan. The Committee may provide for the elimination of fractions or for the settlement of fractional Common Shares in cash.

19. Withholding Taxes. To the extent required by Applicable Laws, a Participant will be required to satisfy, in a manner satisfactory to the Corporation or Subsidiary, as applicable, any withholding tax obligations that arise by reason of the exercise of a Stock Option or Stock Appreciation Right, the vesting of or settlement of Common Shares under an Award, an election pursuant to Section 83(b) of the Code or otherwise with respect to an Award. The Corporation and its Subsidiaries will not be required to issue or deliver Common Shares, make any payment, or recognize the transfer or disposition of any Common Shares, until such withholding tax obligations are satisfied. The Committee may permit or require these obligations to be satisfied by having the Corporation withhold a portion of the Common Shares that otherwise would be issued or delivered to a Participant upon exercise of a Stock Option or Stock Appreciation Right or upon the vesting or settlement of an Award, or by tendering Common Shares previously acquired, in each case having a value (as determined by the Corporation) equal to the amount required to be withheld. Any such elections are subject to such conditions or procedures as may be established by the Committee and may be subject to disapproval by the Committee. In no event will the value of the Common Shares to be withheld or tendered pursuant to this Section 19 to satisfy applicable withholding taxes exceed the amount of taxes required to be withheld based on the maximum statutory tax rates in the applicable taxing jurisdictions.

20. Harmful Activity. If the Corporation determines that an Employee has engaged in any “Harmful Activity” prior to or within twelve months after termination of employment with Key, then the Corporation may, in its discretion and as may be permitted by state law, provide that (a) any Restricted Shares, Restricted Share Units, Performance Shares, Performance Units or Other Awards held by the Employee that have vested, (b) any Profits realized upon the exercise of any Covered Option or SAR and (c) any Profits realized upon the sale of any vested Restricted Shares, Restricted Share Units, Performance Shares, Performance Units or Other Awards, on or after one year prior to the termination of employment with Key shall inure to the Corporation. The provisions of the preceding sentence shall not apply in the event that employment with Key terminates within two years after a Change of Control of the Corporation if any of the following have occurred: (i) a relocation of an Employee’s principal place of employment more than 35 miles from an Employee’s principal place of employment immediately prior to the Change of Control, (ii) a reduction in an Employee’s base salary after a Change of Control, or (iii) Employee’s termination of employment as a result of a Termination Under Limited Circumstances. If any vested Restricted Shares, Restricted Share Units, Performance Shares, Performance Units or Other Awards or any Profits realized upon the exercise of any Covered Option or SAR or upon the sale of any vested Restricted Shares, Restricted Share Units, Performance Shares, Performance Units or Other Awards inure to the benefit of the Corporation in accordance with the first sentence of this paragraph, an Employee shall provide all such forfeited Awards and pay all such Profits to the Corporation within 30 days after receiving notice from the Corporation of its determination pursuant to this Section 20, and all Awards that have not yet vested and all unexercised Covered Options or SARs shall be forfeited and canceled, effective as of the date of such determination by the Corporation (or as of such other date as may be determined by the Corporation). The determination by the Corporation as to whether an Employee engaged in Harmful Activity prior to or within twelve months after termination of employment with Key shall be final and conclusive. Unless otherwise provided in the relevant Award Instrument with specific reference hereto, the provisions of this Section 20 shall apply to all Awards made under the Plan.

For purposes of this Plan, “Harmful Activity” shall have occurred if an Employee shall do any one or more of the following: (a) engage in any unfair competition, as specified in any restrictive covenant by and between the Employee and Key, including, but not limited to, the Employee’s Award Instrument or any severance plan maintained by Key that covers the Employee, during the period of restriction specified in the agreement or plan prohibiting the Employee from engaging in such

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   Appendix A: KeyCorp’s 2026 Equity Compensation Plan

activity; (b) the disclosure of confidential and proprietary information and trade secrets to anyone other than Key, or the use of such information other than in Key’s business, in violation of any covenant not to disclose set forth in any written agreement between the Employee and Key, including, but not limited to, the Employee’s Award Instrument or any severance plan maintained by Key that covers the Employee, during the period of restriction specified in the agreement or plan prohibiting the Employee from engaging in such activity; (c) the violation of any development and inventions, ownership of works, or similar provision set forth in any written agreement between the Employee and Key, including, but not limited to, the Employee’s Award Instrument, offer letter, or any severance plan maintained by Key that covers the Employee; or (d) any other activity or occurrence that is defined as Harmful Activity in the Employee’s Award Instrument or other written agreement between Key and the Employee.

For purposes of this Section 20:

“Covered Option or SAR” means any Stock Option or SAR granted under this Plan unless the relevant Award Instrument expressly excludes the Stock Option or SAR from the provisions of this Section 20.

“Profit” means, (a) with respect to any Covered Option or SAR, the spread between the Fair Market Value of a Common Share on the date of exercise and the Exercise Price or the Base Price, as the case may be, multiplied by the number of Common Shares exercised under the Covered Option or SAR; and (b) with respect to any Restricted Shares, Restricted Share Units, Performance Shares or Performance Units, any profit realized upon the sale of any Common Shares that were acquired upon the vesting of such Awards.

21. Non-U.S. Participants. Without amending the Plan, the Committee may grant Awards to Participants who are foreign nationals, or who are subject to Applicable Laws of one or more non-United States jurisdictions, on such terms and conditions different from those specified in the Plan as may in the judgment of the Committee be necessary or desirable to foster and promote achievement of the purposes of the Plan, and, in furtherance of such purposes, the Committee may approve such sub-plans, supplements to or amendments, modifications, restatements or alternative versions of this Plan as may be necessary or advisable to comply with provisions of Applicable Laws of other countries in which the Corporation or its Subsidiaries operate or have Employees.

22. Compensation Recovery Policy. Any Award granted to a Participant will be subject to forfeiture or repayment pursuant to the terms of any applicable compensation recovery or “clawback” policy adopted by the Corporation, including any policy maintained to comply with the Dodd-Frank Wall Street Reform and Consumer Protection Act or any rules or regulations issued by the Securities and Exchange Commission or any applicable securities exchange.

23. Change of Control.

(a) In General. Notwithstanding anything in this Plan to the contrary, unless otherwise specified in the relevant Award Instrument, change of control agreement or other written agreement, if, within two years following the date of a Change of Control, an Employee’s Continuous Service terminates for any reason other than a Voluntary Resignation or a termination by Key for Cause, then each Award granted to such Employee prior to the Change of Control that then remains outstanding will be treated as follows:

(i) Any such Stock Options and SARs will become immediately exercisable in full and will remain exercisable during the Extended Period (as defined below);

(ii) The restrictions, conditions or contingencies on any such Restricted Shares and Restricted Share Units will immediately terminate;

(iii) Unless otherwise provided pursuant to a Deferred Compensation Plan, the restrictions, conditions or contingencies on any such Other Awards will immediately terminate; and

(iv) The restrictions, conditions, or contingencies on any such Performance Shares and Performance Units will be modified in such manner as the Committee may specify to give the Employee the benefit of those Performance Shares or Performance Units through the date of termination.

As used in Section 23(a), the term “Extended Period” means the longer of (x) the period that the Stock Option or SAR would otherwise be exercisable in the absence of Section 23(a), or (y) the period ending with the second anniversary of the Employee’s Employment Termination Date; provided, however, that in no event will the Extended Period end any later than the latest possible date by which the Stock Option or SAR could expire under any circumstances in accordance with its original terms.

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Appendix A: KeyCorp’s 2026 Equity Compensation Plan

(b) Cancellation Right. The Committee may, in its sole discretion and without the consent of any Participant, either by the terms of the Award Instrument applicable to any Award or by resolution adopted prior to the occurrence of the Change of Control, provide that any outstanding Award (or a portion thereof) will, upon the occurrence of such Change of Control, be cancelled in exchange for a payment in cash or other property (including shares of the resulting entity in connection with a Change of Control) in an amount equal to the excess, if any, of the Fair Market Value of the Common Shares subject to the Award, over any exercise price related to the Award, which amount may be zero if the Fair Market Value of a Common Share on the date of the Change of Control does not exceed the exercise price per Common Share of the applicable Awards.

24. Amendment, Modification and Termination.

(a) In General. The Board may at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part; provided, however, that no alteration or amendment that requires stockholder approval in order for the Plan to comply with any rule promulgated by the SEC or any securities exchange on which Common Shares are listed or any other Applicable Laws shall be effective unless such amendment is approved by the requisite vote of stockholders of the Corporation entitled to vote thereon within the time period required under such applicable listing standard, rule or law.

(b) Adjustments to Outstanding Awards. The Committee may, in its sole discretion and without the consent of any Participant, at any time (i) provide that all or a portion of a Participant’s Stock Options, Stock Appreciation Rights and other Awards in the nature of rights that may be exercised shall become fully or partially exercisable; (ii) provide that all or a part of the time-based vesting restrictions on all or a portion of the outstanding Awards shall lapse, and/or that any Performance Goals or other performance-based criteria with respect to any Awards shall be deemed to be wholly or partially satisfied; or (iii) waive any other limitation or requirement under any such Award, in each case, as of such date as the Committee may, in its sole discretion, declare.

(c) Prohibition on Repricing Without Stockholder Approval. Except for adjustments made pursuant to Sections 17 or 23 of the Plan, the Committee will not, without the approval of the stockholders of the Corporation, authorize the amendment of any outstanding Stock Option or Stock Appreciation Right to reduce the exercise price of such Award. No Stock Option or Stock Appreciation Right will be cancelled and replaced with an Award having a lower exercise price, or for another Award, or for cash, without approval of the stockholders of the Corporation, except as provided in Sections 17 or 23 of the Plan. Furthermore, no Stock Option or Stock Appreciation Right will provide for the payment, at the time of exercise, of a cash bonus or grant or sale of another Award without further approval of the stockholders of the Corporation. This Section 24(c) is intended to prohibit the repricing of “underwater” Stock Options or Stock Appreciation Rights without stockholder approval and will not be construed to prohibit the adjustments provided for in Sections 17 or 23 of the Plan.

(d) Effect on Outstanding Awards. Notwithstanding any other provision of the Plan to the contrary (other than Sections 15(d), 17, 23, 24(b) and 26(e) of the Plan, which specifically do not require the consent of Participants), no termination, amendment, suspension, or modification of the Plan or an Award Instrument may adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award; provided, however, that the Committee may modify an ISO held by a Participant to disqualify such Stock Option from treatment as an “incentive stock option” under Section 422 of the Code without the Participant’s consent.

25. Applicable Laws. The obligations of the Corporation with respect to Awards under the Plan will be subject to all Applicable Laws and such approvals by any governmental agencies as the Committee determines may be required. The Plan and each Award Instrument shall be governed by the laws of the State of Ohio, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction.

26. Miscellaneous.

(a) Stock Ownership Guidelines. By accepting any Award under the Plan, each Participant shall thereby agree to comply with the terms and conditions of any stock ownership guidelines the Corporation may maintain or establish, as the same may be applicable to the Participant from time to time, including any applicable stock retention requirements thereunder.

(b) Deferral of Awards. Except with respect to Stock Options, Stock Appreciation Rights and Restricted Shares, the Committee, in its discretion, may permit Participants to elect to defer the issuance or delivery of Common Shares or the settlement of Awards in cash under the Plan pursuant to such rules, procedures or programs as it may establish for purposes of the Plan. The Committee also may provide that deferred issuances and settlements include the payment or crediting of dividend equivalents or interest on the deferral amounts. Any elections and deferrals permitted under this provision shall comply with Section 409A of the Code, including setting forth the time and manner of the election (including a compliant time and form of payment), the date on which the election is irrevocable, and whether the election can be changed until the date it is irrevocable.

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Appendix A: KeyCorp’s 2026 Equity Compensation Plan

(c) No Right of Continued Service. The Plan will not confer upon any Participant any right with respect to continuance of employment or other service with the Corporation or any Subsidiary, nor will it interfere in any way with any right the Corporation or any Subsidiary would otherwise have to terminate such Participant’s employment or other service at any time. Awards granted under the Plan will not be considered a part of any Participant’s normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments, and in no event will any Award be considered as compensation for, or relating in any way to, past services for the Corporation or any Subsidiary or affiliate.

(d) Unfunded, Unsecured Plan. Neither a Participant nor any other person shall, by reason of participation in the Plan, acquire any right or title to any assets, funds or property of the Corporation or any Subsidiary, including without limitation, any specific funds, assets or other property which the Corporation or any Subsidiary may set aside in anticipation of any liability under the Plan. A Participant will have only a contractual right to an Award or the amounts, if any, payable under the Plan, unsecured by any assets of the Corporation or any Subsidiary, and nothing contained in the Plan shall constitute a guarantee that the assets of the Corporation or any Subsidiary shall be sufficient to pay any benefits to any person.

(e) Severability. If any provision of the Plan or an Award Instrument is or becomes invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Award under any Applicable Law, as determined by the Committee, such provision will be construed or deemed amended or limited in scope to conform to such Applicable Law or, in the discretion of the Committee, it will be stricken and the remainder of the Plan will remain in full force and effect.

(f) Acceptance of Plan. By accepting any benefit under the Plan, each Participant and each person claiming under or through any such Participant will be conclusively deemed to have indicated their acceptance and ratification of, and consent to, all of the terms and conditions of the Plan, any Award Instrument and any action taken under the Plan by the Committee, the Board or the Corporation, in any case in accordance with the terms and conditions of the Plan.

(g) Successors. All obligations of the Corporation under the Plan and with respect to Awards granted hereunder will be binding on any successor to the Corporation, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or other event, or a sale or disposition of all or substantially all of the business and/or assets of the Corporation and references to the “Company” herein and in any Award Instruments will be deemed to refer to such successors.

[END OF DOCUMENT]

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001CSR00DB

2026 ANNUAL MEETING – PROXY CARD Attend the meeting on May 14, 2026 at 8:30 a.m. (ET), virtually at meetnow.global/MNZ7TLW.

i IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. i

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THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL THE NOMINEES LISTED:

1. Election of Directors:	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
01 - Jacqueline L. Allard	☐	☐	☐	02 - Alexander M. Cutler	☐	☐	☐	03 - H. James Dallas	☐	☐	☐

04 - Antonio DeSpirito	☐	☐	☐	05 - Elizabeth R. Gile	☐	☐	☐	06 - Christopher M. Gorman	☐	☐	☐

07 - Robin N. Hayes	☐	☐	☐	08 - Christopher L. Henson	☐	☐	☐	09 - Richard J. Hipple	☐	☐	☐

10 - Somesh Khanna	☐	☐	☐	11 - Devina A. Rankin	☐	☐	☐	12 - Barbara R. Snyder	☐	☐	☐

13 - Richard J. Tobin	☐	☐	☐	14 - Todd J. Vasos	☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 2, 3, AND 4:

	For	Against	Abstain		For	Against	Abstain
2. Ratification of the appointment of independent auditor.	☐	☐	☐	3. Advisory approval of executive compensation.	☐	☐	☐

4. Approval of the 2026 Equity Compensation Plan.	☐	☐	☐

AUTHORIZED SIGNATURES – THIS SECTION MUST BE COMPLETED FOR YOUR VOTE TO COUNT; PLEASE DATE AND SIGN BELOW.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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⬛	C1234567890 J N T 1 U P X	MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

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ATTEND the meeting on May 14, 2026 at 8:30 a.m. (ET) at meetnow.global/MNZ7TLW.	YOUR VOTE MATTERS • Have a voice • Keep your account active • Stay informed

To access the virtual meeting, you must have the information in the white circle located in the red box on the reverse side of this form.		LET’S MAKE THIS EASIER NEXT YEAR Enroll to get meeting materials by email today at envisionreports.com/KEY.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders.

The material is available at: envisionreports.com/KEY

i IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. i

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2026 ANNUAL MEETING – PROXY CARD

Proxy Solicited on Behalf of the Board of Directors of KeyCorp for the Annual Meeting on May 14, 2026

The undersigned hereby constitutes and appoints Christopher M. Gorman, James. L Waters, and Andrea R. McCarthy, and each of them, his/her true and lawful agents and proxies with full power of substitution in each to represent the undersigned at the Annual Meeting of Shareholders of KeyCorp to be held on May 14, 2026, and at any adjournments or postponements thereof, on all matters properly coming before said meeting.

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the election of the listed nominees and FOR Proposals 2, 3, and 4. In accordance with their judgment, the proxies are authorized to vote upon any other matters that may properly come before the meeting. The signer hereby transfers all power given by the signer to vote at the said meeting or any adjournment thereof.

To: The Northern Trust Company, Trustee (the “Trustee”) of the KeyCorp 401(k) Savings Plan Trust which serves as the funding medium for the KeyCorp 401(k) Savings Plan (the “Plan”):

I, as a participant in the Plan, hereby instruct the Trustee to vote (in person or by proxy), in accordance with my instructions on this card, the provisions of the Plan and subject to Part 4 of Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), all Common Shares of KeyCorp attributable to my KeyCorp Stock Fund account under the Plan (the “Allocated Shares”), as of the record date for the Annual Meeting of Shareholders of KeyCorp. I understand that the Trustee will vote my Allocated Shares in accordance with your instructions provided that Computershare Investor Services, LLC receives my properly executed voting instructions by 1:00 AM, Eastern Time, on May 12, 2026. Further, I acknowledge that if no voting instructions are given or if your voting instructions are not properly executed, the Trustee will vote those shares in the same proportion as those Allocated Shares that are actively voted by Plan participants.

Under the Plan, participants are “named fiduciaries” to the extent of their authority to direct the voting of shares held in their accounts and their proportionate share of undirected shares as set forth in the preceding sentence.

I hereby revoke any and all voting instructions previously given to vote at this meeting or any adjournments thereof. Please sign exactly as your name appears on the books of KeyCorp, date, and promptly return this voting instruction card in the enclosed envelope.

NON-VOTING ITEMS

Change of Address — Please print new address below.	Comments — Please print your comments below.

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